                Prospectus supplement dated December 23, 1998
                    (to prospectus dated October 22, 1998)

                                  $557,561,341
                        RESIDENTIAL ACCREDIT LOANS, INC.
                                   Depositor
                        RESIDENTIAL FUNDING CORPORATION
                                Master Servicer
       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 1998-QS17

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 10 IN THE PROSPECTUS.

The certificates will represent ownership interests only in the trust created for Series 1998-QS17 and will not represent ownership interests in or obligations of Residential Accredit Loans, Inc., Residential Funding Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

OFFERED CERTIFICATES

The trust created for the Series 1998-QS17 certificates will consist primarily of a pool of conventional one- to four-family residential first mortgage loans. The trust will issue twenty-five classes of certificates. Twenty-two of these classes of certificates are offered hereby, consisting of nineteen classes of senior certificates and three classes of Class M Certificates. You can find a list of these classes, together with their principal balances, pass-through rates and certain other characteristics, on page S-4 of this prospectus supplement.

CREDIT ENHANCEMENT

In addition to the offered certificates, the trust will issue three classes of Class B Certificates, which are not offered by this prospectus supplement. The Class B Certificates are subordinated to and provide credit enhancement for the offered certificates to the extent described in this prospectus supplement. The Class M Certificates are subordinated to and provide credit enhancement for the senior certificates and any Class M Certificates with a higher payment priority to the extent described in this prospectus supplement.

UNDERWRITING

NationsBanc Montgomery Securities LLC will offer to the public the Class A-1 Certificates through Class A-8 Certificates, Class NB Certificates and 99.99% of the Class R Certificates at varying prices to be determined at the time of sale. The underwriter's commission will be the difference between the price it pays to the depositor for such underwritten certificates and the amount it receives from the sale of such underwritten certificates to the public. The proceeds to the depositor from the sale of such underwritten certificates to NationsBanc Montgomery Securities LLC will be approximately 99.19% of the principal balance of such underwritten certificates plus accrued interest, before deducting expenses.

Residential Funding Securities Corporation, an affiliate of the depositor, will offer to the public the Class CB Certificates on a best efforts basis, from time to time, directly or through dealers. The termination of Residential Funding Securities Corporation's offering will be either December 23, 1999 or the date on which all of the Class CB Certificates have been sold, whichever is earlier. Proceeds of such offering will not be placed in escrow, trust or similar arrangement. The proceeds to the depositor from any sale of the Class CB Certificates will be equal to the purchase price paid by the purchaser, net of any expenses payable by the depositor and any compensation payable to RFSC and any dealer.

Bear, Stearns & Co. Inc. will offer to the public the Class M Certificates at varying prices to be determined at the time of sale. The underwriter's commission will be the difference between the price it pays to the depositor for such underwritten certificates and the amount it receives from the sale of such underwritten certificates to the public. The proceeds to the depositor from the sale of such underwritten certificates to Bear, Stearns & Co. Inc. will be approximately 93.79% of the principal balance of such underwritten certificates plus accrued interest, before deducting expenses.

See 'Method of Distribution' in this prospectus supplement.

The depositor may offer the Class A-P Certificates and Class A-V Certificates to the public from time to time, directly or through an underwriter or agent, in negotiated transactions or otherwise at varying prices which will be determined at the time of sale. The proceeds to the depositor from any sale of the Class A-P Certificates or Class A-V Certificates will equal the difference between the price paid to the depositor for such certificates and the sum of the depositor's related expenses and the compensation paid to any underwriter or agent.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NationsBanc Montgomery                       Residential Funding Securities
Securities LLC                               Corporation
                               UNDERWRITERS

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

      the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

      this prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

You can find a listing of the pages where capitalized terms used both in the prospectus and this prospectus supplement are defined under the caption 'Index' beginning on page 100 in the accompanying prospectus.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its telephone number is (612) 832-7000.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  -----
Summary........................................    S-3
Risk Factors...................................    S-9
     Risk of Loss..............................    S-9
     Limited Obligations.......................   S-10
     Liquidity Risks...........................   S-10
     Special Yield and Prepayment
       Considerations..........................   S-10
Introduction...................................   S-14
Description of the Mortgage Pool...............   S-14
     General...................................   S-14
     Mortgage Pool Characteristics.............   S-15
     Group A Loans.............................   S-16
     Group CB Loans............................   S-19
     Group NB Loans............................   S-22
     Standard Hazard Insurance and Primary
       Mortgage Insurance......................   S-25
     The Program...............................   S-25
     Residential Funding.......................   S-27
     Primary Servicing.........................   S-27
     Additional Information....................   S-27
Description of the Certificates................   S-28
     General...................................   S-28
     Book-Entry Registration of Certain of the
       Offered Certificates....................   S-29
     Available Distribution Amount.............   S-30
     Interest Distributions....................   S-30
     Principal Distributions on the Senior
       Certificates............................   S-33
     Principal Distributions on the Class M
       Certificates............................   S-38
     Allocation of Losses; Subordination.......   S-40
     Advances..................................   S-44
Year 2000 Considerations.......................   S-44
     Overview of the Year 2000 Issue...........   S-44
     Overview of Residential Funding's Y2K
       Project.................................   S-44
     Y2K Project Status........................   S-45
     Risks Related to Y2K......................   S-46
Certain Yield and Prepayment Considerations....   S-47
     General...................................   S-47
     Principal Only Certificate and Variable
       Strip Certificate Yield
       Considerations..........................   S-58
     Class M-2 and Class M-3 Certificate Yield
       Considerations..........................   S-59
     Additional Yield Considerations Applicable
       Solely to the Residual Certificates.....   S-61
Pooling and Servicing Agreement................   S-62
     General...................................   S-62
     The Master Servicer.......................   S-62
     Servicing and Other Compensation and
       Payment of Expenses.....................   S-63
     Voting Rights.............................   S-63
     Termination...............................   S-64
Certain Federal Income Tax Consequences........   S-64
     Special Tax Considerations Applicable to
       Residual Certificates...................   S-65
Method of Distribution.........................   S-67
Legal Opinions.................................   S-68
Ratings........................................   S-68
Legal Investment...............................   S-69
ERISA Considerations...........................   S-70
Annex I: ERISA Representation Letter...........   S-72


                                    SUMMARY

     The following summary is a very general overview of the certificates offered hereby and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Title of securities..........................  Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS17.

Depositor....................................  Residential Accredit Loans, Inc., an affiliate of Residential
                                               Funding Corporation.

Master servicer..............................  Residential Funding Corporation.

Trustee......................................  Bankers Trust Company.

Mortgage pool................................  4,180 fixed-rate mortgage loans with an aggregate principal balance of approximately $564,904,279 as of the cut-off date, secured by first liens on one- to four-family residential
                                               properties.

Cut-off date.................................  December 1, 1998.

Closing date.................................  On or about December 30, 1998.

Distribution dates...........................  Beginning in January 1999, on the 25th of each month or if the
                                               25th is not a business day, on the next business day.

Scheduled final distribution date............  December 25, 2028. The actual final distribution date could be substantially earlier.

Form of certificates.........................  Book-entry: Class A-1 through Class A-8, Class CB, Class NB-1 through Class NB-7, and Class M Certificates.

                                               Physical: Class A-P, Class A-V and Class R Certificates.

                                               See 'Description of the Certificates?Book-Entry Registration' in
                                               this prospectus supplement.

Minimum denominations........................  Class A-1 through Class A-5, Class A-7, Class A-8, Class A-P,
                                               Class CB, Class NB-1, Class NB-7 and Class M-1 Certificates:
                                               $25,000.

                                               Class A-6, Class NB-2, Class NB-3, Class NB-4, Class NB-5 and
                                               Class NB-6 Certificates: $1,000.

                                               Class M-2 and Class M-3 Certificates: $250,000.

                                               Class A-V and Class R Certificates: 20% percentage interest.

Legal investment.............................  When issued, the Class A, Class CB, Class NB, Class R and Class
                                               M-1 Certificates will, and the Class M-2 and Class M-3
                                               Certificates will not, be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                               See 'Legal Investment' in this prospectus supplement and the prospectus.

                              OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------
                                        INITIAL         PASS-      INITIAL RATING
                                       PRINCIPAL       THROUGH         (FITCH
CLASS                                   BALANCE         RATE        IBCA/S&P)(1)                DESIGNATIONS
------------------------------------------------------------------------------------------------------------------
CLASS A CERTIFICATES:
------------------------------------------------------------------------------------------------------------------
               A-1                    $ 12,110,000      6.50%         AAA/AAA                 Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
               A-2                    $100,000,000      6.50%         AAA/AAA                 Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
               A-3                    $ 33,937,000      6.50%         AAA/AAA                 Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
               A-4                    $ 25,000,000      6.50%         AAA/AAA                 Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
               A-5                    $ 14,321,000      6.50%         AAA/AAA                 Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
               A-6                    $    723,000      6.50%         AAA/AAA             Senior/Fixed Rate/Retail
------------------------------------------------------------------------------------------------------------------
               A-7                    $ 15,000,000      6.50%         AAA/AAA                 Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
               A-8                    $ 24,000,000      6.50%         AAA/AAA             Senior/Lockout/Fixed Rate
------------------------------------------------------------------------------------------------------------------
CLASS CB CERTIFICATES:
------------------------------------------------------------------------------------------------------------------
                CB                    $200,070,000      6.50%         AAA/AAA                 Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
CLASS NB CERTIFICATES:
------------------------------------------------------------------------------------------------------------------
               NB-1                   $ 73,215,000      6.50%         AAA/AAA                 Senior/Fixed Rate
------------------------------------------------------------------------------------------------------------------
               NB-2                   $  2,000,000      6.50%         AAA/AAA             Senior/Fixed Rate/Retail
------------------------------------------------------------------------------------------------------------------
               NB-3                   $  4,725,000      6.50%         AAA/AAA             Senior/Fixed Rate/Retail
------------------------------------------------------------------------------------------------------------------
               NB-4                   $  4,735,000      6.50%         AAA/AAA             Senior/Fixed Rate/Retail
------------------------------------------------------------------------------------------------------------------
               NB-5                   $  2,800,000      6.50%         AAA/AAA             Senior/Fixed Rate/Retail
------------------------------------------------------------------------------------------------------------------
               NB-6                   $  2,664,000      6.50%         AAA/AAA             Senior/Fixed Rate/Retail
------------------------------------------------------------------------------------------------------------------
               NB-7                   $ 10,000,000      6.50%         AAA/AAA             Senior/Lockout/Fixed Rate
------------------------------------------------------------------------------------------------------------------
PRINCIPAL ONLY, VARIABLE STRIP
  AND RESIDUAL CERTIFICATES:
------------------------------------------------------------------------------------------------------------------
               A-P                    $     60,241      0.00%         AAA/AAAr              Senior/Principal Only
------------------------------------------------------------------------------------------------------------------
               A-V                    $          0(2)    (3)          AAA/AAAr       Senior/Interest Only/Variable Rate
------------------------------------------------------------------------------------------------------------------
                R                     $        100      6.50%         AAA/AAA                  Senior/Residual
------------------------------------------------------------------------------------------------------------------
Total senior certificates:            $525,360,341
------------------------------------------------------------------------------------------------------------------
CLASS M CERTIFICATES:
------------------------------------------------------------------------------------------------------------------
               M-1                    $ 19,207,000      6.50%          AA/NA                Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------------
               M-2                    $  7,062,000      6.50%           A/NA                Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------------
               M-3                    $  5,932,000      6.50%          BBB/NA               Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------------
Total Class M Certificates:           $ 32,201,000
------------------------------------------------------------------------------------------------------------------
Total offered certificates:           $557,561,341
------------------------------------------------------------------------------------------------------------------

                                              NON-OFFERED CERTIFICATES(4)
------------------------------------------------------------------------------------------------------------------
Class B Certificates:
------------------------------------------------------------------------------------------------------------------
               B-1                    $  3,389,000      6.50%          BB/NA               Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------------
               B-2                    $  1,694,000      6.50%           B/NA               Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------------
               B-3                    $  2,259,938      6.50%          NA/NA               Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------------
Total Class B Certificates:           $  7,342,938
------------------------------------------------------------------------------------------------------------------
Total offered and
non-offered certificates:             $564,904,279
------------------------------------------------------------------------------------------------------------------

(1) See 'Ratings' in this prospectus supplement.

(2) The initial notional amount of the Class A-V Certificates is approximately $564,904,279.

(3) Varies according to the weighted average of the excess of the net mortgage rate on each mortgage loan minus 6.50%.

(4) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

THE TRUST

The depositor will establish a trust with respect to the Series 1998-QS17 Certificates, pursuant to a pooling and servicing agreement dated as of December 1, 1998 among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described below into the trust.

Each Series 1998-QS17 Certificate will represent a partial ownership interest in the trust. Distributions of interest and/or principal on the certificates will be made only from payments received in connection with the mortgage loans described below.

THE MORTGAGE POOL

The mortgage loans to be deposited into the trust consist of three groups and have the following characteristics in the aggregate as of the cut-off date:

                                             WEIGHTED
                            RANGE            AVERAGE
                   -----------------------   --------
Principal            $14,549 to $996,222     $135,145*
balance
Mortgage rate        6.3750% to 9.8750%       7.8116%
Remaining term           235 to 360              357
to maturity
(months)

* Indicates average principal balance

The group A loans have the following characteristics as of the cut-off date:

                                             WEIGHTED
                            RANGE            AVERAGE
                   -----------------------   --------
Principal            $16,981 to $996,222     $136,597*
balance
Mortgage rate        6.5000% to 9.3750%      7.7968%
Remaining term           237 to 360              356
to maturity
(months)

* Indicates average principal balance

The group CB loans have the following characteristics as of the cut-off date:

                                             WEIGHTED
                            RANGE            AVERAGE
                   -----------------------   --------
Principal            $14,549 to $220,000     $103,237*
balance
Mortgage rate        6.3750% to 9.8750%       7.9442%
Remaining term           235 to 360              357
to maturity
(months)

* Indicates average principal balance

The group NB loans have the following characteristics as of the cut-off date:

                                             WEIGHTED
                            RANGE            AVERAGE
                   -----------------------   --------
Principal           $229,658 to $741,204     $332,430*
balance
Mortgage rate        6.6250% to 8.8750%       7.5800%
Remaining term           236 to 360              357
to maturity
(months)

   * Indicates average principal balance

The mortgage loans were originated using less stringent underwriting standards than the underwriting standards applied by certain other first mortgage loan purchase programs, such as Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.

For additional information regarding the mortgage pool see 'Description of the Mortgage Pool' in this prospectus supplement.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

Subservicers will collect monthly payments of principal and interest on the mortgage loans. Each month, the subservicers will retain their subservicing fee and forward the remainder of the collections, including unscheduled payments, to the master servicer. After retaining its master servicing fee and amounts that reimburse the subservicer or master servicer for reimbursable expenses and advances, the master servicer will forward all collections on the mortgage loans, together with any advances that it makes for delinquent mortgage payments, to the trustee. The aggregate amount of such monthly collections will be determined separately with respect to the three loan groups.

The aggregate amount of such monthly collections and advances is described under the heading 'Description of the Certificates -- Available Distribution Amount' in this prospectus supplement.

Distributions to certificateholders will be made from available amounts as follows:
                                     Step 1
       Distribution of interest to the Class A (other than the Class A-P
           Certificates), Class CB, Class NB and Class R Certificates

                                     Step 2
           Distribution of principal to the Class A-P Certificates(1)

                                     Step 3
  Distribution of principal to the Class A (other than the Class A-P and Class
       A-V Certificates), Class CB, Class NB and Class R Certificates(2)

                                     Step 4
     Payment to master servicer in respect of certain unreimbursed advances

                                     Step 5
                              Distribution to the
                  Class M Certificates in the following order:
                     Interest to the Class M-1 Certificates
                    Principal to the Class M-1 Certificates
                     Interest to the Class M-2 Certificates
                    Principal to the Class M-2 Certificates
                     Interest to the Class M-3 Certificates
                    Principal to the Class M-3 Certificates

                                     Step 6
       Distribution of interest and principal to the Class B Certificates

                                     Step 7
       Distribution of any remaining funds to the Class R Certificates(3)

 (1) The Class A-P Certificates receive only a certain portion of the principal received in respect of each mortgage loan that has a net mortgage rate of less than 6.50% as described in 'Description of the Certificates -- Principal Distributions on the Senior Certificates.'

 (2) The Class A (other than the Class A-P Certificates and Class A-V Certificates), Class CB and Class NB Certificates represent rights to receive principal primarily from their respective loan groups. Not all outstanding classes of Class A Certificates and Class NB Certificates will receive principal distributions on each Distribution Date.

 (3) It is very unlikely that any distributions will be made to the Class R Certificates under Step 7.

The amount of interest owed to each class of certificates (other than the Class A-P Certificates) on each distribution date will generally equal:

   the pass-through rate set forth above for that class of certificates

                                 MULTIPLIED BY

   the principal balance (or notional amount) of that class of certificates as of the day immediately prior to the related distribution date

                                 MULTIPLIED BY

    1/12th

                                     MINUS

   the pro rata share of certain interest shortfalls allocated to that class.

See 'Description of the Certificates -- Interest Distributions' in this prospectus supplement.

Principal distributions on the certificates entitled to principal distributions will be allocated among the various classes of offered certificates as described under 'Description of the Certificates -- Principal Distributions on the Senior Certificates' and ' -- Principal Distributions on the Class M Certificates' in this prospectus supplement. Until the distribution date in January 2004, all principal prepayments on the mortgage loans from each loan group will be distributed accordingly to the Class A (other than the Class A-V Certificates and Class A-P Certificates), Class CB, Class NB and Class R Certificates, unless the principal balances of such certificates (other than the Class A-P Certificates) have been reduced to zero.

Not all outstanding Class A, Class NB or Class R Certificates will receive principal on each distribution date. The Class A-V Certificates are not entitled to receive any principal distributions. See 'Description of the Certificates -- Principal Distributions on the Senior Certificates' in this prospectus supplement.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. Except as described below, if Class M Certificates or Class B Certificates remain outstanding, losses on the mortgage loans will be allocated first to the class of Class M Certificates or Class B Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of that loss.

If none of the Class M Certificates or Class B Certificates remain outstanding, the loss will be allocated among the Class A (other than the Class A-P Certificates), Class CB, Class NB and Class R Certificates, in proportion to their respective remaining principal balances, but only with respect to losses in the related loan group. The interest portion of losses from all loan groups will also be allocated to the Class A-V Certificate in proportion to its accrued interest. A special allocation provision applies to the Class A-P Certificates.

Not all losses will be allocated in the priority set forth above. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, bankruptcy of a mortgagor or certain other extraordinary events will be allocated as described above only up to specified amounts. Losses of these types in excess of the specified amount will, in general, be allocated to all outstanding classes of certificates related to such loan group, pro rata in proportion to their remaining principal balances or accrued interest. Therefore, the Class M Certificates and Class B Certificates do not act as credit enhancement for the Class A, Class CB, Class NB and Class R Certificates for such losses. Losses on each mortgage loan having a net mortgage rate of less than 6.50% that are allocable to the Class A, Class CB, Class NB and Class R Certificates will be allocated first to the Class A-P Certificates in an amount based on the percentage of each such mortgage loan represented by the Class A-P Certificates. The remainder of such losses will be allocated as described above.

See 'Description of the Certificates -- Subordination; Allocation of Losses' in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS. The priority in which distributions are made to certificateholders also provides credit enhancement for certain classes of certificates. The priority of distribution is shown in the chart beginning on page S-5. This manner of distributions ensures that any shortfall (other than specified amounts of certain types of losses described in this prospectus supplement under 'Description of the Certificates -- Allocation of Losses; Subordination') in amounts owed on the certificates is borne first by the most subordinate class of certificates.

Allocating all or a disproportionately large portion of principal prepayments and other unscheduled payments of principal to the Class A, Class CB, Class NB and Class R Certificates in the early years provides additional credit enhancement for the Class A, Class CB, Class NB and Class R Certificates by preserving a greater portion of the principal balances of the Class M Certificates and Class B Certificates for absorption of losses.

ADVANCES

For any month, if the master servicer receives no payment on a mortgage loan or a payment that is less than the full scheduled payment, the master servicer will advance its own funds to cover that shortfall. However, the master servicer will make such advance only if it determines that such advance will be recoverable from future payments or collections on that mortgage loan.

See 'Description of the Certificates -- Advances' in this prospectus supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans is less than 10% of their aggregate principal balance as of the cut-off date, the master servicer or the depositor may, but will not be required to:

   purchase from the trust all remaining mortgage loans and thereby cause an early retirement of the certificates; or

   purchase all the certificates.

An optional purchase of the outstanding certificates will cause the outstanding principal balance of the certificates to be paid in full with accrued interest. However, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the certificates. An optional purchase of the remaining mortgage loans may cause the holders of one or more classes of certificates to receive less than their outstanding principal balance plus accrued interest.

See 'Pooling and Servicing Agreement -- Termination' in this prospectus supplement and 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates' in the prospectus.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those set forth in the table on page S-4 of this prospectus supplement. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause holders of the Class A-V Certificates to fail to recover fully their initial investments.

See 'Ratings' in this prospectus supplement.

LEGAL INVESTMENT

When issued, the Class A, Class CB, Class NB, Class R and Class M-1 Certificates will, and the Class M-2 and Class M-3 Certificates will not, be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See 'Legal Investment' in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA CONSIDERATIONS

The Class A, Class CB and Class NB Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Sales of the Class M Certificates and the Class R Certificates to most such plans or retirement accounts are prohibited, except as may be permitted under an exemption available to insurance companies using general accounts.

See 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust as a real estate mortgage investment conduit. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the trust. Such certificates will generally be treated as representing ownership of debt for federal income tax purposes. Certificateholders will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting. For federal income tax purposes, the Class R Certificates will be the residual interest in the trust.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see 'Certain Federal Income Tax Consequences' in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS
Underwriting standards may affect     The mortgage loans have been originated using underwriting standards that
risk of loss on the mortgage loans.   are less stringent than the underwriting standards applied by certain other first mortgage loan purchase programs, such as the programs of Fannie Mae,
                                      Freddie Mac or the depositor's affiliate, Residential Funding Mortgage
                                      Securities I, Inc. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.
                                      Examples include:

                                        mortgage loans secured by non-owner occupied properties;
                                        mortgage loans with relatively high loan-to-value ratios (i.e., the amount of the loan at origination is 80% or more of the value of the mortgaged property);
                                        mortgage loans made to borrowers who are United States citizens employed abroad or citizens and residents of a foreign country;
                                        mortgage loans made to borrowers who have high debt-to-income ratios
                                        (i.e., the amount of other debt the borrower owes represents a large portion of his or her income); and
                                        mortgage loans made to borrowers whose income is not required to be disclosed or verified.

                                      See 'The Trusts -- The Mortgage Loans -- Underwriting Policies' and
                                      'Certain Legal Aspects of Mortgage Loans and Contracts' in the prospectus.

Geographic concentration may affect   Another risk associated with investing in securities backed by a pool of
risk of loss on the mortgage loans.   mortgage loans is created by any concentration of the related mortgaged properties in one or more geographic regions. If the regional economy or housing market of such state (or any other region having a significant concentration of the properties underlying the mortgage loans) weakens, the mortgage loans related to properties in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots. The economic impact of any such events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. Such concentration may result in greater losses to certificateholders than those generally present for similar mortgage-backed securities without such concentration.

Credit enhancement is limited to the  The only credit enhancement for the Class A, Class CB, Class NB and Class R
subordination provided by classes     Certificates will be the subordination provided by the Class M Certificates
with lower payment priorities.        and Class B Certificates. The only credit enhancement for the Class M
                                      Certificates will be in the subordination provided by the Class B
                                      Certificates and by any Class M Certificates with a lower payment priority.
                                      Therefore, if the aggregate principal balance of the Class B Certificates is reduced to zero, subsequent losses will be allocated to the Class M-3,
                                      Class M-2 and Class M-1 Certificates, in that order, in each case until the principal balance of such class has been reduced to zero.
                                      See 'Summary -- Credit Enhancement' and 'Description of the
                                      Certificates -- Allocation of Losses; Subordination.'

LIMITED OBLIGATIONS
Payments on the mortgage loans are    The certificates represent interests only in the Series 1998-QS17 trust.
the only source of payments on the    The certificates do not represent an interest in or obligation of the
offered certificates                  depositor, the master servicer or any of their affiliates. If proceeds from the assets of the Series 1998-QS17 trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.

LIQUIDITY RISKS
An investor may have to hold its      A secondary market for the offered certificates may not develop. Even if a
offered certificates to their         secondary market does develop, it may not continue or it may be illiquid.
maturity because of difficulty in     Illiquidity means an investor may not be able to find a buyer to buy its
reselling the offered certificates.   securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered certificates. Any class of offered certificates may experience liquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS
An investor's yield to maturity will  The yield to maturity on each class of offered certificates will depend on
depend on various factors.            a variety of factors, including:
                                        the rate and timing of principal payments on the related mortgage loans
                                        (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);
                                        the pass-through rate for that class;
                                        interest shortfalls due to mortgagor prepayments for the related mortgage loans; and
                                        the purchase price of that class.

                                      In general, if a class of certificates is purchased at a price higher than its outstanding principal balance and principal distributions on such class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the        Since mortgagors can generally prepay their mortgage loans at any time, the
mortgage loans will be affected by    rate and timing of principal distributions on the offered certificates are
various factors.                      highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. Such reduced prepayments could result in a slower return of principal to holders of the offered certificates at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of certificates. Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. Such increased prepayments could result in a faster return of principal to holders of the offered certificates at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of certificates.
                                      Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.
                                      See 'Maturity and Prepayment Considerations' in the prospectus.

Each class of offered certificates    The offered certificates have different yield considerations and different
has different prepayment and yield    sensitivities to the rate and timing of principal distributions. The
considerations.                       following is a general discussion of certain yield considerations and prepayment sensitivities of certain classes.
                                      See 'Certain Yield and Prepayment Considerations' in this prospectus supplement.

  Class A, Class CB and Class NB      The Class A Certificates (other than the Class A-P Certificates and Class
  Certificates                        A-V Certificates) will receive principal payments primarily from the group
                                      A mortgage loans. The Class CB Certificates will receive principal payments primarily from the group CB mortgage loans. The Class NB Certificates will receive principal payments primarily from the group NB mortgage loans.
                                      Therefore, the yield on the Class A, Class CB and Class NB Certificates is sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in their respective groups.

  Class A-8 Certificates and Class    It is not expected that the Class A-8 Certificates and Class NB-7
  NB-7 Certificates                   Certificates will receive any distributions of principal until the distribution date in January 2004. Until the distribution date in January
                                      2008, the Class A-8 Certificates and Class NB-7 Certificates may receive a portion of principal prepayments that is smaller than its pro rata share of principal prepayments from the related loan group.

  Class A-P Certificates              The Class A-P Certificates will receive a portion of the principal payments only from mortgage loans in each loan group that have net mortgage rates lower than 6.50%. Therefore, the yield on the Class A-P Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in each loan group that have net mortgage rates lower than 6.50%.
                                      Investors in the Class A-P Certificates should be aware that mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than 6.50% occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

  Class A-V Certificates              The Class A-V Certificates will receive a portion of the interest payments only from mortgage loans in each loan group that have net mortgage rates higher than 6.50%. Therefore, the yield on the Class A-V Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on mortgage loans in each loan group that have net mortgage rates higher than 6.50%.
                                      Investors in the Class A-V Certificates should be aware that mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If prepayments on the mortgage loans that have net mortgage rates higher than 6.50% occur at a rate faster than an investor assumed at the time of purchase, the investor's yield will be adversely affected. Investors in the Class A-V Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than 6.50% could result in their failure to recover their investments.

  Class A-6, Class NB-2, Class NB-3,  The Class A-6, Class NB-2, Class NB-3, Class NB-4, Class NB-5 and Class
  Class NB-4, Class NB-5 and Class    NB-6 Certificates will receive a portion of principal payments after
  NB-6 Certificates                   certain other classes of Class A Certificates or Class NB Certificates, as applicable, have received principal payments. Therefore, an investor's yield on such certificates will be sensitive to the rate and timing of such distributions and such certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates. IN ADDITION TO THE
                                      CONSIDERATIONS SET FORTH ABOVE, INVESTORS IN THE CLASS A-6, CLASS NB-2,
                                      CLASS NB-3, CLASS NB-4, CLASS NB-5 AND CLASS NB-6 CERTIFICATES SHOULD BE
                                      AWARE THAT SUCH CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL
                                      PROSPECTIVE INVESTORS.
                                      Investors in the Class A-6, Class NB-2, Class NB-3, Class NB-4, Class NB-5
                                      and Class NB-6 Certificates should be aware that such certificates have a later priority of payment with respect to principal in relation to some of the other classes of Class A Certificates or Class NB Certificates, as applicable. Therefore, such certificates are particularly sensitive to the rate and timing of principal prepayments.

  Class M Certificates                Losses on the mortgage loans will be allocated among the certificates in the manner described herein. The yield to investors in the Class M
                                      Certificates will be sensitive to the rate and timing of losses on the mortgage loans. Losses (other than specified amounts of certain types of losses described herein) will be allocated to the most subordinate class of
                                      Class M Certificates and Class B Certificates outstanding.
                                      See 'Summary -- Credit Enhancement -- Allocation of Losses' and
                                      'Description of the Certificates -- Allocation of Losses; Subordination' in
                                      this prospectus supplement.

                                      It is not expected that the Class M Certificates will receive any distributions of principal prepayments until the distribution date in
                                      January 2004. After that date, all or a disproportionately large portion of principal prepayments on the mortgage loans may be allocated to the Class
                                      A, Class CB, Class NB Certificates and Class R Certificates, and none or a disproportionately small portion of principal prepayments may be paid to the holders of the Class M Certificates and Class B Certificates. As a
                                      result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

                                  INTRODUCTION

     Residential Accredit Loans, Inc. (the 'DEPOSITOR') will establish a trust (the 'TRUST') with respect to Series 1998-QS17 on or about December 30, 1998 (the 'CLOSING DATE'), pursuant to a pooling and servicing agreement (the 'POOLING AND SERVICING AGREEMENT') among the Depositor, Residential Funding Corporation (the 'MASTER SERVICER') and Bankers Trust Company, a New York banking corporation (the 'TRUSTEE'), dated as of December 1, 1998 (the 'CUT-OFF DATE'). On the Closing Date, the Depositor will deposit into the Trust a pool of mortgage loans (the 'MORTGAGE POOL') secured by one-to four-family residential properties with terms to maturity of not more than 30 years.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of approximately 4,180 fixed-rate mortgage loans (the 'MORTGAGE LOANS') having an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $564,904,279. The Mortgage Loans are secured by first liens on fee simple interests in one- to four-family residential real properties and, in the case of four Mortgage Loans, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease (each, a 'MORTGAGED PROPERTY'). The Mortgage Pool will consist of three groups of Mortgage Loans (the 'A LOAN GROUP,' the 'CB LOAN GROUP' and the 'NB LOAN GROUP,' and each, a 'LOAN GROUP'), designated as the 'GROUP A LOANS,' 'GROUP CB LOANS' and 'GROUP NB LOANS.' The Group A Loans are Mortgage Loans with original principal balances between $17,000 and $997,000. The Group CB Loans are Mortgage Loans with original principal balances less than or equal to $227,150. The Group NB Loans are Mortgage Loans with original principal balances exceeding $227,150. With respect to Mortgage Loans that have been modified, references herein to the date of origination shall be deemed to be to the date of the most recent modification. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

     All of the Mortgage Loans were generally underwritten in conformity with or in a manner generally consistent with the Program. See 'The Program' below.

     The Depositor and Residential Funding will make certain limited representations and warranties regarding the Mortgage Loans as of the date of issuance of the Certificates. The Depositor and Residential Funding will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to such Mortgage Loan occurs if such breach materially and adversely affects the interests of the Certificateholders in any such Mortgage Loan and such Mortgage Loan is not otherwise repurchased by the related Mortgage Collateral Seller. The Depositor, as assignee of Residential Funding, will also assign to the Trustee for the benefit of the Certificateholders certain of its rights, title and interest in any agreement relating to the transfer and assignment of the Mortgage Loans to the Depositor by Residential Funding, including certain representations and warranties made by the Mortgage Collateral Sellers. Insofar as any such agreement relates to the representations and warranties made by the related Mortgage Collateral Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. However, neither the Depositor nor Residential Funding will be required to repurchase or substitute for any Mortgage Loan in the event of a breach of its representations and warranties with respect to such Mortgage Loan if the substance of any such breach also constitutes fraud in the origination of such affected Mortgage Loan.

     Group A Loans. The Group A Loans consist of 1,772 fixed-rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $242,050,653. The Group A Loans had an average principal balance at origination of approximately $136,927. The Group A Loans have terms to maturity from the date of origination or modification of not more than 30 years, with a weighted average remaining term to maturity of approximately 356 months as of the Cut-off Date. As used herein, 'remaining term to maturity' means, as of any date of determination and with respect to any Mortgage Loan, the number of months equaling the number of scheduled monthly payments necessary to reduce the then-current Stated Principal Balance of such Mortgage Loan to zero, assuming the related Mortgagor will make all scheduled monthly payments but no prepayments, on such Mortgage Loan thereafter. All of the Group A Loans were purchased by the Depositor through its affiliate Residential Funding from Unaffiliated Sellers as described herein and in the Prospectus, except in the case of 9.3% of the Group A Loans which were purchased from HomeComings Financial Network, Inc. ('HOMECOMINGS'), which is an affiliate of the Depositor. North American Mortgage Co., an Unaffiliated Seller, sold approximately 52.8% of the Group A Loans to Residential Funding. No other Unaffiliated Seller sold more than 17.9% of the Group A Loans to Residential Funding. 52.8% and 22.1% of the Group A Loans are being subserviced by North American Mortgage Co. and Capstead Inc. ('CAPSTEAD'), respectively. See 'Primary Servicing' herein.

     Group CB Loans. The Group CB Loans consist of 2,084 fixed-rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $215,146,323. The Group CB Loans had individual principal balances at origination of at least $14,600 but not more than $227,150, with an average principal balance at origination of approximately $103,364. The Group CB Loans have terms to maturity from the date of origination or modification of not more than 30 years, with a weighted average remaining term to maturity of approximately 357 months as of the Cut-off Date. All of the Group CB Loans were purchased through its affiliate Residential Funding from Unaffiliated Sellers as described herein and in the Prospectus, except in the case of 25.5% of the Group CB Loans which were purchased from HomeComings. No Unaffiliated Seller sold more than 16.2% of the Group CB Loans to Residential Funding. 68.0% of the Group CB Loans are being subserviced by Capstead. See 'Primary Servicing' herein.

     Group NB Loans. The Group NB Loans consist of 324 fixed-rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $107,707,303. The Group NB Loans had individual principal balances at origination of at least $227,150 but not more than $744,000, with an average principal balance at origination of approximately $333,077. The Group NB Loans have terms to maturity from the date of origination or modification of not more than 30 years, with a weighted average remaining term to maturity of approximately 357 months as of the Cut-off Date. All of the Group NB Loans were purchased by the Depositor through its affiliate Residential Funding from Unaffiliated Sellers as described herein and in the Prospectus, except in the case of 6.9% of the Group NB Loans which were purchased from HomeComings. No Unaffiliated Seller sold more than 26.1% of the Group NB Loans to Residential Funding. 46.3% of the Group NB Loans are being subserviced by Capstead. See 'Primary Servicing' herein.

MORTGAGE POOL CHARACTERISTICS

     As of the Cut-off Date, none of the Mortgage Loans will be 30 or more days delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see 'Pooling and Servicing Agreement -- The Master Servicer' herein.

     None of the Mortgage Loans will be Buydown Mortgage Loans.

     No Mortgage Loan provides for deferred interest or negative amortization.

     No more than 0.9% of the Group A Loans, no more than 2.0% of the Group CB Loans and no more than 0.5% of the Group NB Loans will have been made to International Borrowers.

     Included below are three tables showing the 'CREDIT SCORES' for certain Mortgagors of Group A Loans, Group CB Loans and Group NB Loans. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the Seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan (for example, the Loan-to-Value Ratio, the collateral for the mortgage loan, or the debt to income ratio). There can be no assurance that the Credit Scores of the Mortgagors will be an accurate predictor of the likelihood of repayment of the related Mortgage Loans or that any Mortgagor's Credit Score would not be lower if obtained as of the date hereof.

GROUP A LOANS

     None of the Group A Loans will have been originated prior to June 24, 1997, or will have a maturity date later than December 1, 2028. No Group A Loan will have a remaining term to maturity as of the Cut-off Date of less than 237 months. The weighted average remaining term to maturity of the Group A Loans as of the Cut-off Date will be approximately 356 months. The weighted average original term to maturity of the Group A Loans as of the Cut-off Date will be approximately 359 months.

     Set forth below is a description of certain additional characteristics of the Group A Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Group A Loans are approximate percentages by aggregate principal balance of the Group A Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all principal balances of the Group A Loans are as of the Cut-off Date and are rounded to the nearest dollar.

                 CREDIT SCORE DISTRIBUTION OF THE GROUP A LOANS

                                                                         NUMBER OF                             PERCENT OF
CREDIT SCORE RANGE                                                     MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
--------------------------------------------------------------------   --------------    -----------------    -------------

599 or Less.........................................................            0          $           0            0.00%
600 - 619...........................................................            5                579,653            0.24
620 - 639...........................................................           42              5,288,277            2.18
640 - 659...........................................................           95             14,254,292            5.89
660 - 679...........................................................          178             23,190,905            9.58
680 - 699...........................................................          294             42,055,027           17.37
700 - 719...........................................................          305             40,304,223           16.65
720 - 739...........................................................          272             39,206,474           16.20
740 - 759...........................................................          230             31,235,160           12.90
760 - 779...........................................................          203             25,351,461           10.47
780 - 799...........................................................          100             13,950,803            5.76
800 or Greater......................................................           23              3,180,880            1.31
                                                                            -----        -----------------        ------
Subtotal with Credit Score..........................................        1,747          $ 238,597,155           98.57
Not Available(1)....................................................           25              3,453,499            1.43
                                                                            -----        -----------------        ------
    Total Pool......................................................        1,772          $ 242,050,653          100.00%
                                                                            -----        -----------------        ------
                                                                            -----        -----------------        ------

------------

(1) Mortgage Loans indicated as having a Credit Score that is 'not available' include Mortgage Loans where the Credit Score was not provided by the related Seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

                      MORTGAGE RATES OF THE GROUP A LOANS

                                                                                                             PERCENT    PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT    PERCENT     PRIMARY    SINGLE
MORTGAGE RATES (%)    MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   --------   ---------   -------

6.500 - 6.999.......          33         $   6,461,635           2.67%       69.83%     21.56%     60.66%     99.20%     81.92%
7.000 - 7.499.......         276            48,708,686          20.12        73.79      43.69      41.57      91.32      71.02
7.500 - 7.999.......         661            95,754,862          39.56        75.80      47.49      45.21      69.82      66.98
8.000 - 8.499.......         614            67,661,182          27.95        79.85      53.01      71.24      39.86      54.90
8.500 - 8.999.......         172            21,862,122           9.03        77.60      51.57      61.61      52.42      54.98
9.000 - 9.499.......          16             1,602,166            .66        71.99      72.79      53.64      47.54      62.84
                           -----       -----------------       ------      --------   --------   --------   ---------   -------
    Total...........       1,772         $ 242,050,653         100.00%       76.51%     48.12%     53.70%     64.84%     63.70%
                           -----       -----------------       ------      --------   --------   --------   ---------   -------
                           -----       -----------------       ------      --------   --------   --------   ---------   -------

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group A Loans will be approximately 7.7968% per annum.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP A LOANS

                                                                                                        PERCENT    PERCENT
 ORIGINAL MORTGAGE      NUMBER OF       PRINCIPAL      PERCENT OF     WTD AVG.   PERCENT    PERCENT     PRIMARY    SINGLE
    LOAN BALANCE      MORTGAGE LOANS     BALANCE      MORTGAGE POOL     LTV      PURCHASE   FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   ------------   -------------   --------   --------   --------   ---------   -------

$      0 -   25,000...          7      $    152,171          .06%       84.97%    100.00%    100.00%        .00%    54.88%
  25,001 -   50,000...        110         4,791,926         1.98        77.85      74.43      80.21       19.44     54.58
  50,001 -   75,000...        351        21,469,853         8.87        78.29      59.44      67.63       32.70     60.75
  75,001 -  100,000...        310        27,271,839        11.27        75.66      53.51      53.10       48.57     61.18
 100,001 -  125,000...        226        25,561,231        10.56        77.93      51.37      56.66       49.70     62.81
 125,001 -  150,000...        219        30,117,670        12.44        78.07      43.40      52.55       60.53     68.22
 150,001 -  175,000...        140        22,736,303         9.39        76.93      47.87      52.50       59.50     57.11
 175,001 -  200,000...        101        18,966,083         7.84        77.90      58.26      46.62       73.38     65.19
 200,001 -  250,000...        155        34,989,935        14.46        76.19      48.23      50.94       79.05     63.88
 250,001 -  300,000...         66        18,127,745         7.49        76.31      34.46      54.31       88.17     68.17
 300,001 -  400,000...         56        19,654,804         8.12        74.76      42.96      46.43       85.87     56.32
 400,001 -  500,000...         11         4,980,185         2.06        77.84      53.89      72.70       72.45     64.12
 500,001 -  600,000...          8         4,385,859         1.81        75.03      24.28      62.11      100.00     61.78
 600,001 -  700,000...          5         3,220,589         1.33        75.06      38.47      38.47      100.00    100.00
 700,001 -  800,000...          5         3,709,608         1.53        61.90      18.92      41.08      100.00     81.08
 900,001 -1,000,000...          2         1,914,852          .79        58.28        .00        .00      100.00    100.00
                            -----      ------------       ------      -------    -------   --------   ---------   -------
    Total or
      Weighted
      Average.......       1,772       $242,050,653       100.00%       76.51%     48.12%     53.70%      64.84%    63.70%
                           -----       ------------       ------      --------   --------   --------   ---------   -------
                           -----       ------------       ------      --------   --------   --------   ---------   -------

     As of the Cut-off Date, the average unpaid principal balance of the Group A Loans will be approximately $136,597.

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP A LOANS


      ORIGINAL                                                                               PERCENT    PERCENT
LOAN-TO-VALUE RATIO     NUMBER OF       PRINCIPAL      PERCENT OF     PERCENT    PERCENT     PRIMARY    SINGLE
  (%)                 MORTGAGE LOANS     BALANCE      MORTGAGE POOL   PURCHASE   FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   ------------   -------------   --------   --------   ---------   -------

 0.01 - 50.00.......          68       $  8,519,840         3.52%       13.74%     16.37%      71.56%    65.78%
50.01 - 55.00.......          48          7,042,978         2.91         9.27      18.88       83.79     68.66
55.01 - 60.00.......          40          6,234,460         2.58        20.73      31.84       76.67     72.94
60.01 - 65.00.......          70         10,840,231         4.48        31.65      22.96       74.84     65.08
65.01 - 70.00.......         125         16,363,212         6.76        25.20      33.38       57.05     65.05
70.01 - 75.00.......         308         47,198,365        19.50        23.76      40.63       68.32     64.89
75.01 - 80.00.......         651         97,284,708        40.19        61.02      50.97       74.50     66.08
80.01 - 85.00.......          66          8,378,410         3.46         7.88     100.00       81.13     79.45
85.01 - 90.00.......         352         34,282,061        14.16        89.77     100.00       15.42     48.67
90.01 - 95.00.......          44          5,906,388         2.44        64.06     100.00      100.00     55.24
                           -----       ------------       ------      --------   --------   ---------   -------
    Total or
      Weighted
      Average.......       1,772       $242,050,653       100.00%       48.12%     53.70%      64.84%    63.70%
                           -----       ------------       ------      --------   --------   ---------   -------
                           -----       ------------       ------      --------   --------   ---------   -------

     The weighted average Loan-to-Value Ratio at origination of the Group A Loans will be approximately 76.51%.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP A LOANS

                                                                                                        PERCENT    PERCENT
                        NUMBER OF       PRINCIPAL      PERCENT OF     WTD AVG.   PERCENT    PERCENT     PRIMARY    SINGLE
STATE                 MORTGAGE LOANS     BALANCE      MORTGAGE POOL     LTV      PURCHASE   FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   ------------   -------------   --------   --------   --------   ---------   -------

California..........         365       $ 74,773,599        30.89%       75.01%     42.06%     58.93%     71.04%     64.40%
Oregon..............         133         17,986,132         7.43        76.51      30.01      60.92      79.28      80.47
Florida.............         151         14,702,701         6.07        75.66      64.87      36.83      62.07      46.05
Texas...............         123         12,499,893         5.16        79.34      72.59      58.49      53.10      46.98
Colorado............          84         11,511,222         4.76        76.41      53.76      44.78      63.06      54.60
Washington..........          64         10,490,903         4.33        79.43      36.27      56.57      78.71      81.84
Arizona.............          83          9,821,729         4.06        78.76      62.95      61.57      40.29      47.69
New York............          40          7,384,068         3.05        70.62      59.36      20.33      89.07      62.76
Other(1)............         729         82,880,407        34.24        77.48      48.80      52.61      57.61      66.05
                           -----       ------------       ------      --------   --------   --------   ---------   -------
    Total or
      Weighted
      Average.......       1,772       $242,050,653       100.00%       76.51%     48.12%     53.70%     64.84%     63.70%
                           -----       ------------       ------      --------   --------   --------   ---------   -------
                           -----       ------------       ------      --------   --------   --------   ---------   -------

------------

(1) Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than .5% of the Group A Loans will be secured by Mortgaged Properties located in any one zip code area in California and no more than .7% of the Group A Loans will be secured by Mortgaged Properties located in any one zip code area outside California.

                   MORTGAGE LOAN PURPOSE OF THE GROUP A LOANS

                                                                                                  PERCENT    PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT     PRIMARY    SINGLE
LOAN PURPOSE          MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   ---------   -------

Purchase............         937         $ 116,465,775          48.12%       80.90%     57.54%     54.66%     53.39%
Rate/Term
  Refinance.........         322            47,971,234          19.82        73.43      52.54      70.72      66.73
Equity Refinance....         513            77,613,644          32.07        71.81      48.68      76.46      77.30
                           -----       -----------------       ------      --------   --------   ---------   -------
    Total or
      Weighted
      Average.......       1,772         $ 242,050,653         100.00%       76.51%     53.70%     64.84%     63.70%
                           -----       -----------------       ------      --------   --------   ---------   -------
                           -----       -----------------       ------      --------   --------   ---------   -------

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP A LOANS

                                                                                                  PERCENT    PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT     PRIMARY    SINGLE
DOCUMENTATION TYPE    MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   ---------   -------

Full
  Documentation.....       1,022         $ 129,991,708          53.70%       80.93%     51.55%      46.61%    57.19%
Reduced
  Documentation.....         457            73,731,703          30.46        72.88      41.87       83.83     70.34
No Stated Income....         280            36,394,756          15.04        68.40      47.81       89.60     73.27
No Income/No
  Asset.............          13             1,932,486           0.80        69.70      61.02      100.00     68.66
                           -----       -----------------       ------      --------   --------   ---------   -------
    Total or
      Weighted
      Average.......       1,772         $ 242,050,653         100.00%       76.51%     48.12%      64.84%    63.70%
                           -----       -----------------       ------      --------   --------   ---------   -------
                           -----       -----------------       ------      --------   --------   ---------   -------

     No more than 27.5% of reduced loan documentation Group A Loans and no stated income program Group A Loans will be secured by Mortgaged Properties located in California.

                      OCCUPANCY TYPES OF THE GROUP A LOANS

                                                                                                            PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT    PERCENT    SINGLE
OCCUPANCY             MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   FULL DOC   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   --------   -------

Non
  Owner-occupied....         769         $  77,149,158          31.87%       79.87%     61.46%     84.40%    42.90%
Primary Residence...         940           156,936,079          64.84        74.98      40.57      38.61     74.77
Second/Vacation.....          63             7,965,416           3.29        73.91      67.61      53.89     47.17
                           -----       -----------------       ------      --------   --------   --------   -------
    Total or
      Weighted
      Average.......       1,772         $ 242,050,653         100.00%       76.51%     48.12%     53.70%    63.70%
                           -----       -----------------       ------      --------   --------   --------   -------
                           -----       -----------------       ------      --------   --------   --------   -------

                 MORTGAGED PROPERTY TYPES OF THE GROUP A LOANS

                                                                                                      PERCENT
                       NUMBER OF                         PERCENT OF    WTD AVG.  PERCENT   PERCENT    PRIMARY
PROPERTY TYPE        MORTGAGE LOANS  PRINCIPAL BALANCE  MORTGAGE POOL    LTV     PURCHASE  FULL DOC  RESIDENCE
-------------------- --------------  -----------------  -------------  --------  --------  --------  ---------

Single-family
  (detached)........      1,306        $ 187,656,659         77.53%      75.77%    44.14%    47.05%     75.64%
Two- to four-family
  units.............        291           37,630,056         15.55       79.51     58.58     80.41      22.24
Condo Low-Rise (less
  than 5 stories)...        128           12,103,662          5.00       78.01     68.35     66.46      37.09
Planned Unit
  Developments
  (attached)........         28            2,427,821          1.00       77.93     54.70     61.65      31.44
Two- to four-family
  units -- Detatched
  PUD...............          5              713,094          0.29       86.47    100.00    100.00      45.12
Condo High-Rise (9
  stories or
  more).............          4              406,743          0.17       76.61    100.00     45.20      54.80
Two- to four-family
units -- Townhouse...         2              386,257          0.16       80.52    100.00    100.00     100.00
Cooperative Units...          2              309,538          0.13       51.77     35.48    100.00     100.00
Condo Mid-Rise (5 to
  8 stories)........          4              261,490          0.11       82.54    100.00     75.14      52.87
Two- to four-family
  units -- Attached
  PUD...............          1              104,333          0.04       90.00    100.00    100.00       0.00
Manufactured Home...          1               51,000          0.02       66.00      0.00      0.00       0.00
                          -----      -----------------      ------     --------  --------  --------  ---------
    Total or
      Weighted
      Average.......      1,772        $ 242,050,653        100.00%      76.51%    48.12%    53.70%     64.84%
                          -----      -----------------      ------     --------  --------  --------  ---------
                          -----      -----------------      ------     --------  --------  --------  ---------

       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS OF THE GROUP A LOANS

                              NET MORTGAGE                                    NUMBER OF       PRINCIPAL      PERCENT OF
                                RATE (%)                                    MORTGAGE LOANS     BALANCE      MORTGAGE POOL
-------------------------------------------------------------------------   --------------    ----------    -------------

6.220....................................................................          1          $  185,332         0.08%
6.470....................................................................          9           1,660,232         0.69
                                                                                  --
                                                                                              ----------          ---
    Total................................................................         10          $1,845,564         0.76%
                                                                                  --          ----------          ---
                                                                                  --          ----------          ---

As of the Cut-off Date, the weighted average of the Discount Fractions of the Discount Mortgage Loans in the A Loan Group was approximately 0.8478%.

     Certain aspects of the Cooperative Loans included in the Mortgage Pool differ from those of other types of Mortgage Loans. See 'Certain Legal Aspects of Mortgage Loans and Related Matters -- Cooperative Loans' in the Prospectus.

GROUP CB LOANS

     None of the Group CB Loans will have been originated prior to August 28, 1997, or will have a maturity date later than December 1, 2028. No Group CB Loan will have a remaining term to maturity as of the Cut-off Date of less than 235 months. The weighted average remaining term to maturity of the Group CB Loans as of the Cut-off Date will be approximately 357 months. The weighted average original term to maturity of the Group CB Loans as of the Cut-off Date will be approximately 359 months.

     Set forth below is a description of certain additional characteristics of the Group CB Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Group CB Loans are approximate percentages by aggregate principal balance of the Group CB Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all principal balances of the Group CB Loans are as of the Cut-off Date and are rounded to the nearest dollar.

                CREDIT SCORE DISTRIBUTION OF THE GROUP CB LOANS

                                                                         NUMBER OF                             PERCENT OF
CREDIT SCORE RANGE                                                     MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
--------------------------------------------------------------------   --------------    -----------------    -------------

599 or Less.........................................................            0          $           0               0
600 - 619...........................................................            7                905,613            0.42
620 - 639...........................................................           71              6,592,977            3.06
640 - 659...........................................................          110             10,693,254            4.97
660 - 679...........................................................          188             19,671,361            9.14
680 - 699...........................................................          350             37,145,409           17.27
700 - 719...........................................................          343             36,120,294           16.79
720 - 739...........................................................          347             36,152,026            16.8
740 - 759...........................................................          276             27,862,286           12.95
760 - 779...........................................................          217             22,889,450           10.64
780 - 799...........................................................          111             10,240,196            4.76
800 or Greater......................................................           19              1,836,613            0.85
                                                                            -----        -----------------        ------
Subtotal with Credit Score..........................................        2,039            210,109,478           97.66
Not Available(1)....................................................           45              5,036,845            2.34
                                                                            -----        -----------------        ------
    Total Pool......................................................        2,084          $ 215,146,323          100.00%
                                                                            -----        -----------------        ------
                                                                            -----        -----------------        ------

------------

(1) Mortgage Loans indicated as having a Credit Score that is 'not available' include Mortgage Loans where the Credit Score was not provided by the related Seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

                      MORTGAGE RATES OF THE GROUP CB LOANS

                                                                                                             PERCENT    PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT    PERCENT     PRIMARY    SINGLE
MORTGAGE RATES (%)    MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   --------   ---------   -------

6.000 - 6.499.......           1         $     158,853            .07%       62.00%       .00%       .00%     100.00%   100.00%
6.500 - 6.999.......          25             3,344,463           1.55        74.52      50.88      57.00       89.76     74.75
7.000 - 7.499.......         217            25,162,603          11.70        72.76      41.02      42.46       87.91     71.02
7.500 - 7.999.......         790            78,064,333          36.28        75.79      50.85      47.10       72.30     69.25
8.000 - 8.499.......         749            78,023,938          36.27        80.39      65.92      65.99       45.36     57.44
8.500 - 8.999.......         271            27,078,295          12.59        82.37      68.82      81.27       25.18     44.01
9.000 - 9.499.......          25             2,849,535           1.32        85.33      90.75      68.84       45.49     39.28
9.500 - 9.999.......           6               464,304            .22        84.65      56.63      74.95       18.32     68.50
                           -----       -----------------       ------      --------   --------   --------   ---------   -------
    Total...........       2,084         $ 215,146,323         100.00%       78.04%     57.93%     58.18%      58.24%    61.71%
                           -----       -----------------       ------      --------   --------   --------   ---------   -------
                           -----       -----------------       ------      --------   --------   --------   ---------   -------

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group CB Loans will be approximately 7.9442% per annum.

        ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP CB LOANS

                                                                                                             PERCENT    PERCENT
 ORIGINAL MORTGAGE      NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT    PERCENT     PRIMARY    SINGLE
    LOAN BALANCE      MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   --------   ---------   -------

$     0 -  25,000...          18         $     364,761            .17%       74.31%     83.36%     81.16%     36.96%     39.03%
 25,001 -  50,000...         157             6,484,580           3.01        71.82      58.67      63.67      40.53      65.22
 50,001 -  75,000...         520            32,654,274          15.18        78.69      67.79      70.88      36.08      63.26
 75,001 - 100,000...         460            39,968,547          18.58        78.69      61.17      64.36      47.92      61.99
100,001 - 125,000...         313            35,314,210          16.41        78.73      55.84      59.57      57.27      60.06
125,001 - 150,000...         262            35,860,183          16.67        78.20      59.19      59.50      62.57      58.96
150,001 - 175,000...         137            22,115,482          10.28        77.07      45.10      45.53      68.79      57.91
175,001 - 200,000...         146            27,470,944          12.77        77.40      53.24      48.61      76.84      63.61
200,001 - 250,000...          71            14,913,343           6.93        78.32      56.33      40.74      84.68      69.22
                           -----       -----------------       ------      --------   --------   --------   ---------   -------
    Total or
      Weighted
      Average.......       2,084         $ 215,146,323         100.00%       78.04%     57.93%     58.18%     58.24%     61.71%
                           -----       -----------------       ------      --------   --------   --------   ---------   -------
                           -----       -----------------       ------      --------   --------   --------   ---------   -------

     As of the Cut-off Date, the average unpaid principal balance of the Group CB Loans will be approximately $103,237.

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP CB LOANS

     ORIGINAL                                                                                     PERCENT    PERCENT
LOAN-TO-VALUE RATIO     NUMBER OF                           PERCENT OF     PERCENT    PERCENT     PRIMARY    SINGLE
  (%)                 MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL   PURCHASE   FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   ---------   -------

 0.01 - 50.00.......          95         $   7,951,814           3.70%       25.00%     13.87%      81.14%    78.36%
50.01 - 55.00.......          45             4,356,136           2.02        20.66      26.98       70.70     79.66
55.01 - 60.00.......          51             5,188,053           2.41        11.75      26.55       63.30     82.44
60.01 - 65.00.......          92             9,176,138           4.27        23.88      21.41       65.74     79.40
65.01 - 70.00.......         143            13,817,820           6.42        26.69      49.74       48.98     65.98
70.01 - 75.00.......         259            28,532,399          13.26        31.98      29.06       68.17     71.23
75.01 - 80.00.......         716            82,211,957          38.21        67.13      49.22       74.33     62.70
80.01 - 85.00.......          88             9,762,525           4.54        23.58     100.00       66.19     64.07
85.01 - 90.00.......         552            49,190,143          22.86        91.00     100.00       15.68     46.55
90.01 - 95.00.......          43             4,959,337           2.31        78.39     100.00      100.00     27.39
                           -----       -----------------       ------      --------   --------   ---------   -------
    Total or
      Weighted
      Average.......       2,084         $ 215,146,323         100.00%       57.93%     58.18%      58.24%    61.71%
                           -----       -----------------       ------      --------   --------   ---------   -------
                           -----       -----------------       ------      --------   --------   ---------   -------

     The weighted average Loan-to-Value Ratio at origination of the Group CB Loans will be approximately 78.04%.

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP CB LOANS

                                                                                                             PERCENT    PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT    PERCENT     PRIMARY    SINGLE
STATE                 MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   --------   ---------   -------

California..........         274         $  35,366,994          16.44%       75.09%     50.17%     49.45%      67.19%    68.64%
Florida.............         242            20,662,846           9.60        78.44      72.45      51.85       57.61     47.17
Texas...............         168            14,743,078           6.85        82.15      80.04      69.90       53.87     48.74
New Jersey..........         106            13,204,093           6.14        76.92      58.37      47.78       71.58     59.90
New York............          96            12,184,751           5.66        76.15      68.42      41.97       79.38     60.28
Michigan............         100             9,276,846           4.31        78.82      54.82      55.51       54.49     74.34
Colorado............          81             8,768,852           4.08        78.84      54.62      62.55       52.71     51.25
Georgia.............          75             7,381,657           3.43        79.69      53.91      67.46       45.99     68.17
Arizona.............          73             6,702,999           3.12        82.38      70.08      78.00       26.77     50.24
Ohio................          70             6,464,278           3.00        80.72      44.80      83.69       35.32     69.90
Illinois............          59             6,455,836           3.00        79.76      62.94      60.77       54.33     59.77
Other (1)...........         740            73,934,091          34.36        77.91      52.17      60.94       56.69     65.10
                           -----       -----------------       ------      --------   --------   --------   ---------   -------
    Total or
      Weighted
      Average.......       2,084         $ 215,146,323         100.00%       78.04%     57.93%     58.18%      58.24%    61.71%
                           -----       -----------------       ------      --------   --------   --------   ---------   -------
                           -----       -----------------       ------      --------   --------   --------   ---------   -------

------------

(1) Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than .3% of the Group CB Loans will be secured by Mortgaged Properties located in any one zip code area in California and no more than .3% of the Group CB Loans will be secured by Mortgaged Properties located in any one zip code area outside California.

                  MORTGAGE LOAN PURPOSE OF THE GROUP CB LOANS

                                                                                                  PERCENT    PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT     PRIMARY    SINGLE
LOAN PURPOSE          MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   ---------   -------

Purchase............       1,252         $ 124,641,127          57.93%       82.20%     64.12%     51.36%     53.71%
Rate/Term
  Refinance.........         389            43,164,385          20.06        74.03      58.56      61.86      64.94
Equity Refinance....         443            47,340,812          22.00        70.76      42.18      73.07      79.82
                           -----       -----------------       ------      --------   --------   ---------   -------
    Total or
      Weighted
      Average.......       2,084         $ 215,146,323         100.00%       78.04%     58.18%     58.24%     61.71%
                           -----       -----------------       ------      --------   --------   ---------   -------
                           -----       -----------------       ------      --------   --------   ---------   -------

            MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP CB LOANS

                                                                                                  PERCENT    PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT     PRIMARY    SINGLE
DOCUMENTATION TYPE    MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   ---------   -------

Full
  Documentation.....       1,288         $ 125,164,105          58.18%       82.76%     63.85%      37.04%    51.54%
Reduced
  Documentation.....         420            49,683,457          23.09        71.67      44.47       83.47     76.49
No Stated Income....         334            35,410,010          16.46        71.50      55.02       92.03     73.84
No Income/No
  Asset.............          42             4,888,751           2.27        69.65      64.29      100.00     84.02
                           -----       -----------------       ------      --------   --------   ---------   -------
    Total or
      Weighted
      Average.......       2,084         $ 215,146,323         100.00%       78.04%     57.93%      58.24%    61.71%
                           -----       -----------------       ------      --------   --------   ---------   -------
                           -----       -----------------       ------      --------   --------   ---------   -------

     No more than 19.9% of reduced loan documentation Group CB Loans and no stated income program Group CB Loans will be secured by Mortgaged Properties located in California.

                     OCCUPANCY TYPES OF THE GROUP CB LOANS

                                                                                                            PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT    PERCENT    SINGLE
OCCUPANCY             MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   FULL DOC   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   --------   -------

Non
  Owner-occupied....         909         $  80,520,458          37.43%       81.87%     66.29%     90.51%    47.78%
Primary Residence...       1,081           125,308,368          58.24        75.73      51.09      37.00     71.73
Second/Vacation.....          94             9,317,497           4.33        76.15      77.85      63.52     47.30
                           -----       -----------------       ------      --------   --------   --------   -------
Total or Weighted
  Average...........       2,084         $ 215,146,323         100.00%       78.04%     57.93%     58.18%    61.71%
                           -----       -----------------       ------      --------   --------   --------   -------
                           -----       -----------------       ------      --------   --------   --------   -------

                 MORTGAGED PROPERTY TYPES OF THE GROUP CB LOANS

                                                                                                             PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT    PERCENT     PRIMARY
PROPERTY TYPE         MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   FULL DOC   RESIDENCE
--------------------  --------------   -----------------   -------------   --------   --------   --------   ---------

Single-family
  (detached)........       1,434         $ 150,193,550          69.81%       76.50%     52.55%     49.85%      66.50%
Two- to four-family
  units.............         365            40,125,914          18.65        82.96      69.53      89.27       25.38
Condo Low-Rise (less
  than 5 stories)...         207            17,243,332           8.01        80.24      75.83      59.45       62.56
Planned Unit
  Developments
  (attached)........          51             5,103,979           2.37        77.67      67.09      50.67       60.15
Two- to four-family
units -- Townhouse..           5               754,001           0.35        78.97      69.77      69.77       74.01
Condo High-Rise (9
  stories or
  more).............           8               698,210           0.32        80.54      48.04      53.86       57.97
Manufactured Home...           5               393,557           0.18        69.27       0.00      45.14       78.94
Condo Mid-Rise (5 to
  8 stories)........           5               329,752           0.15        82.74      66.39      77.29       32.72
Two- to four-family
  units -- Detatched
  PUD...............           2               165,321           0.08        83.81      61.94     100.00        0.00
Condotel (1-4
  stories)..........           1               103,767           0.05        64.00     100.00     100.00        0.00
Condotel (5-8
  stories)..........           1                34,939           0.02        54.00     100.00     100.00        0.00
                           -----       -----------------       ------      --------   --------   --------   ---------
    Total or
      Weighted
      Average.......       2,084         $ 215,146,323         100.00%       78.04%     57.93%     58.18%      58.24%
                           -----       -----------------       ------      --------   --------   --------   ---------
                           -----       -----------------       ------      --------   --------   --------   ---------

      NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS OF THE GROUP CB LOANS

NET MORTGAGE RATE        NUMBER OF                             PERCENT OF
  (%)                  MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
--------------------   --------------    -----------------    -------------

6.095...............          1             $   158,853            0.07%
6.345...............          1                  57,498            0.03
6.470...............          6                 994,109            0.46
                              -          -----------------          ---
    Total...........          8             $ 1,210,460            0.56%
                              -          -----------------         ----
                              -          -----------------         ----

As of the Cut-off Date, the weighted average of the Discount Fractions of the Discount Mortgage Loans in the CB Loan Group was approximately 1.3100%.

GROUP NB LOANS

     None of the Group NB Loans will have been originated prior to July 29, 1997, or will have a maturity date later than December 1, 2028. No Group NB Loan will have a remaining term to maturity as of the Cut-off Date of less than 236 months. The weighted average remaining term to maturity of the Group NB Loans as of the Cut-off Date will be approximately 357 months. The weighted average original term to maturity of the Group NB Loans as of the Cut-off Date will be approximately 360 months.

     Set forth below is a description of certain additional characteristics of the Group NB Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Group NB Loans are approximate percentages by aggregate principal balance of the Group NB Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all principal balances of the Group NB Loans are as of the Cut-off Date and are rounded to the nearest dollar.

                CREDIT SCORE DISTRIBUTION OF THE GROUP NB LOANS

                                                                         NUMBER OF                             PERCENT OF
CREDIT SCORE RANGE                                                     MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
--------------------------------------------------------------------   --------------    -----------------    -------------

599 or Less.........................................................           0           $           0            0.00%
600 - 619...........................................................           3                 859,211            0.80
620 - 639...........................................................          11               3,813,608            3.54
640 - 659...........................................................          12               4,200,093            3.90
660 - 679...........................................................          39              13,084,148           12.15
680 - 699...........................................................          67              22,477,244           20.87
700 - 719...........................................................          42              13,998,200           13.00
720 - 739...........................................................          49              15,762,086           14.63
740 - 759...........................................................          55              18,619,382           17.29
760 - 779...........................................................          30               9,955,974            9.24
780 - 799...........................................................          13               4,196,373            3.90
800 or Greater......................................................           2                 491,377            0.46
                                                                             ---         -----------------        ------
Subtotal with Credit Score..........................................         323             107,457,694           99.77
Not Available (1)...................................................           1                 249,609            0.23
                                                                             ---         -----------------        ------
    Total Pool......................................................         324           $ 107,707,303          100.00%
                                                                             ---         -----------------        ------
                                                                             ---         -----------------        ------

------------

(1) Mortgage Loans indicated as having a Credit Score that is 'not available' include Mortgage Loans where the Credit Score was not provided by the related Seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

                      MORTGAGE RATES OF THE GROUP NB LOANS

                                                                                                             PERCENT    PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT    PERCENT     PRIMARY    SINGLE
MORTGAGE RATES (%)    MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   --------   ---------   -------

6.500 - 6.999.......         14          $   5,561,189           5.16%       70.07%     59.39%     85.10%     95.07%     84.28%
7.000 - 7.499.......         99             33,451,937          31.06        75.06      29.95      58.13      91.13      69.81
7.500 - 7.999.......        147             47,581,414          44.18        75.11      35.51      54.51      84.41      67.70
8.000 - 8.499.......         62             20,566,054          19.09        76.54      51.06      50.70      79.20      62.13
8.500 - 8.999.......          2                546,708            .51        90.00      44.01     100.00        .00        .00
                            ---        -----------------       ------      --------   --------   --------   ---------   -------
    Total...........        324          $ 107,707,303         100.00%       75.18%     38.03%     56.72%     85.62%     67.81%
                            ---        -----------------       ------      --------   --------   --------   ---------   -------
                            ---        -----------------       ------      --------   --------   --------   ---------   -------

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group NB Loans will be approximately 7.5800% per annum.

        ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP NB LOANS

                                                                                                             PERCENT    PERCENT
 ORIGINAL MORTGAGE      NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT    PERCENT     PRIMARY    SINGLE
    LOAN BALANCE      MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   --------   ---------   -------

200,001 - 250,000...         55          $  13,344,730          12.39%       75.95%     31.01%     47.38%      76.32%    67.32%
250,001 - 300,000...        109             30,038,871          27.89        75.59      40.46      55.62       80.01     75.07
300,001 - 400,000...        103             35,554,235          33.01        74.35      42.13      60.35       86.13     62.90
400,001 - 500,000...         35             16,097,893          14.95        78.41      43.35      58.65       94.57     57.29
500,001 - 600,000...         15              8,035,759           7.46        72.23      25.65      39.48       93.63     73.72
600,001 - 700,000...          6              3,894,611           3.62        68.84      16.68      83.35      100.00     83.33
700,001 - 800,000...          1                741,204            .69        80.00        .00     100.00      100.00    100.00
                            ---        -----------------       ------      --------   --------   --------   ---------   -------
    Total or
      Weighted
      Average.......        324          $ 107,707,303         100.00%       75.18%     38.03%     56.72%      85.62%    67.81%
                            ---        -----------------       ------      --------   --------   --------   ---------   -------
                            ---        -----------------       ------      --------   --------   --------   ---------   -------

     As of the Cut-off Date, the average unpaid principal balance of the Group NB Loans will be approximately $332,430.

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP NB LOANS

     ORIGINAL                                                                                     PERCENT    PERCENT
LOAN-TO-VALUE RATIO     NUMBER OF                           PERCENT OF     PERCENT    PERCENT     PRIMARY    SINGLE
  (%)                 MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL   PURCHASE   FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   ---------   -------

 0.01 - 50.00.......         14          $   4,684,641           4.35%       35.67%     40.78%      81.72%    72.52%
50.01 - 55.00.......          5              1,462,522           1.36        44.36      43.33       56.67     76.12
55.01 - 60.00.......         10              4,382,814           4.07        15.85      30.85       84.15     90.99
60.01 - 65.00.......         17              5,843,119           5.42        20.38      31.43       79.57     70.73
65.01 - 70.00.......         25              7,964,769           7.39        14.20      41.41       70.95     74.14
70.01 - 75.00.......         62             20,278,956          18.83        18.46      47.19       86.17     70.50
75.01 - 80.00.......        151             49,887,003          46.32        43.92      58.70       90.07     67.45
80.01 - 85.00.......          8              2,428,099           2.25          .00     100.00      100.00     59.07
85.01 - 90.00.......         23              8,086,968           7.51        96.22     100.00       74.88     41.73
90.01 - 95.00.......          9              2,688,413           2.50        81.36     100.00      100.00     64.71
                            ---        -----------------       ------      --------   --------   ---------   -------
Total or Weighted
  Average...........        324          $ 107,707,303         100.00%       38.03%     56.72%      85.62%    67.81%
                            ---        -----------------       ------      --------   --------   ---------   -------
                            ---        -----------------       ------      --------   --------   ---------   -------

     The weighted average Loan-to-Value Ratio at origination of the Group NB Loans will be approximately 75.19%.

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP NB LOANS

                                                                                                             PERCENT    PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT    PERCENT     PRIMARY    SINGLE
STATE                 MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   --------   ---------   -------

California..........        163          $  54,651,643          50.74%       75.18%     34.92%     56.80%     85.37%     67.92%
New York............         21              6,887,005           6.39        74.05      60.46      57.21      96.40      59.64
Colorado............         13              4,951,046           4.60        71.84      42.45      56.77      86.89      65.24
Arizona.............         12              4,188,038           3.89        75.20      31.96      59.74      83.93      35.91
Oregon..............         11              3,238,182           3.01        73.15      16.97      52.86      77.76      64.80
Other (1)...........        104             33,791,389          31.37        76.09      40.60      56.47      84.61      73.91
                            ---        -----------------       ------      --------   --------   --------   ---------   -------
Total or Weighted
  Average...........        324          $ 107,707,303         100.00%       75.18%     38.03%     56.72%     85.62%     67.81%
                            ---        -----------------       ------      --------   --------   --------   ---------   -------
                            ---        -----------------       ------      --------   --------   --------   ---------   -------

------------

(1) Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than 1.2% of the Group NB Loans will be secured by Mortgaged Properties located in any one zip code area in California and no more than 1.0% of the Group NB Loans will be secured by Mortgaged Properties located in any one zip code area outside California.

                  MORTGAGE LOAN PURPOSE OF THE GROUP NB LOANS

                                                                                                  PERCENT    PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT     PRIMARY    SINGLE
LOAN PURPOSE          MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      FULL DOC   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   ---------   -------

Purchase............        124          $  40,958,088          38.03%       79.16%     63.15%     75.99%     57.67%
Rate/Term
  Refinance.........         83             27,063,934          25.13        75.47      53.21      83.93      69.59
Equity Refinance....        117             39,685,281          36.85        70.89      52.47      96.72      77.05
                            ---        -----------------       ------      --------   --------   ---------   -------
Total or Weighted
  Average...........        324          $ 107,707,303         100.00%       75.18%     56.72%     85.62%     67.81%
                            ---        -----------------       ------      --------   --------   ---------   -------
                            ---        -----------------       ------      --------   --------   ---------   -------

            MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP NB LOANS

                                                                                                  PERCENT    PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT     PRIMARY    SINGLE
DOCUMENTATION TYPE    MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   RESIDENCE   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   ---------   -------

Full
  Documentation.....        182          $  61,087,126          56.72%       78.05%     42.34%      76.88%    61.23%
Reduced
  Documentation.....        103             34,413,527          31.95        72.03      29.06       96.05     76.48
No Stated Income....         32              9,892,928           9.19        70.15      45.70      100.00     73.24
No Income/No
  Asset.............          7              2,313,722           2.15        67.92      24.70      100.00     89.20
                            ---        -----------------       ------      --------   --------   ---------   -------
    Total or
      Weighted
      Average.......        324          $ 107,707,303         100.00%       75.18%     38.03%      85.62%    67.81%
                            ---        -----------------       ------      --------   --------   ---------   -------
                            ---        -----------------       ------      --------   --------   ---------   -------

     No more than 50.7% of reduced loan documentation Group NB Loans and no stated income program Group NB Loans will be secured by Mortgaged Properties located in California.

                     OCCUPANCY TYPES OF THE GROUP NB LOANS

                                                                                                            PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT    PERCENT    SINGLE
OCCUPANCY             MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   FULL DOC   FAMILY
--------------------  --------------   -----------------   -------------   --------   --------   --------   -------

Non
  Owner-occupied....         48          $  14,106,381          13.10%       72.61%     59.96%     90.36%    35.22%
Primary Residence...        272             92,223,267          85.62        75.46      33.75      50.92     72.61
Second/Vacation.....          4              1,377,655           1.28        82.87     100.00     100.00     80.05
                            ---        -----------------       ------      --------   --------   --------   -------
    Total or
      Weighted
      Average.......        324          $ 107,707,303         100.00%       75.18%     38.03%     56.72%    67.81%
                            ---        -----------------       ------      --------   --------   --------   -------
                            ---        -----------------       ------      --------   --------   --------   -------

                 MORTGAGED PROPERTY TYPES OF THE GROUP NB LOANS

                                                                                                             PERCENT
                        NUMBER OF                           PERCENT OF     WTD AVG.   PERCENT    PERCENT     PRIMARY
PROPERTY TYPE         MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL     LTV      PURCHASE   FULL DOC   RESIDENCE
--------------------  --------------   -----------------   -------------   --------   --------   --------   ---------

Single-family
  (detached)........        275          $  92,448,067          85.83%       74.84%     33.79%     52.39%      91.09%
Two- to four-family
  units.............         35             10,885,224          10.11        79.53      70.80      84.88       52.67
Condo Low-Rise (less
  than 5 stories)...          3                978,305            .91        67.74      67.85     100.00         .00
Two- to four-family
  units -- Detatched
  PUD...............          3                854,884            .79        80.00        .00     100.00       43.89
Planned Unit
  Developments
  (attached)........          2                699,750            .65        80.00      55.98     100.00       44.02
Cooperative Units...          2                695,969            .65        48.46      42.65      42.65      100.00
Condo High-Rise (9
  stories or
  more).............          2                657,605            .61        77.57     100.00      51.44      100.00
Condotel (1-4
  stories)..........          1                247,500            .23        75.00        .00     100.00         .00
Two- to four-family
units -- Townhouse..          1                240,000            .22        80.00        .00        .00      100.00
                            ---        -----------------       ------      --------   --------   --------   ---------
    Total or
      Weighted
      Average.......        324          $ 107,707,303         100.00%       75.18%     38.03%     56.72%      85.62%
                            ---        -----------------       ------      --------   --------   --------   ---------
                            ---        -----------------       ------      --------   --------   --------   ---------

      NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS OF THE GROUP NB LOANS

NET MORTGAGE RATE        NUMBER OF                             PERCENT OF
  (%)                  MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE POOL
--------------------   --------------    -----------------    -------------

6.345...............          1             $   648,850            0.60%
6.470...............          8               2,874,096            2.67
                              -          -----------------         ----
    Total...........          9             $ 3,522,946            3.27%
                              -          -----------------         ----
                              -          -----------------         ----

As of the Cut-off Date, the weighted average of the Discount Fractions of the Discount Mortgage Loans in the NB Loan Group was approximately 0.8157%.

     Certain aspects of the Cooperative Loans included in the Mortgage Pool differ from those of other types of Mortgage Loans. See 'Certain Legal Aspects of Mortgage Loans and Related Matters -- Cooperative Loans' in the Prospectus.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

     Each Mortgage Loan is required to be covered by a standard hazard insurance policy. In addition, to the best of the Depositor's knowledge, except with respect to seven Mortgage Loans representing approximately 0.1% of the Mortgage Loans each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy (a 'PRIMARY INSURANCE POLICY') covering the amount of such Mortgage Loan generally in excess of 75% of the value of the related Mortgaged Property used in determining such Loan-to-Value Ratio (the 'APPRAISED VALUE'). Substantially all of such Primary Insurance Policies were issued by General Electric Mortgage Insurance Corporation, PMI Mortgage Insurance Company, Mortgage Guaranty Insurance Corporation, United Guaranty Residential Insurance Company, Commonwealth Mortgage Assurance Corporation or Republic Mortgage Insurance Company (collectively, the 'PRIMARY INSURERS'). Each Primary Insurer has a claims paying ability currently acceptable to the Rating Agencies that have been requested to rate the Certificates; however, there is no assurance as to the actual ability of any Primary Insurer to pay claims. See 'Insurance Policies on Mortgage Loans or Contracts Standard Hazard Insurance on Mortgaged Properties' and 'Primary Mortgage Insurance Policies' in the Prospectus.

THE PROGRAM

     General. Residential Funding commenced its Expanded Criteria Mortgage Program (the 'PROGRAM') primarily for the purchase of mortgage loans that generally would not qualify for other first mortgage purchase programs such as those run by Fannie Mae or Freddie Mac or by Residential Funding in connection with securities issued by the Depositor's affiliate, Residential Funding Mortgage Securities I, Inc. Examples include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with higher Loan-to-Value Ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for such other programs. Borrowers may be International Borrowers. The Mortgage Loans also include mortgage loans secured by smaller or larger parcels of land; mortgage loans secured by units in 'condotels,' which generally provide the services of commercial hotels for residential occupants of units owned by the borrowers as vacation or investment properties; mortgage loans with higher Loan-to-Value Ratios than in such other programs and mortgage loans with Loan-to-Value Ratios over 80% that do not require primary mortgage insurance. See 'Program Underwriting Standards,' below. The inclusion of such Mortgage Loans may present certain risks that are not present in such other programs. The Program is administered by Residential Funding on behalf of the Depositor.

     Qualifications of Program Sellers. Each Program Seller has been selected by Residential Funding on the basis of criteria set forth in Residential Funding's Program Seller Guide (as applicable to the Program, the 'PROGRAM SELLER GUIDE'). See 'The Trust Funds Mortgage Collateral Sellers' in the Prospectus.

     Program Underwriting Standards. In accordance with the Program Seller Guide, the Program Seller is required to review an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor is required to furnish information (which may have been supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also be required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. With respect to mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

     Based on the data provided in the application and certain verifications (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property (such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months (including those mentioned above and other fixed obligations) equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     Certain of the Mortgage Loans have been originated under 'reduced documentation' or 'no stated income' programs which require less documentation and verification than do traditional 'full documentation' programs. Generally, under a 'reduced documentation' program, no verification of a mortgagor's stated income is undertaken by the originator. Under a 'no stated income' program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a 'no income/no asset' program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on an appraisal of the Mortgaged Property and the Loan-to-Value Ratio at origination.

     The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines set forth in the Program Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the Loan-to-Value Ratio is based on the appraised value as indicated on a review appraisal conducted by the Mortgage Collateral Seller or originator.

     Certain of the Mortgage Loans may have been underwritten pursuant to a streamlined refinancing documentation program, which permits certain mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the refinanced mortgage loan was underwritten. For example, a new appraisal of the mortgaged property may not be required if the refinanced mortgage loan was originated up to 24 months prior to the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, the mortgagor may be permitted to increase the principal amount of the mortgage loan to 105% of the outstanding principal balance of the refinanced mortgage loan. Each Mortgage Loan underwritten pursuant to this program is treated for purposes of the table entitled 'Mortgage Loan Documentation Types,' above, as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced.

     Prior to assigning the Mortgage Loans to the Depositor, Residential Funding reviewed the underwriting documentation for substantially all of the Mortgage Loans and, in such cases, determined that the Mortgage Loans were originated generally in accordance with or in a manner generally consistent with the underwriting standards set forth in the Program Seller Guide.

     Because of the program criteria and underwriting standards described above, the Mortgage Loans may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

RESIDENTIAL FUNDING

     Residential Funding will be responsible for master servicing the Mortgage Loans. Such responsibilities will include the receipt of funds from Sub-Servicers, the reconciliation of servicing activity with respect to the Mortgage Loans, investor reporting, remittances to the Trustee to accommodate distributions to Certificateholders, follow up with Sub-Servicers with respect to Mortgage Loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the Pooling and Servicing Agreement.

     Residential Funding and its affiliates are active purchasers of non-conforming mortgage loans and have sold a substantial amount of mortgage loans that do not present certain of the special risk factors presented by the Mortgage Loans as described herein. Residential Funding serves as the master servicer for transactions backed by most of such mortgage loans. As a result of the program criteria and underwriting standards of the Mortgage Loans, however, the Mortgage Loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.

PRIMARY SERVICING

     Primary servicing will be provided by Capstead for approximately 22.1% of the Group A Loans, approximately 68.0% of the Group CB Loans and approximately 46.3% of the Group NB Loans. As of September 30, 1998, Capstead serviced or subserviced approximately $57.6 billion of conventional one- to four-family residential mortgage loans. HomeComings and GMAC Mortgage Corporation agreed to acquire substantially all of the assets of Capstead and expect to do so before March 31, 1999. The principal office of Capstead is located at 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204 and its telephone number is (214) 874-2323.

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates (as defined below), Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be added to the Mortgage Pool prior to the issuance of the Offered Certificates. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K, together with the Pooling and Servicing Agreement, will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

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
                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 1998-QS17 Mortgage Asset-Backed Pass-Through Certificates will include the following nineteen classes (the 'SENIOR CERTIFICATES'): (i) Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, and Class A-7 Certificates (together with the Class A-8 Certificates, Class A-P Certificates and Class A-V Certificates, the 'CLASS A CERTIFICATES'); (ii) Class A-8 Certificates and Class NB-7 Certificates (the 'LOCKOUT CERTIFICATES'); (iii) Class CB Certificates (the 'CLASS CB CERTIFICATES'); (iv) Class NB-1 Certificates; Class NB-2 Certificates, Class NB-3 Certificates, Class NB-4 Certificates, Class NB-5 Certificates and Class NB-6 Certificates (together with the Class NB-7 Certificates, the 'CLASS NB CERTIFICATES'); (v) Class A-P Certificates (the 'PRINCIPAL ONLY CERTIFICATES'); (vi) Class A-V Certificates (the 'VARIABLE STRIP CERTIFICATES'); and (vii) Class R Certificates (the 'RESIDUAL CERTIFICATES'). The Class A-6 Certificates, Class NB-2 Certificates, Class NB-3 Certificates, Class NB-4 Certificates, Class NB-5 Certificates and Class NB-6 Certificates are collectively referred to herein as the 'RETAIL CERTIFICATES'. Distributions of interest and principal on the Class A Certificates (other than the Principal Only Certificates and Variable Strip Certificates), together with the Residual Certificates, the Class CB Certificates and the Class NB Certificates will be based on interest and principal received or advanced with respect to the Group A Loans, Group CB Loans and Group NB Loans, respectively, except under the limited circumstances described herein. Distributions of principal on the Principal Only Certificates will be based on principal received or advanced with respect to certain Mortgage Loans in all Loan Groups. Distributions of interest on the Variable Strip Certificates will be based on interest received or advanced with respect to certain Mortgage Loans in all Loan Groups. In addition to the Senior Certificates, the Series 1998-QS17 Mortgage Asset-Backed Pass-Through Certificates will also include six classes of subordinate certificates which are designated as the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates (collectively, the 'CLASS M CERTIFICATES') and the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates (collectively, the 'CLASS B CERTIFICATES' and, together with the Class M Certificates and Senior Certificates, the 'CERTIFICATES'). Only the Senior Certificates and
Class M Certificates (together, the 'OFFERED CERTIFICATES') are offered hereby.

     The Certificates will evidence the entire beneficial ownership interest in the Trust. The Trust will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Account and in the Certificate Account and belonging to the Trust; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; (iv) any applicable Primary Insurance Policies and Primary Hazard Insurance Policies; and (v) all proceeds of any of the foregoing.

     The Principal Only Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans. A 'DISCOUNT MORTGAGE LOAN' is any Mortgage Loan with a Net Mortgage Rate less than 6.50% per annum. With respect to each Discount Mortgage Loan, the 'Discount Fraction' is equal to a fraction, expressed as a percentage, the numerator of which is 6.50% minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is 6.50%. The Mortgage Loans other than the Discount Mortgage Loans are referred to herein as the 'NON-DISCOUNT MORTGAGE LOANS.'

     The Senior Certificates (other than the Principal Only, Variable Strip and Residual Certificates) and the Class M Certificates (together, the 'DTC REGISTERED CERTIFICATES') will be available only in book-entry form through the facilities of The Depository Trust Company ('DTC'). The DTC Registered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. The Principal Only, Variable Strip and Residual Certificates will be issued in registered, certificated form. The DTC Registered Certificates (other than the Retail Certificates) will be issued in minimum denominations (by principal balance) of $25,000 (or $250,000, in the case of the Class M-2 Certificates and Class M-3 Certificates) and integral multiples of $1 in excess thereof. The Retail Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The Principal Only Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, except for one Principal Only Certificate evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such class of Certificates. The Variable Strip Certificates and Residual Certificates will be issued in minimum denominations of a 20% Percentage Interest, except, in the case of one Residual Certificate, as otherwise set forth herein under 'Certain Federal Income Tax Consequences' and, in the case of the Variable Strip Certificates, as otherwise set forth herein under ' -- Interest Distributions.'

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

     The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ('CEDE'). No Beneficial Owner will be entitled to receive a certificate of such class in fully registered, certificated form (a 'DEFINITIVE CERTIFICATE'), except as set forth in the Prospectus under 'Description of the Certificates -- Form of Certificates.' Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF CERTAIN OF THE OFFERED CERTIFICATES

     General. Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC Registered Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal of and interest on the related DTC Registered Certificates from the Paying Agent through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related DTC Registered Certificates, it is anticipated that the only registered Certificateholder of such DTC Registered Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers of DTC Registered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, such DTC Registered Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to such DTC Registered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the DTC Registered Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Indirect Participants, will receive distributions and will be able to transfer their interests in the DTC Registered Certificates.

     None of the Depositor, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under 'Description of the Certificates Form of Certificates.'

     Upon the occurrence of an event described in the Prospectus in the third paragraph under 'Description of the Certificates -- Form of Certificates,' the Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     Year 2000. DTC has advised the Depositor that management of DTC is aware that some computer applications, systems, and the like for processing data ('Systems') that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter 'Year 2000 problems.' DTC has informed its Participants and other members of the financial community (the 'Industry') that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which, DTC has advised the Industry, is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Participants and Indirect Participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being 'Year 2000' compliant; and (ii) determine the extent of their efforts for 'Year 2000' remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     For additional information regarding DTC and the DTC Registered Certificates, see 'Description of the Certificates Form of Certificates' in the Prospectus.

AVAILABLE DISTRIBUTION AMOUNT

     The 'AVAILABLE DISTRIBUTION AMOUNT' for any Distribution Date will be determined separately with respect to the A Loan Group, CB Loan Group and NB Loan Group, and in each case will equal the sum of (i) the aggregate amount of scheduled payments on the related Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the related master servicing fees and any subservicing fees (collectively, the 'SERVICING FEES'), (ii) certain unscheduled payments, including Mortgagor prepayments on the related Mortgage Loans, Insurance Proceeds, Liquidation Proceeds, proceeds from the liquidation of Additional Collateral or from the Surety Bond and proceeds from repurchases of and substitutions for the related Mortgage Loans occurring during the preceding calendar month and (iii) all Advances made for such Distribution Date for the related Loan Group, in each case net of amounts reimbursable therefrom to the Master Servicer and any Subservicer. In addition to the foregoing amounts, with respect to unscheduled collections, not including Mortgagor prepayments, the Master Servicer may elect to treat such amounts as included in the related Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. As described herein under ' -- Principal Distributions on the Senior Certificates,' any such amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of Certificates. Distributions will be made on the 25th day of each month (or if such 25th day is not a business day, on the next succeeding business day), commencing in January 1999 (each, a 'DISTRIBUTION DATE'). With respect to any Distribution Date, (i) the 'DUE DATE' is the first day of the month in which such Distribution Date occurs and (ii) the 'DETERMINATION DATE' is the 20th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately succeeding business day.

INTEREST DISTRIBUTIONS

     Holders of each class of Senior Certificates (other than the Principal Only Certificates) will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class on each Distribution Date to the extent of the related Available Distribution Amount for such Distribution Date. On each Distribution Date, the Available Distribution Amount for each Loan Group will be distributed first as interest on each related class of Senior Certificates. The aggregate amount of the interest on the Senior Certificates payable on any Distribution Date is referred to herein as the 'SENIOR INTEREST DISTRIBUTION AMOUNT.'

     Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class on each Distribution Date, to the extent of the Available Distribution Amount for all Loan Groups for such Distribution Date after distributions of interest and principal to the Senior Certificates, reimbursements for certain Advances to the Master Servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

     With respect to any Distribution Date, 'ACCRUED CERTIFICATE INTEREST' will be equal to (a) in the case of each class of Offered Certificates (other than the Principal Only Certificates, which are not entitled to distributions of interest, and Variable Strip Certificates), interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the Certificates of such class immediately prior to such Distribution Date at the per annum rate at which interest accrues on such class (the 'PASS-THROUGH RATE') and (b) in the case of the Variable Strip Certificates, interest accrued during the related Interest Accrual Period on the Notional Amount thereof immediately prior to such Distribution Date at the then-applicable Pass-Through Rate on such class for such Distribution Date, in each case less interest shortfalls from the Mortgage Loans, if any, allocated thereto for such Distribution Date to the extent not covered with respect to the Senior Certificates by the Subordination provided by the Class B Certificates and Class M Certificates and, with respect to the Class M Certificates to the extent not covered by the Subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case:

          (i) any Prepayment Interest Shortfall (as defined below) to the extent not covered by the Master Servicer as described below;

          (ii) the interest portions of Realized Losses (including Special Hazard Losses in excess of the Special Hazard Amount ('EXCESS SPECIAL HAZARD LOSSES'), Fraud Losses in excess of the Fraud Loss Amount ('EXCESS FRAUD LOSSES'), Bankruptcy Losses in excess of the Bankruptcy Amount ('EXCESS BANKRUPTCY LOSSES') and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ('EXTRAORDINARY LOSSES')) not allocated through Subordination;

          (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

          (iv) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Relief Act or similar legislation or regulations, all allocated as described below.

     The Class A Percentage (as defined herein), in the case of the Group A Loans, of such reductions will be allocated among the holders of the Class A, Variable Strip and Class R Certificates in proportion to the amounts of Accrued Certificate Interest that would have been payable from the Group A Loans on such Distribution Date absent such reductions. The Class CB Percentage (as defined herein), in the case of the Group CB Loans, of such reductions will be allocated among the holders of the Class CB Certificates and Variable Strip Certificates in proportion to the amounts of Accrued Certificate Interest that would have been payable from the Group CB Loans on such Distribution Date absent such reductions. The Class NB Percentage (as defined herein), in the case of the Group NB Loans, of such reductions will be allocated among the holders of the Class NB Certificates and Variable Strip Certificates (in the case of the Group NB Loans) in proportion to the amounts of Accrued Certificate Interest that would have been payable from the Group NB Loans on such Distribution Date absent such reductions. The remainder of such reductions will be allocated among the holders of the Class M Certificates and Class B Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on such Distribution Date absent such reductions. In the case of each class of Class M Certificates, Accrued Certificate Interest on such class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under ' -- Allocation of Losses; Subordination.' Accrued Certificate Interest on each class of Senior Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Principal Only Certificates are not entitled to distributions of interest.

     The 'INTEREST ACCRUAL PERIOD' for all classes of Certificates is the calendar month preceding the month in which the Distribution Date occurs.

     The 'PREPAYMENT INTEREST SHORTFALL' for any Distribution Date for any Loan Group is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from Mortgagor prepayments on the related Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. However, with respect to any Distribution Date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance (as defined herein) of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to such Distribution Date. This amount will be allocated on a pro rata basis in respect of Prepayment Interest Shortfalls on the Group A Loans, Group CB Loans and Group NB Loans. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the Master Servicer from master servicing compensation or otherwise. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls resulting from prepayments in full will be sufficient therefor. See 'Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses' herein.

     If on any Distribution Date the Available Distribution Amount with respect to the Group A Loans is less than Accrued Certificate Interest on the Class A, Class R and Variable Strip Certificates payable from the Group A Loans, the shortfall will be allocated among the holders of such classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest payable from the Group A Loans for such Distribution Date. If on any Distribution Date the Available Distribution Amount with respect to the Group CB Loans is less than Accrued Certificate Interest on the Class CB Certificates and Variable Strip Certificates payable from the Group CB Loans, the shortfall will be allocated among the holders of such classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest payable from the Group CB Loans for such Distribution Date. If on any Distribution Date the Available Distribution Amount with respect to the Group NB Loans is less than Accrued Certificate Interest on the Class NB Certificates and Variable Strip Certificates payable from the Group NB Loans, the shortfall will be allocated among the holders of such classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest payable from the Group NB Loans for such Distribution Date. Accrued Certificate Interest on the Variable Strip Certificates payable from the Available Distribution Amount for each Loan Group will be based on the Pool Strip Rates (as defined herein) of each of the Mortgage Loans in such Loan Group. In addition, the amount of any such interest shortfalls that are covered by Subordination (specifically, interest shortfalls not described in clauses (i) through (iv) in the fourth preceding paragraph) will be unpaid interest and will be distributable to holders of the Certificates of such classes entitled to such amounts on subsequent Distribution Dates, to the extent of available funds for the related Loan Group after interest distributions as required herein. Such shortfalls could occur, for example, if delinquencies on the Mortgage Loans in a Loan Group were exceptionally high and were concentrated in a particular month and Advances by the Master Servicer did not cover the shortfall. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments in full.

     The Pass-Through Rates on all classes of Offered Certificates (other than the Variable Strip Certificates) are fixed and are set forth in the table on page S-4 hereof. The Pass-Through Rate on the Variable Strip Certificates on each Distribution Date will equal the weighted average, as of the Due Date in the month preceding the month in which such Distribution Date occurs, of the Pool Strip Rates on each of the Mortgage Loans. The 'POOL STRIP RATE' on any Mortgage Loan is equal to the Net Mortgage Rate thereon minus 6.50% (but not less than 0.00%) per annum. The 'NET MORTGAGE RATE' on each Mortgage Loan is equal to the Mortgage Rate thereon minus the rate per annum at which the related master servicing and subservicing fees accrue (the 'SERVICING FEE RATE'). As of the Cut-off Date, the Pool Strip Rates on the Mortgage Loans ranged between 0.00% and 3.045% per annum. The initial Pass-Through Rate on the Variable Strip Certificates will be 0.9821% per annum.

     As described herein, the Accrued Certificate Interest allocable to each class of Certificates entitled to distributions in respect of interest is based on the Certificate Principal Balance thereof or, in the case of the Variable Strip Certificates, on the Notional Amount thereof. The 'CERTIFICATE PRINCIPAL BALANCE' of any Offered Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of
(a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein, provided that, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of any Certificate of the class of Class M Certificates outstanding with the lowest payment priority shall equal the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then aggregate Stated Principal Balance of all of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of all other classes of Certificates then outstanding.

     As of any date of determination, the 'NOTIONAL AMOUNT' for the Variable Strip Certificates will be equal to the aggregate Stated Principal Balance of the Mortgage Loans as of such date. At the option of the initial holder of the Variable Strip Certificates, the Variable Strip Certificates can be exchanged by such holder for one or more Variable Strip Certificates that represent in the aggregate the Pool Strip Rates on each of the Mortgage Loans as of such date, and the Pass-Through Rate and Notional Amount of each Variable Strip Certificate so exchanged will be based on the Pool Strip Rates and Stated Principal Balances of the Mortgage Loans corresponding to such Variable Strip Certificate. Reference to the Notional Amount with respect to any Variable Strip Certificate is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     Except as provided below, holders of the Senior Certificates (other than the Variable Strip Certificates, which are not entitled to receive distributions in respect of principal, and the Principal Only Certificates) will be entitled to receive on each Distribution Date, in the priority set forth herein and to the extent of the portion of the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount and the applicable portion of the Principal Only Distribution Amount (as defined below) have been distributed, a distribution allocable to principal, determined separately for the Class A Certificates (other than the Principal Only Certificates) together with the Residual Certificates, the Class CB Certificates and the Class NB Certificates, equal to the sum of the following:

          (i) the product of (A) the then-applicable related Senior Percentage (as defined below) and (B) the aggregate of the following amounts:

             (1) the principal portion of all scheduled monthly payments on the Mortgage Loans (other than the related Discount Fraction of the principal portion of such payments, with respect to each Discount Mortgage Loan) in the related Loan Group due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of related Debt Service Reductions (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

             (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) (other than the related Discount Fraction of the principal portion of such proceeds, with respect to each Discount Mortgage Loan), as required by the Pooling and Servicing Agreement during the preceding calendar month; and

             (3) the principal portion of all other unscheduled collections received during the preceding calendar month with respect to the related Loan Group (other than full and partial Mortgagor prepayments and any amounts received in connection with a Final Disposition (as defined below) of a Mortgage Loan in such Loan Group described in clause (ii) below), to the extent applied as recoveries of principal (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

          (ii) in connection with the Final Disposition of a Mortgage Loan in the related Loan Group (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

             (a) the then-applicable related Senior Percentage of the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to a Discount Mortgage Loan); and

             (b) the then-applicable related Senior Accelerated Distribution Percentage (as defined below) of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal (other than the portion of such collections, with respect to a Discount Mortgage Loan, included in clause (iii) of the definition of 'Principal Only Distribution Amount' below);

          (iii) the then-applicable related Senior Accelerated Distribution Percentage of the aggregate of all full and partial Mortgagor prepayments (other than the related Discount Fraction of such Mortgagor prepayments, with respect to each Discount Mortgage Loan) with respect to the related Loan Group made during the preceding calendar month;

          (iv) any portion of the Excess Subordinate Principal Amount (as defined below) for such Distribution Date allocated to the related Loan Group as described below; and

          (v) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates.

     With respect to any Distribution Date and each Loan Group, the lesser of
(a) the balance of the related Available Distribution Amount remaining after the distribution of the portion of the Senior Interest Distribution Amount and the amount required to be paid to the holders of the Principal Only Certificates have been distributed from such Available Distribution Amount, and (b) the sum of the amounts described in clauses (i) through (v) of the immediately preceding paragraph with respect to such Loan Group is hereinafter referred to as the 'CLASS A PRINCIPAL DISTRIBUTION AMOUNT,' 'CLASS CB PRINCIPAL DISTRIBUTION AMOUNT' and 'CLASS NB PRINCIPAL DISTRIBUTION AMOUNT,' as applicable. The aggregate of the Class A Principal Distribution Amount, Class CB Principal Distribution Amount and Class NB Principal Distribution Amount is referred to herein as the 'SENIOR PRINCIPAL DISTRIBUTION AMOUNT.'

     With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the 'EXCESS SUBORDINATE PRINCIPAL AMOUNT' is equal to the amount, if any, by which (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such class or classes of Certificates on such Distribution Date, as reduced by any amount calculated pursuant to clause (v) of the definition of 'Principal Only Distribution Amount.' The Excess Subordinate Principal Amount will be allocated among the A Loan Group, the CB Loan Group and the NB Loan Group on a pro rata basis in accordance with the amount of Realized Losses on the Mortgage Loans in each Loan Group allocated to the Certificates on such Distribution Date.

     Holders of the Principal Only Certificates will be entitled to receive on each Distribution Date, to the extent of the excess, if any, of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed, a distribution allocable to principal (the 'PRINCIPAL ONLY DISTRIBUTION AMOUNT') equal to the aggregate of:

          (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan due on the related Due Date, whether or not received on or prior to the related Determination Date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

          (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause (iii) below), including full and partial Mortgagor prepayments, repurchases of Discount Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement, Liquidation Proceeds and Insurance Proceeds, to the extent applied as recoveries of principal;

          (iii) in connection with the Final Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and
     (b) the aggregate amount of collections on such Discount Mortgage Loan to the extent applied as recoveries of principal;

          (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed; and

          (v) with respect to each Final Disposition of a Discount Mortgage Loan in connection with such Distribution Date or any prior Distribution Date, to the extent that the amount included under clause (iii) above for such Distribution Date was less than the amount described in (a) under clause
     (iii) above (each such shortfall, a 'PRINCIPAL ONLY COLLECTION SHORTFALL'), an amount equal to the aggregate of the Principal Only Collection Shortfalls, less any amounts paid pursuant to this clause (v) on a prior Distribution Date, until paid in full; provided that distributions pursuant to this clause (v) shall only be made to the extent of Eligible Funds (as described below) on any Distribution Date.

     A 'FINAL DISPOSITION' of a defaulted Mortgage Loan is deemed to have occurred upon a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     'ELIGIBLE FUNDS' on any Distribution Date means the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount (determined without regard to clause (iv) of the definition thereof), the Principal Only Distribution Amount (determined without regard to clause (v) of the definition thereof) and the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates. Notwithstanding anything herein to the contrary, any distribution in respect of any Principal Only Collection Shortfall, to the extent not covered by any amounts otherwise distributable to the Class B-3 Certificates, will result in a reduction of the amount of principal distributions on such Distribution Date on (i) first, the Class B-1 Certificates and Class B-2 Certificates and (ii) second, the Class M Certificates, in each case in reverse order of their payment priority.

     The 'STATED PRINCIPAL BALANCE' of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination.

     The 'CLASS A PERCENTAGE,' 'CLASS CB PERCENTAGE' and 'CLASS NB PERCENTAGE' (each, a 'SENIOR PERCENTAGE'), which initially will equal approximately 93.00%, 93.00% and 93.00%, respectively, and will in no event exceed 100%, will be recalculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Class A Certificates (other than the Principal Only Certificates) and Residual Certificates, Class CB Certificates, or the Class NB Certificates, as the case may be, immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans in the related Loan Group (other than the Discount Fraction of the Discount Mortgage Loans) immediately prior to such Distribution Date. The 'SUBORDINATE PERCENTAGE' for each Loan Group will be recalculated for each Distribution Date to be the percentage equal to 100% minus the related Senior Percentage as of such date. Each initial Senior Percentage is less than the initial percentage interest in the related Loan Group evidenced by the related Senior Certificates because such percentage is calculated without regard to either the Certificate Principal Balance of the Principal Only Certificates or the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

     The 'SENIOR ACCELERATED DISTRIBUTION PERCENTAGES' for any Distribution Date occurring prior to the Distribution Date in January 2004 will equal 100%. Each Senior Accelerated Distribution Percentage for any Distribution Date occurring after the first five years following the Closing Date will be as follows:

          (i) for any Distribution Date during the sixth year after the Closing Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

          (ii) for any Distribution Date during the seventh year after the Closing Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

          (iii) for any Distribution Date during the eighth year after the Closing Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

          (iv) for any Distribution Date during the ninth year after the Closing Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

          (v) for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date;

provided, however, that if on any Distribution Date the weighted average of the Senior Percentages for all Loan Groups, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group (less the Discount Fraction of the Discount Mortgage Loans), exceeds the weighted average of the initial Senior Percentages (calculated on such basis) for all Loan Groups, each of the Senior Accelerated Distribution Percentages for such Distribution Date will once again equal 100%.

     Notwithstanding the foregoing, any scheduled reduction to each Senior Accelerated Distribution Percentage described above shall not be made as of any Distribution Date unless either

          (a) (i) (X) the outstanding principal balance of the Mortgage Loans in all Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of the Mortgage Loans in all Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2%, and

          (ii) Realized Losses on the Mortgage Loans in all Loan Groups to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates (the 'ORIGINAL SUBORDINATE PRINCIPAL BALANCE');

or

          (b) (i) the outstanding principal balance of the Mortgage Loans in all Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4%, and

          (ii) Realized Losses on the Mortgage Loans in all Loan Groups to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year after the Closing Date (or any year thereafter) are less than 10%, 15%, 20%, 25% or 30%, respectively, of the Original Subordinate Principal Balance.

     Notwithstanding any of the foregoing, upon reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Principal Only Certificates), to zero, the related Senior Accelerated Distribution Percentage will equal 0%. See 'Subordination' in the Prospectus.

     The 'LOCKOUT DISTRIBUTION PERCENTAGE' for any Distribution Date occurring prior to the Distribution Date in January 2004, will be 0%. The Lockout Distribution Percentage for any Distribution Date occurring after the first five years following the Closing Date will be as follows: for any Distribution Date during the sixth year after the Closing Date, 30%; for any Distribution Date during the seventh year after the Closing Date, 40%; for any Distribution Date during the eighth year after the Closing Date, 60%; for any Distribution Date during the ninth year after the Closing Date, 80%; and for any Distribution Date thereafter, 100%.

     Distributions of principal on the Senior Certificates on each Distribution Date will be made (after distribution of the Senior Interest Distribution Amount as described under 'Interest Distributions'), as follows:

     (a) Prior to the occurrence of the Credit Support Depletion Date (as defined below),

          (i) the Principal Only Distribution Amount shall be distributed to the Principal Only Certificates until the Certificate Principal Balance thereof has been reduced to zero;

          (ii) the Class A Principal Distribution Amount shall be distributed to the Residual Certificates until the Certificate Principal Balance thereof has been reduced to zero;

          (iii) the balance of the Class A Principal Distribution Amount remaining after the distributions, if any, described in clause (ii) above shall be destributed as follows:

             (A) an amount equal to the Lockout Distribution Percentage of the Class A-8 Certificates' pro rata share (based on the aggregate Certificate Principal Balance of all classes of Class A Certificates (other than the Principal Only Certificates)) of the remaining Class A Principal Distribution Amount shall be distributed to the Class A-8 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero; and

             (B) the balance of the Class A Principal Distribution Amount remaining after the distributions, if any, described in clause (A) above shall be distributed as follows:

                (I) first, concurrently:

                    (a) 20.3303759988% sequentially to the Class A-1, Class A-4 and Class A-6 Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero;

                    (b) 61.4328473704% sequentially to the Class A-2
               Certificates and Class A-5 Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero; and

                    (c) 18.2367766308% to the Class A-3 Certificates until the
               Certificate Principal Balance thereof has been reduced to zero;

                (II) second, to the Class A-7 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                (III) third, to the Class A-8 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

          (iv) the Class CB Principal Distribution Amount shall be distributed to the Class CB Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

          (v) the Class NB Principal Distribution Amount shall be distributed as follows:

             (A) an amount equal to the Lockout Distribution Percentage of the Class NB-7 Certificates' pro rata share (based on the aggregate Certificate Principal Balance of all classes of Class NB Certificates) of the Class NB Principal Distribution Amount shall be distributed to the Class NB-7 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero; and

             (B) the balance of the Class NB Principal Distribution Amount remaining after the distributions, if any, described in clause (A) above shall be distributed as follows:

                (I) first, sequentially to the Class NB-1, Class NB-2, Class NB-3, Class NB-4, Class NB-5 and Class NB-6 Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero; and

                (II) second, to the Class NB-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

     (b) Prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Class A Certificates, Class CB Certificates or Class NB Certificates to zero, the remaining Class A Certificates (together with the Residual Certificates), Class CB Certificates or Class NB Certificates, as applicable, will be entitled to receive, in addition to any Mortgagor prepayments related to such Certificates' respective Loan Group, 100% of the Mortgagor prepayments on the Mortgage Loans in the other Loan Group, pro rata between the remaining Class A Certificates, Class CB Certificates and Class NB Certificates, and in accordance with the priorities set forth in clause (a) above, and in reduction of the Certificate Principal Balances thereof, on any Distribution Date unless (i) the weighted average of the Subordinate Percentages for all Loan Groups, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, is at least two times the weighted average of the initial Subordinate Percentages for all Loan Groups (calculated on such basis) and (ii) the outstanding principal balance of the Mortgage Loans in all Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

In addition, on any Distribution Date prior to the Credit Support Depletion Date on which the aggregate Certificate Principal Balance of the Class A Certificates, Class CB Certificates or Class NB Certificates, as applicable, is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group in each case after giving effect to distributions to be made on such Distribution Date, (1) 100% of the Mortgagor prepayments allocable to the Class M Certificates and Class B Certificates on the Mortgage Loans in the other Loan Groups will be distributed to such class or classes of Class A Certificates, Class CB Certificates or Class NB Certificates, as applicable, pro rata between such Class A Certificates, Class CB Certificates or Class NB Certificates, and in accordance with the priorities set forth in clause (a) above, and in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such class or classes of Certificates equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group, and (2) an amount equal to one month's interest at a rate of 6.50% per annum on the amount of such difference will be distributed from the Available Distribution Amount for the other Loan Groups first to pay any unpaid interest on such class or classes of Certificates and then to pay principal on such classes in the manner described in (1) above.

     (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates (other than the Principal Only Certificates) will be disregarded, and (i) the remaining Class A Principal Distribution Amount will be distributed to the Class A Certificates (other than the Principal Only Certificates) and Residual Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances
(ii) the remaining Class CB Principal Distribution Amount will be distributed to the Class CB Certificates, (iii) the remaining Class NB Principal Distribution Amount will be distributed to the Class NB Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances, (iv) the Senior Interest Distribution Amount will be distributed as described under 'Interest Distributions' and (v) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans will be distributed to the Principal Only Certificates.

     (d) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Principal Only Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Principal Only Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount for each Loan Group will be paid solely to the holders of the Variable Strip, Principal Only, Class M and Class B Certificates, in each case as described herein.

     The 'CREDIT SUPPORT DEPLETION DATE' is the first Distribution Date on which the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero.

     The Master Servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections (not including prepayments by the Mortgagors) received in any calendar month as included in the Available Distribution Amount for each Loan Group and the Senior Principal Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

     Holders of each class of Class M Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amounts for each Loan Group remaining after (a) the sum of the Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount is distributed, (b) any additional amounts payable with respect to the Senior Certificates pursuant to clause (b) of the thirteenth paragraph under 'Principal Distributions on the Senior Certificates', (c) reimbursement is made to the Master Servicer for certain Advances remaining unreimbursed following the final liquidation of the related Mortgage Loan to the extent described below under 'Advances,' (d) the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates having a higher payment priority on such Distribution Date is distributed to holders of such class of Class M Certificates and (e) the aggregate amount of Accrued Certificate Interest required to be distributed to such class of Class M Certificates on such Distribution Date is distributed to such Class M Certificates, a distribution allocable to principal in the sum of the following:

          (i) such class's pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding, of the aggregate of the following amounts (to the extent not payable to the Senior Certificates):

             (1) the principal portion of all scheduled monthly payments on the Mortgage Loans (other than the related Discount Fraction of the principal portion of such payments with respect to a Discount Mortgage
        Loan) due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of Debt Service Reductions (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to a Discount Mortgage Loan) which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

             (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (other than the related Discount Fraction of the principal portion of such proceeds with respect to a Discount Mortgage Loan) (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the preceding calendar month; and

             (3) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial Mortgagor prepayments and any amounts received in connection with a Final Disposition of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal (other than the related Discount Fraction of the principal amount of such unscheduled collections, with respect to a Discount Mortgage Loan);

          (ii) such class's pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a Mortgage Loan (other than the related Discount Fraction of such amounts with respect to a Discount Mortgage Loan) (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

          (iii) the portion of full and partial Mortgagor prepayments (other than the Discount Fraction of such Mortgagor prepayments with respect to a Discount Mortgage Loan) made by the respective Mortgagors during the preceding calendar month allocable to such class of Class M Certificates as described below;

          (iv) if such class is the most senior class of Certificates then outstanding, an amount equal to the Excess Subordinate Principal Amount, if any; and

          (v) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates.

     References herein to 'payment priority' of the Class M Certificates refer to a payment priority among such classes as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

     As to each class of Class M Certificates, on any Distribution Date, any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, on any Distribution Date, with respect to the class of Class M Certificates outstanding on such Distribution Date with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date (except in the limited circumstances provided in the Pooling and Servicing Agreement) will not be distributable.

     All Mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class M Certificates with the highest payment priority then outstanding and each other class of Class M Certificates and Class B Certificates for which certain loss levels established for such class in the Pooling and Servicing Agreement have not been exceeded. The related loss level on any Distribution Date would not be exceeded as to any Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the Mortgage Pool evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the Mortgage Pool evidenced by such class and each class, if any, subordinate thereto.

     The Class M-1, Class M-2 and Class M-3 Percentages (each, a 'Class M Percentage'), which initially will equal approximately 3.40%, 1.25% and 1.05%, respectively, and will in no event exceed 100%, will each be adjusted for each Distribution Date to be the percentage equal to the Certificate Principal Balance of the related class of Class M Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date. The initial Class M-1, Class M-2 and Class M-3 Percentages are greater than the initial percentage interests in the Trust evidenced by the Class M-1, Class M-2 and Class M-3 Certificates, respectively, because the Class M-1, Class M-2 and Class M-3 Percentages are calculated without regard to the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

     As stated above under ' -- Principal Distributions on the Senior Certificates,' each Senior Accelerated Distribution Percentage will be 100% during the first five years after the Closing Date (unless the Certificate Principal Balances of the related Senior Certificates (other than the Principal Only Certificates) are reduced to zero before the end of such period), and will thereafter equal 100% whenever the related Senior Percentage exceeds the initial related Senior Percentage. Furthermore, as set forth herein, each Senior Accelerated Distribution Percentage will exceed the related Senior Percentage during the sixth through ninth years following the Closing Date, and scheduled reductions to each Senior Accelerated Distribution Percentage are subject to postponement based on the loss and delinquency experience of the Mortgage Loans in all Loan Groups. Accordingly, each class of the Class M Certificates will not be entitled to any Mortgagor prepayments for at least the first five years after the Closing Date (unless the Certificate Principal Balances of the related Senior Certificates (other than the Principal Only Certificates) have been reduced to zero before the end of such period and the Mortgagor prepayments from the related Loan Group are not payable to the holders of the Senior Certificates relating to the other Loan Groups as described in clause (b) of the thirteenth paragraph under 'Principal Distributions on the Senior Certificates' above), and may receive no Mortgagor prepayments or a disproportionately small portion of Mortgagor prepayments relative to the related Class M Percentage during certain periods thereafter. See ' -- Principal Distributions on the Senior Certificates' herein.

ALLOCATION OF LOSSES; SUBORDINATION

     The Subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates and the Subordination provided to each class of Class M Certificates by the Class B Certificates and by any class of Class M Certificates subordinate thereto will cover Realized Losses on the Mortgage Loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses (as defined herein). Any such Realized Losses that are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows: first, to the Class B Certificates; second, to the Class M-3 Certificates; third, to the Class M-2 Certificates; and fourth, to the Class M-1 Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero; and thereafter, if any such Realized Loss is on a Discount Mortgage Loan, to the Principal Only Certificates in an amount equal to the related Discount Fraction of the principal portion of such Realized Loss, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of Realized Losses on Non-Discount Mortgage Loans will be allocated to the Class A Certificates (other than the Principal Only Certificates) and Residual Certificates (in the case of a Group A Loan), Class CB Certificates (in the case of a Group CB Loan), or to the Class NB Certificates (in the case of a Group NB Loan), and the Variable Strip Certificates (in the case of the interest portion of a Realized Loss on a Mortgage Loan in any Loan Group) on a pro rata basis as described below. Investors in the Senior Certificates should be aware that because the Class M Certificates and Class B Certificates represent interests in each Loan Group, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one Loan Group. Therefore, notwithstanding that Realized Losses on the Mortgage Loans in one Loan Group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the Mortgage Loans in any other Loan Group will reduce the Subordination provided to the Senior Certificates by the Class M Certificates and Class B

Certificates and increase the likelihood that Realized Losses may be allocated to any class of the Senior Certificates.

     Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Certificate will be made as follows: the interest portion of such a Realized Loss will be allocated on any Distribution Date among the related classes of Certificates (other than the Principal Only Certificates) on a pro rata basis in accordance with the amount of Accrued Certificate Interest payable from the related Loan Group for such Distribution Date; the principal portion of such a Realized Loss will be allocated on any Distribution Date among the related classes of Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances derived from the related Loan Group prior to giving effect to distributions to be made on such Distribution Date. An allocation of a Realized Loss on a 'pro rata basis' among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance derived from the related Loan Group prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon payable from the related Loan Group in respect of such Distribution Date in the case of an allocation of the interest portion of a Realized Loss. In addition, any such allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the Senior Certificates set forth under ' -- Principal Distributions on the Senior Certificates' and any class of Class M Certificates with a higher payment priority. As used herein, 'SUBORDINATION' refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

     As described in the Prospectus, under certain circumstances the Master Servicer may permit the modification of a defaulted Mortgage Loan to reduce the applicable Mortgage Rate or to reduce the outstanding principal amount thereof (a 'SERVICING MODIFICATION'). Any such principal reduction shall constitute a Realized Loss at the time of such reduction, and the amount by which each Monthly Payment is reduced by any such Mortgage Rate reduction shall constitute a Realized Loss in the month in which each such reduced Monthly Payment is due. Servicing Modification reductions shall be allocated when incurred (as provided above) in the same manner as other Realized Losses as described herein. Any Advances made on any Mortgage Loan will be reduced to reflect any related Servicing Modifications previously made. No Servicing Modification will have the effect of reducing the Mortgage Rate below the sum of the Servicing Fee Rate and the Pool Strip Rate as in effect at the Cut-off Date. As used herein, the Mortgage Rate and Net Mortgage Rate as to any Mortgage Loan will not be reduced by any Servicing Modification.

     Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Distribution Amount as described herein, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of Subordination, as such term is defined herein, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders, as applicable. The holders of the Offered Certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of Certificates subordinate thereto (except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Principal Only Collection Shortfalls, to the extent of Eligible Funds). Accordingly, the Subordination provided to the Senior Certificates (other than the Principal Only Certificates) and to each class of Class M Certificates by the respective classes of Certificates subordinate thereto with respect to Realized Losses allocated on any Distribution Date will be effected primarily by increasing the related Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining Mortgage Loans. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from losses provided to the Principal Only Certificates by the Class M Certificates and Class B Certificates is limited to the prior right of the Principal Only Certificates to receive distributions in respect of principal as described herein. Furthermore, principal losses on the Mortgage Loans that are not covered by Subordination will be allocated to the Principal Only Certificates only to the extent they occur on a Discount Mortgage Loan and only to the extent of the related Discount Fraction of such losses. Such allocation of principal losses on the Discount Mortgage Loans may result in such losses being allocated in an amount that is greater or less than would have been the case had such losses been allocated in proportion to the Certificate Principal Balance of the Principal Only Certificates.

Thus, the Senior Certificates (other than the Principal Only Certificates) will bear the entire amount of losses that are not allocated to the Class M Certificates and Class B Certificates (other than the amount allocable to the Principal Only Certificates) which losses will be allocated among all classes of Class A Certificates (other than the Principal Only Certificates) and Residual Certificates (in the case of a Realized Loss on a Mortgage Loan in the A Loan Group), Class CB Certificates (in the case of a Realized Loss on a Mortgage Loan in the CB Loan Group), or Class NB Certificates (in the case of a Realized Loss on a Mortgage Loan in the NB Loan Group), and Variable Strip Certificates (in the case of the interest portion of a Realized Loss on a Mortgage Loan in any Loan Group) as described herein.

     Because the Principal Only Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan, on any Distribution Date, an amount equal to all unpaid Principal Only Collection Shortfalls to the extent of Eligible Funds on such Distribution Date, shortfalls in distributions of principal on any class of Class M Certificates could occur under certain circumstances, even if such class is not the most subordinate class of Certificates then outstanding.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by Subordination on the Mortgage Loans will be allocated to the Principal Only Certificates in an amount equal to the Discount Fraction of the principal portion of any such loss on a Discount Mortgage Loan, and the remainder of such losses will be allocated on a pro rata basis among the Class A Certificates (other than the Principal Only Certificates), Variable Strip Certificates and Residual Certificates (in the case of a Realized Loss on a Group A Loan), Class CB Certificates and Variable Strip Certificates (in the case of a Realized Loss on a Group CB Loan), or the Class NB Certificates and Variable Strip Certificates (in the case of a Realized Loss on a Group NB Loan), and the Class M Certificates and Class B Certificates.

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or the Subservicer for Advances and expenses, including attorneys'
fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as 'REALIZED LOSSES.'

     In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount, on each Distribution Date, holders of Senior Certificates have a right to distributions of the Available Distribution Amounts for each Loan Group that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates have a right to distributions of the Available Distribution Amount for each Loan Group prior to the rights of holders of the Class B Certificates, and holders of any class of Class M Certificates with a higher payment priority have a right to distributions of the Available Distribution Amount for each Loan Group prior to the rights of holders of any class of Class M Certificates with a lower payment priority.

     The application of each Senior Accelerated Distribution Percentage (when it exceeds the related Senior Percentage) to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates (other than the Principal Only Certificates), in the aggregate, relative to the actual amortization of the Mortgage Loans in the related Loan Group. The Principal Only Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan. To the extent that the Senior Certificates are amortized faster than the Mortgage Loans in their respective Loan Groups, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by such Senior Certificates in the Loan Group related thereto will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Class M Certificates and Class B Certificates), thereby increasing, relative to their respective Certificate Principal Balances, the Subordination afforded such Senior Certificates by the Class M Certificates and Class B Certificates collectively. In addition, if losses on the Mortgage Loans exceed the amounts described above under ' -- Principal Distributions on the Senior Certificates,' a greater percentage of full and partial Mortgagor prepayments will be allocated to the Senior Certificates (other than the Principal Only Certificates) than would otherwise be the case, thereby accelerating the amortization of such Senior Certificates relative to the Class M Certificates and Class B Certificates.

     The priority of payments (including Mortgagor prepayments) among the Class M Certificates, as described herein, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the Subordination afforded to such class of the Class M Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority.

     The aggregate amount of Realized Losses that may be allocated in connection with Special Hazard Losses (the 'SPECIAL HAZARD AMOUNT') through Subordination shall initially be equal to $5,649,043. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $5,649,043 less the sum of (A) any amounts allocated through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The 'ADJUSTMENT AMOUNT' will be equal to an amount calculated pursuant to the terms of the Pooling and Servicing Agreement. As used in this Prospectus Supplement, 'SPECIAL HAZARD LOSSES' has the same meaning set forth in the Prospectus, except that Special Hazard Losses will not include and the Subordination will not cover Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses (the 'FRAUD LOSS AMOUNT') through Subordination shall initially be equal to $11,298,086. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through Subordination with respect to Fraud Losses up to such date of determination, and (Y) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

     The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses (the 'BANKRUPTCY AMOUNT') through Subordination will initially be equal to $212,158. As of any date of determination prior to the first anniversary of the Cut-off Date, the Bankruptcy Amount will equal $212,158 less the sum of any amounts allocated through Subordination for such losses up to such date of determination. As of any date of determination on or after the first anniversary of the Cut-off Date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the Cut-off Date and (b) an amount calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or Class B Certificates through Subordination since such anniversary.

     Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer.

     The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount are subject to further reduction as described in the Prospectus under 'Subordination.' The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount are not determined separately for each Loan Group.

ADVANCES

     Prior to each Distribution Date, the Master Servicer is required to make Advances which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the business day next preceding the related Determination Date.

     Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or Class M Certificates. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

     All Advances will be reimbursable to the Master Servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related Mortgage Loan, from any amounts otherwise distributable on any of the Class B Certificates or Class M Certificates; provided, however, that any such Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the Master Servicer out of any funds in the Custodial Account prior to distributions on any of the Certificates and the amount of such losses will be allocated as described herein. In addition, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates. The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related Mortgage Loan, the entire amount of the reimbursement for such Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates having a lower payment priority to the extent that such reimbursement is covered by amounts otherwise distributable to such classes, and then by the holders of such class of Class M Certificates (except as provided above) to the extent of the amounts otherwise distributable to them.

                            YEAR 2000 CONSIDERATIONS

OVERVIEW OF THE YEAR 2000 ISSUE

     The Year 2000 ('Y2K') issue is the term generally used to describe the potential failure of information technology components on or after January 1, 2000 because existing computer programs, applications and microprocessors frequently use only two digits to identify a year. Since the Year 2000 is also a leap year, there could be additional business disruptions as a result of the inability of many computer systems to recognize February 29, 2000.

     The failure to correct or replace computer programs, applications and microprocessors with Y2K ready alternatives may adversely impact the operations of Residential Funding at the turn of the century. The responsibilities of Residential Funding as the Master Servicer include collecting payments from the Subservicers in respect of the Mortgage Loans, calculating the Available Distribution Amount for each Distribution Date, remitting such amount to the Trustee prior to each Distribution Date, calculating the amount of principal and interest payments to be made to the Certificateholders on each Distribution Date, and preparing the monthly statement to be sent to Certificateholders on each Distribution Date.

OVERVIEW OF RESIDENTIAL FUNDING'S Y2K PROJECT

     In January 1997, Residential Funding commenced activities to determine the impact of Y2K on its critical computer systems. In April 1998, Residential Funding established a formal Y2K project team (the 'Y2K PROJECT TEAM') to address Y2K issues. The Y2K Project Team remains in place and continues to work on

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
solving problems related to the Year 2000. In addition, the Y2K Project Team coordinates its efforts with the Y2K programs established by General Motors Acceptance Corporation and General Motors Corporation.

     Members of the Y2K Project Team, together with relevant personnel from Residential Funding's business units have developed and implemented a six-phase management strategy (as discussed below), which is being applied to information technology and non-information technology components ('COMPONENTS') throughout the organization. Residential Funding's Components primarily consist of the following:

      hardware, including mainframe computers, desktop computers and network devices;

      facilities equipment, including elevators, telephone systems, heating systems and security systems;

      software applications, including vendor purchased applications, in-house developed applications and end-user developed applications;

      business partner communication links, which primarily provide data transmissions to and from business partners; and

      business partners data systems, which primarily process data for Residential Funding.

     The six phases by which the Y2K Project Team will seek to achieve Y2K readiness throughout Residential Funding are as follows:

                   PHASE                                         OBJECTIVE
--------------------------------------------  ------------------------------------------------

Phase I -- Awareness........................  To promote Y2K awareness throughout Residential
                                              Funding. Emphasis has been placed on ensuring
                                              that Components recently purchased (or to be
                                              purchased) by business units are Y2K ready prior
                                              to the implementation of such Components.
Phase II -- Inventory.......................  To (i) create an inventory of all Components and
                                              (ii) assess the Y2K risks associated with such
                                              Components.
Phase III -- Assessment.....................  To (i) determine which Components are not Y2K ready and (ii) decide whether such Components
                                              should be replaced, retired or repaired.
Phase IV -- Renovation......................  To execute Component replacement, retirement or repair to ensure Y2K readiness.
Phase V -- Validation.......................  To test Components that have been repaired to ensure Y2K readiness and validate 'mission
                                              critical' Components that were assessed as Y2K
                                              ready in Phase III.
Phase VI -- Implementation..................  To deploy repaired and validated Components.

     In order to execute the six-phase plan, a combination of internal resources and external contractors have been, and will be, employed by the Y2K Project Team.

Y2K PROJECT STATUS

     As of November 30, 1998, the Y2K Project Team had substantially completed the six phases for internal 'mission critical' Components. However, several software applications used by Residential Funding in its role as Master Servicer are still in the final three phases of the six-phase management plan described above. Residential Funding expects that all phases with respect to such applications will be substantially completed by January 31, 1999.

     The Y2K Project Team anticipates that its efforts with respect to all internal Components will be substantially complete by March 31, 1999. This includes substantial completion of (i) renovation and validation of any non-mission critical Components that the Y2K Project Team and related business units determine to be necessary, (ii) validation of any remaining 'mission critical' Components that are either completing in-house remediation or waiting for a vendor upgrade, and (iii) Y2K business continuity planning activities discussed below.

     The potential impact on Residential Funding of problems related to Y2K, however, will not depend solely on the corrective measures undertaken by the Y2K Project Team. The manner in which Y2K issues are addressed by business partners, governmental agencies and other entities that provide data to, or receive data from, Residential Funding, or whose financial condition or operational capability is important to Residential Funding and its ability to act as Master Servicer, will have a significant impact upon Residential Funding. These entities include, among others, Subservicers, the Trustee, the Custodian and certain depositary institutions, as well as their respective suppliers and vendors. Accordingly, Residential Funding is communicating with certain of these parties to assess their Y2K readiness and evaluate any potential impact on Residential Funding.

     Due to the various dates by which Residential Funding's business partners anticipate being Y2K ready, it is expected that the Y2K Project Team will continue to spend significant time assessing Y2K business partner issues throughout 1999. Any business partner, including any Subservicer, the Trustee and the Custodian, that (i) has not provided Residential Funding appropriate documentation supporting its Y2K efforts, (ii) has not responded in a timely manner to Residential Funding's inquires regarding their Y2K efforts or (iii) does not expect to be Y2K ready until after June 30, 1999, has been, and will be, placed in an 'at risk' category. Residential Funding will carefully monitor the efforts and progress of its 'at risk' business partners, and if additional steps are necessary Residential Funding will reassess the risk and act accordingly.

     During 1998, Residential Funding also commenced a formal business continuity plan that is designed to address potential Y2K problems and other possible disruptions. Residential Funding's business continuity plan has the following four phases:

                   PHASE                                         OBJECTIVE
--------------------------------------------  ------------------------------------------------

Phase I -- Business Impact Assessment.......  To assess the impact upon Residential Funding business units if 'mission critical' Components
                                              were suddenly not available or significantly
                                              impaired as a result of a natural disaster or
                                              other type of disruption (including as a result
                                              of Y2K).
Phase II -- Strategic Development...........  To develop broad, strategic plans regarding the manner in which Residential Funding will operate
                                              in the aftermath of a natural disaster or other
                                              type of disruption (including as a result of
                                              Y2K).
Phase III -- Business Continuity Planning...  To develop detailed procedures on how
                                              Residential Funding and individual business
                                              units will continue to operate in the aftermath
                                              of a natural disaster or other type of
                                              disruption (including as a result of Y2K).
Phase IV -- Validation......................  To test the plans developed in Phases II and III above.

     As of December 15, 1998, Residential Funding had substantially completed Phases I and II of its business continuity plan. Residential Funding anticipates that Phase III will be substantially complete by March 31, 1999 and Phase IV will be substantially complete by June 30, 1999.

RISKS RELATED TO Y2K

     Although Residential Funding's remediation efforts are directed at eliminating its Y2K exposure, there can be no assurance that these efforts will fully mitigate the effect of all Y2K problems. If Residential Funding fails to identify or correct any material Y2K problem, there could be significant disruptions in its normal business operations. Such disruptions could have a material adverse effect on Residential Funding's ability to (i) collect (and monitor any Subservicer's collection of) payments on the Mortgage Loans, (ii) distribute such collections to the Trustee and (iii) provide reports to Certificateholders as set forth herein. Furthermore, if any Subservicer, the Trustee or any other business partner or any of their respective vendors or third party service providers are not Y2K ready, the ability to (a) service the Mortgage Loans (in the case of any Subservicer or any of their respective vendors or third party service providers) and (b) make distributions to Certificateholders (in the case of the Trustee or any of its vendors or third party service providers), may be materially and adversely affected.

     This section entitled 'Year 2000 Considerations' contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act. Generally, all statements in this section that are not statements of historical fact are forward-looking statements. Forward-looking statements made in this Y2K discussion are subject to certain risks and uncertainties. Important factors that could cause results to differ materially from such forward-looking statements include, among other things, the ability of Residential Funding to successfully identify Components that may pose Y2K problems, the nature and amount of programming required to fix the affected Components, the costs of labor and consultants related to such efforts, the continued availability of resources (both personnel and technology) and the ability of business partners that interface with Residential Funding to successfully address their Y2K issues.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of Mortgagor defaults resulting in Realized Losses. Such yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of Mortgagor prepayments, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the Mortgage Loans and the yield to investors on the Certificates may be affected by certain refinancing programs, which may include general or targeted solicitations, as described under 'Maturity and Prepayment Considerations' in the Prospectus. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described herein and in the Prospectus under 'Yield Considerations' and 'Maturity and Prepayment Considerations'), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. The yields to maturity and rate and timing of principal payments on the Senior Certificates will only be affected by the rate and timing of payments on the Mortgage Loans in the related Loan Group, except under the limited circumstances described herein.

     The Mortgage Loans generally may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. The Mortgage Loans generally contain due-on-sale clauses. As described under 'Description of the Certificates -- Principal Distributions on the Senior Certificates' and
' -- Principal Distributions on the Class M Certificates' herein, during certain periods all or a disproportionately large percentage of Mortgagor prepayments on the Mortgage Loans will be allocated among the related Senior Certificates in the aggregate (other than the Lockout Certificates and Principal Only Certificates) and during certain periods no Mortgagor prepayments or a disproportionately small portion of Mortgagor prepayments on the Mortgage Loans will be distributed to the Lockout Certificates and to each class of Class M Certificates. The Class M Certificates will not be entitled to receive any distributions of Mortgagor prepayments prior to the Distribution Date occurring in January 2004 unless the Certificate Principal Balances of the Senior Certificates (other than the Principal Only Certificates) have been reduced to zero, as further described herein. To the extent that no Mortgagor prepayments or a disproportionately small percentage of Mortgagor prepayments are distributed to the Class M Certificates, the Subordination afforded the Senior Certificates by the Class M Certificates (together with the Class B Certificates), in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be longer than may otherwise be the case. In addition to the foregoing, if on any Distribution Date, the loss level established for the Class M-2 Certificates or Class M-3 Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding, the Class M-2 Certificates or Class M-3 Certificates, as the case may be, will not receive distributions in respect of Mortgagor prepayments on such Distribution Date. Furthermore, if the Certificate Principal Balances of the related Senior Certificates (other than the Lockout Certificates and the Principal Only Certificates) have been reduced to zero, the Lockout Certificates will likely receive all Mortgagor prepayments made during the preceding calendar month to the extent not paid to the Principal Only Certificates. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans that are secured by non-owner occupied properties, Mortgage Loans made to borrowers whose income is not required to be provided or verified, Mortgage Loans with higher Loan-to-Value Ratios and Mortgage Loans made to borrowers with higher debt-to-income ratios, may be higher than for other types of Mortgage Loans. As a result of the program criteria and underwriting standards applicable to the Mortgage Loans, the Mortgage Loans may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs, or by Residential Funding for the purpose of acquiring mortgage loans to collateralize securities issued by Residential Funding Mortgage Securities I, Inc. See 'Description of the Mortgage Pool -- The Program' herein. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See 'Maturity and Prepayment Considerations' in the Prospectus.

     As described under 'Description of the Certificates -- Allocation of Losses; Subordination' and ' -- Advances,' amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to certain Mortgagor delinquencies, to the extent not covered by Advances. Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M Certificates. Furthermore, the Principal Only Certificates will share in the principal portion of Realized Losses on the Mortgage Loans only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction; thus, after the Class B Certificates and the Class M Certificates are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates (other than the Principal Only Certificates) may be affected to a greater extent by losses on Non-Discount Mortgage Loans than losses on Discount Mortgage Loans. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the Senior Accelerated Distribution Percentages or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

     Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates (other than the Variable Strip Certificates) are fixed, such rates will not change in response to changes in market interest rates. The Pass-Through Rate on the Variable Strip Certificates is based on the weighted average of the Pool Strip Rates on the Mortgage Loans and such Pool Strip Rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Offered Certificates were to rise, the market value of the Offered Certificates may decline.

     Investors in the Class M Certificates should also be aware that on any Distribution Date on which the Senior Accelerated Distribution Percentage with respect to a Loan Group equals 100%, the Class M Certificates will not be entitled to distributions of Mortgagor prepayments with respect to the related Loan Group for such Distribution Date and the weighted average lives of the Class M Certificates could be significantly affected thereby. In addition, under the circumstances described in clause (b) of the twelfth paragraph under the heading 'Description of the Certificates Principal Distributions on the Senior Certificates' herein, Mortgagor prepayments from a Loan Group otherwise distributable to the holders of the Class M Certificates will be distributed to the holders of the Senior Certificates related to the other Loan Groups, thereby increasing the weighted average lives of the Class M Certificates.

     Investors in the Senior Certificates should be aware that because the Class M Certificates and Class B Certificates represent interests in each Loan Group, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one Loan Group. Therefore, notwithstanding that Realized Losses on the Mortgage Loans in one Loan Group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the Mortgage Loans in the other Loan Groups will increase the likelihood that Realized Losses may be allocated to such Senior Certificates.

     The amount of interest otherwise payable to holders of the Offered Certificates will be reduced by any interest shortfalls with respect to the related Loan Group to the extent not covered by Subordination or by the Master Servicer as described herein, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates, the interest portions of Realized Losses allocated solely to such class of Certificates. Such shortfalls will not be offset by a reduction in the Servicing Fees payable to the Master Servicer or otherwise, except as described herein with respect to certain Prepayment Interest Shortfalls. See 'Description of the Certificates Interest Distributions' herein for a discussion of certain possible shortfalls in the collection of interest.

     In addition, the yield to maturity on each class of the Offered Certificates will depend on, among other things, the price paid by the holders of the Offered Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the Certificates, see 'Yield Considerations' and 'Maturity and Prepayment Considerations' in the Prospectus.

     The multiple class structure of the Offered Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the related Mortgage Loans and other factors, as follows:

     Sequentially Paying Certificates: The Senior Certificates (other than the Principal Only Certificates and Variable Strip Certificates) are subject to various priorities for payment of principal as described herein. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of Certificates with a later priority of payment will be affected by the rates of prepayment of the Mortgage Loans both before and after the commencement of principal distributions on such classes. Holders of any class of Senior Certificates with a longer weighted average life bear a greater risk of loss than holders of Senior Certificates with a shorter weighted average life because the Certificate Principal Balances of the Class M and Class B Certificates could be reduced to zero before the Senior Certificates are retired.

     Retail Certificates: IN ADDITION TO THE CONSIDERATIONS SET FORTH ABOVE, INVESTORS IN THE RETAIL CERTIFICATES SHOULD BE AWARE THAT SUCH CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS. The Retail Certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates or an otherwise predictable stream of cash payments. The timing of such distributions may have a significant effect on an investor's yield on such Certificates if the Certificate is purchased at a discount or a premium.

     Furthermore, investors in the Retail Certificates should be aware that because such Certificates have a later priority of payment with respect to principal in relation to the other classes of Class A Certificates or Class NB Certificates, as applicable, the effect on the market value of the Retail Certificates of changes in market interest rates or market yields for similar securities will be greater than would be the effect of such changes on other classes of Class A Certificates or Class NB Certificates, as applicable, entitled to principal distributions. Furthermore, this later payment priority also makes the Retail Certificates particularly sensitive to the rate and timing of principal prepayments on the related Mortgage Loans. If prepayments on the related Mortgage Loans occur at a higher rate than anticipated, the weighted average life of the Retail Certificates may be shortened.

Conversely, if prepayments on the related Mortgage Loans occur at a lower rate than anticipated, the weighted average life of the Retail Certificates may be extended.

     Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates will not receive any payments of principal prior to the Distribution Date occurring in January 2004 (unless the Certificate Principal Balances of the related Senior Certificates (other than the Lockout Certificates and Principal Only Certificates) have been reduced to zero), the weighted average life of the Lockout Certificates may be longer than would be the case if the Lockout Certificates were entitled to receive their pro rata share of principal payments, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Senior Certificates entitled to such distributions.

     Certificates with Subordination Features: After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount of losses that are covered by Subordination will be allocated to such class of Class M Certificates. See 'Class M-2 and Class M-3 Certificate Yield Considerations' below. Furthermore, because principal distributions are paid to certain classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

     Assumed Final Distribution Date: The assumed final Distribution Date with respect to each class of Offered Certificates is December 25, 2028, which date is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Certificates on or before its assumed final Distribution Date.

     Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in preparing the table below with respect to the Class A, Class CB, Class NB and Class M Certificates (the 'PREPAYMENT ASSUMPTION') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes a constant prepayment rate ('CPR') of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.090909% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 16.0% per annum each month. As used in the table below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans.

     The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Fund as described under 'Description of the Mortgage Pool' herein and the performance thereof. The table assumes, among other things, that: (i) as of the date of issuance of the Offered Certificates, the Mortgage Loans have the following characteristics:

                                 GROUP A LOANS

                                                                           DISCOUNT       NON-DISCOUNT
                                                                         GROUP A LOANS    GROUP A LOANS
                                                                         -------------    -------------
Aggregate principal balance...........................................      $1,845,564    $240,205,089
Mortgage Rate.........................................................    6.7248948998%         7.8051%
Servicing Fee Rate....................................................    0.2800000000%         0.3300%
Original term to maturity (months)....................................             360             359
Remaining term to maturity (months)...................................             359             356

                                 GROUP CB LOANS

                                                                          DISCOUNT        NON-DISCOUNT
                                                                       GROUP CB LOANS    GROUP CB LOANS
                                                                       --------------    --------------
Aggregate principal balance.........................................      $1,210,460      $213,935,863
Mortgage Rate.......................................................    6.6948498484%           7.9513%
Servicing Fee Rate..................................................    0.2800000000%           0.3320%
Original term to maturity (months)..................................             360               359
Remaining term to maturity (months).................................             358               357

                                 GROUP NB LOANS

                                                                          DISCOUNT        NON-DISCOUNT
                                                                       GROUP NB LOANS    GROUP NB LOANS
                                                                       --------------    --------------
Aggregate principal balance.........................................      $3,522,946      $104,184,357
Mortgage Rate.......................................................    6.7269777233%           7.6088%
Servicing Fee Rate..................................................    0.2800000000%           0.3300%
Original term to maturity (months)..................................             360               360
Remaining term to maturity (months).................................             358               357

(ii) the scheduled monthly payment for each Mortgage Loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, such that the Mortgage Loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; (iii) none of the Unaffiliated Sellers, the Master Servicer or the Depositor will repurchase any Mortgage Loan, as described under 'Mortgage Loan Program -- Representations by Sellers' and 'Description of the Certificates -- Assignment of the Mortgage Loans' in the Prospectus, and neither the Master Servicer nor the Depositor exercises any option to purchase the Mortgage Loans and thereby cause a termination of the Trust Fund; (iv) there are no delinquencies or Realized Losses on the Mortgage Loans, and principal payments on the Mortgage Loans in each Loan Group will be timely received together with prepayments, if any, at the respective constant percentages of the Prepayment Assumption set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the Certificates will be received on the 25th day of each month, commencing in January 1999; (vii) payments on the Mortgage Loans earn no reinvestment return; (viii) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund; and (ix) the Certificates will be purchased on December 30, 1998 (collectively, the 'STRUCTURING ASSUMPTIONS').

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption until maturity or that all of the Mortgage Loans will prepay at the same level of the Prepayment Assumption. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Offered Certificates.

     Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of Offered Certificates (other than the Variable Strip Certificates and Residual Certificates), and sets forth the percentages of the initial Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS A-1                                        CLASS A-2
                                   -------------------------------------------      -------------------------------------------
DISTRIBUTION DATE                   0%       50%      100%      150%      200%       0%       50%      100%      150%      200%
------------------------------     ----      ---      ----      ----      ----      ----      ---      ----      ----      ----
Initial Percentage............      100%     100%     100%      100%      100%       100%     100%     100%      100%      100%
December 25, 1999.............       97      71        45        19         0         99       89       80        70        61
December 25, 2000.............       93      38         0         0         0         97       77       58        41        25
December 25, 2001.............       89       7         0         0         0         96       66       40        19         1
December 25, 2002.............       85       0         0         0         0         94       56       26         2         0
December 25, 2003.............       80       0         0         0         0         93       46       13         0         0
December 25, 2004.............       75       0         0         0         0         91       38        4         0         0
December 25, 2005.............       70       0         0         0         0         89       31        0         0         0
December 25, 2006.............       65       0         0         0         0         87       25        0         0         0
December 25, 2007.............       59       0         0         0         0         85       20        0         0         0
December 25, 2008.............       53       0         0         0         0         83       16        0         0         0
December 25, 2009.............       47       0         0         0         0         80       12        0         0         0
December 25, 2010.............       39       0         0         0         0         78        8        0         0         0
December 25, 2011.............       32       0         0         0         0         75        5        0         0         0
December 25, 2012.............       24       0         0         0         0         72        2        0         0         0
December 25, 2013.............       15       0         0         0         0         69        0        0         0         0
December 25, 2014.............        5       0         0         0         0         65        0        0         0         0
December 25, 2015.............        0       0         0         0         0         62        0        0         0         0
December 25, 2016.............        0       0         0         0         0         57        0        0         0         0
December 25, 2017.............        0       0         0         0         0         53        0        0         0         0
December 25, 2018.............        0       0         0         0         0         48        0        0         0         0
December 25, 2019.............        0       0         0         0         0         43        0        0         0         0
December 25, 2020.............        0       0         0         0         0         37        0        0         0         0
December 25, 2021.............        0       0         0         0         0         31        0        0         0         0
December 25, 2022.............        0       0         0         0         0         25        0        0         0         0
December 25, 2023.............        0       0         0         0         0         18        0        0         0         0
December 25, 2024.............        0       0         0         0         0         10        0        0         0         0
December 25, 2025.............        0       0         0         0         0          2        0        0         0         0
December 25, 2026.............        0       0         0         0         0          0        0        0         0         0
December 25, 2027.............        0       0         0         0         0          0        0        0         0         0
December 25, 2028.............        0       0         0         0         0          0        0        0         0         0
Weighted Average Life in
 Years**......................      9.8      1.7      1.0       0.7       0.6       17.9      5.5      2.7       1.8       1.4

                                                 CLASS A-3
                                 ------------------------------------------
DISTRIBUTION DATE                 0%      50%      100%      150%      200%
------------------------------   ----     ---      ----      ----      ----
Initial Percentage............    100%    100%     100%      100%      100%
December 25, 1999.............     99      91       82        74        66
December 25, 2000.............     98      80       64        48        35
December 25, 2001.............     96      70       48        29        14
December 25, 2002.............     95      61       35        15         0
December 25, 2003.............     94      53       24         4         0
December 25, 2004.............     92      46       16         0         0
December 25, 2005.............     90      40       10         0         0
December 25, 2006.............     89      35        6         0         0
December 25, 2007.............     87      30        3         0         0
December 25, 2008.............     85      27        1         0         0
December 25, 2009.............     83      23        0         0         0
December 25, 2010.............     81      20        0         0         0
December 25, 2011.............     78      17        0         0         0
December 25, 2012.............     76      14        0         0         0
December 25, 2013.............     73      12        0         0         0
December 25, 2014.............     70       9        0         0         0
December 25, 2015.............     66       7        0         0         0
December 25, 2016.............     63       5        0         0         0
December 25, 2017.............     59       4        0         0         0
December 25, 2018.............     55       2        0         0         0
December 25, 2019.............     50       1        0         0         0
December 25, 2020.............     45       0        0         0         0
December 25, 2021.............     40       0        0         0         0
December 25, 2022.............     34       0        0         0         0
December 25, 2023.............     28       0        0         0         0
December 25, 2024.............     21       0        0         0         0
December 25, 2025.............     14       0        0         0         0
December 25, 2026.............      6       0        0         0         0
December 25, 2027.............      0       0        0         0         0
December 25, 2028.............      0       0        0         0         0
Weighted Average Life in
 Years**......................   19.2     7.0      3.4       2.2       1.7

------------

 * Indicates a number that is greater than zero but less than 0.5%.

 ** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued on next page.)

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS A-4                                         CLASS A-5
                                   --------------------------------------------      --------------------------------------------
DISTRIBUTION DATE                   0%       50%       100%      150%      200%       0%       50%       100%      150%      200%
------------------------------     ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
Initial Percentage............      100%      100%     100%      100%      100%       100%     100%      100%      100%      100%
December 25, 1999.............      100       100      100       100        97        100      100       100       100       100
December 25, 2000.............      100       100       93        70        49        100      100       100       100       100
December 25, 2001.............      100       100       70        41        18        100      100       100       100       100
December 25, 2002.............      100        90       50        19         0        100      100       100       100         0
December 25, 2003.............      100        77       33         3         0        100      100       100        29         0
December 25, 2004.............      100        67       21         0         0        100      100       100         0         0
December 25, 2005.............      100        58       12         0         0        100      100        80         0         0
December 25, 2006.............      100        50        6         0         0        100      100        47         0         0
December 25, 2007.............      100        43        2         0         0        100      100        24         0         0
December 25, 2008.............      100        37        0         0         0        100      100         8         0         0
December 25, 2009.............      100        32        0         0         0        100      100         0         0         0
December 25, 2010.............      100        27        0         0         0        100      100         0         0         0
December 25, 2011.............      100        23        0         0         0        100      100         0         0         0
December 25, 2012.............      100        19        0         0         0        100      100         0         0         0
December 25, 2013.............      100        15        0         0         0        100       94         0         0         0
December 25, 2014.............      100        11        0         0         0        100       75         0         0         0
December 25, 2015.............       98         8        0         0         0        100       59         0         0         0
December 25, 2016.............       92         5        0         0         0        100       43         0         0         0
December 25, 2017.............       86         3        0         0         0        100       29         0         0         0
December 25, 2018.............       80         *        0         0         0        100       17         0         0         0
December 25, 2019.............       73         0        0         0         0        100        5         0         0         0
December 25, 2020.............       66         0        0         0         0        100        0         0         0         0
December 25, 2021.............       58         0        0         0         0        100        0         0         0         0
December 25, 2022.............       49         0        0         0         0        100        0         0         0         0
December 25, 2023.............       40         0        0         0         0        100        0         0         0         0
December 25, 2024.............       29         0        0         0         0        100        0         0         0         0
December 25, 2025.............       19         0        0         0         0        100        0         0         0         0
December 25, 2026.............        7         0        0         0         0         51        0         0         0         0
December 25, 2027.............        0         0        0         0         0          0        0         0         0         0
December 25, 2028.............        0         0        0         0         0          0        0         0         0         0
Weighted Average Life in
 Years**......................     23.5       9.2      4.4       2.9       2.1       28.0     17.7       8.1       4.8       3.5

                                                  CLASS A-6
                                 -------------------------------------------
DISTRIBUTION DATE                 0%      50%       100%      150%      200%
------------------------------   ----     ----      ----      ----      ----
Initial Percentage............    100%    100%      100%      100%      100%
December 25, 1999.............    100     100       100       100       100
December 25, 2000.............    100     100       100       100       100
December 25, 2001.............    100     100       100       100       100
December 25, 2002.............    100     100       100       100         0
December 25, 2003.............    100     100       100       100         0
December 25, 2004.............    100     100       100         0         0
December 25, 2005.............    100     100       100         0         0
December 25, 2006.............    100     100       100         0         0
December 25, 2007.............    100     100       100         0         0
December 25, 2008.............    100     100        53         0         0
December 25, 2009.............    100     100         0         0         0
December 25, 2010.............    100     100         0         0         0
December 25, 2011.............    100     100         0         0         0
December 25, 2012.............    100     100         0         0         0
December 25, 2013.............    100     100         0         0         0
December 25, 2014.............    100     100         0         0         0
December 25, 2015.............    100     100         0         0         0
December 25, 2016.............    100     100         0         0         0
December 25, 2017.............    100     100         0         0         0
December 25, 2018.............    100     100         0         0         0
December 25, 2019.............    100      31         0         0         0
December 25, 2020.............    100       0         0         0         0
December 25, 2021.............    100       0         0         0         0
December 25, 2022.............    100       0         0         0         0
December 25, 2023.............    100       0         0         0         0
December 25, 2024.............    100       0         0         0         0
December 25, 2025.............    100       0         0         0         0
December 25, 2026.............    100       0         0         0         0
December 25, 2027.............      0       0         0         0         0
December 25, 2028.............      0       0         0         0         0
Weighted Average Life in
 Years**......................   28.7    20.8      10.1       5.4       3.9

------------

 * Indicates a number that is greater than zero but less than 0.5%.

 ** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page and continued on next page.)

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS A-7                                         CLASS A-8
                                   --------------------------------------------      --------------------------------------------
DISTRIBUTION DATE                   0%       50%       100%      150%      200%       0%       50%       100%      150%      200%
------------------------------     ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
Initial Percentage............      100%      100%     100%      100%      100%       100%     100%      100%      100%      100%
December 25, 1999.............      100       100      100       100       100        100      100       100       100       100
December 25, 2000.............      100       100      100       100       100        100      100       100       100       100
December 25, 2001.............      100       100      100       100       100        100      100       100       100       100
December 25, 2002.............      100       100      100       100        93        100      100       100       100       100
December 25, 2003.............      100       100      100       100         0        100      100       100       100        85
December 25, 2004.............      100       100      100        68         0        100       97        94        90        43
December 25, 2005.............      100       100      100        22         0         99       93        86        77        18
December 25, 2006.............      100       100      100         1         0         98       87        76        62         7
December 25, 2007.............      100       100      100         0         0         97       80        65        45         2
December 25, 2008.............      100       100      100         0         0         95       72        53        34         2
December 25, 2009.............      100       100       92         0         0         92       65        44        25         1
December 25, 2010.............      100       100       76         0         0         90       58        36        19         1
December 25, 2011.............      100       100       62         0         0         88       52        29        14         *
December 25, 2012.............      100       100       50         0         0         85       47        24        10         *
December 25, 2013.............      100       100       41         0         0         82       41        19         7         *
December 25, 2014.............      100       100       33         0         0         79       37        16         5         *
December 25, 2015.............      100       100       27         0         0         76       32        13         4         *
December 25, 2016.............      100       100       21         0         0         72       28        10         3         *
December 25, 2017.............      100       100       17         0         0         68       25         8         2         *
December 25, 2018.............      100       100       13         0         0         64       21         6         1         *
December 25, 2019.............      100       100       10         0         0         59       18         5         1         *
December 25, 2020.............      100        90        8         0         0         54       15         4         1         *
December 25, 2021.............      100        75        6         0         0         49       13         3         *         *
December 25, 2022.............      100        61        4         0         0         43       10         2         *         *
December 25, 2023.............      100        48        3         0         0         37        8         2         *         *
December 25, 2024.............      100        36        2         0         0         30        6         1         *         *
December 25, 2025.............      100        25        1         0         0         23        4         1         *         *
December 25, 2026.............      100        15        1         0         0         15        3         *         *         *
December 25, 2027.............       75         6        *         0         0          6        1         *         *         *
December 25, 2028.............        0         0        0         0         0          0        0         0         0         0
Weighted Average Life in
 Years**......................     29.2      25.1     15.2       6.5       4.4       21.5     14.7      11.5       9.5       6.2

                                                  CLASS CB
                                 -------------------------------------------
DISTRIBUTION DATE                 0%      50%       100%      150%      200%
------------------------------   ----     ----      ----      ----      ----
Initial Percentage............    100%    100%      100%      100%      100%
December 25, 1999.............     99      93        86        80        73
December 25, 2000.............     98      84        71        58        47
December 25, 2001.............     97      76        58        42        29
December 25, 2002.............     96      68        47        30        17
December 25, 2003.............     95      62        38        21         9
December 25, 2004.............     94      56        30        14         5
December 25, 2005.............     92      50        25        10         2
December 25, 2006.............     91      45        20         7         1
December 25, 2007.............     89      41        16         5         *
December 25, 2008.............     87      37        13         4         *
December 25, 2009.............     85      33        11         3         *
December 25, 2010.............     83      30         9         2         *
December 25, 2011.............     81      26         7         2         *
December 25, 2012.............     79      24         6         1         *
December 25, 2013.............     76      21         5         1         *
December 25, 2014.............     73      19         4         1         *
December 25, 2015.............     70      16         3         *         *
December 25, 2016.............     67      14         3         *         *
December 25, 2017.............     63      13         2         *         *
December 25, 2018.............     59      11         2         *         *
December 25, 2019.............     55       9         1         *         *
December 25, 2020.............     51       8         1         *         *
December 25, 2021.............     46       6         1         *         *
December 25, 2022.............     40       5         1         *         *
December 25, 2023.............     35       4         *         *         *
December 25, 2024.............     28       3         *         *         *
December 25, 2025.............     22       2         *         *         *
December 25, 2026.............     14       1         *         *         *
December 25, 2027.............      6       1         *         *         *
December 25, 2028.............      0       0         0         0         0
Weighted Average Life in
 Years**......................   20.3     9.1       5.1       3.3       2.4

------------

 * Indicates a number that is greater than zero but less than 0.5%.

 ** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page and continued on next page.)

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS NB-1                                        CLASS NB-2
                                   --------------------------------------------      --------------------------------------------
DISTRIBUTION DATE                   0%       50%       115%      150%      200%       0%       50%       115%      150%      200%
------------------------------     ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
Initial Percentage............      100%      100%     100%      100%      100%       100%     100%      100%      100%      100%
December 25, 1999.............       99        89       77        71        61        100      100       100       100       100
December 25, 2000.............       97        77       54        42        26        100      100       100       100       100
December 25, 2001.............       96        66       34        20         2        100      100       100       100       100
December 25, 2002.............       94        56       19         3         0        100      100       100       100         0
December 25, 2003.............       93        47        6         0         0        100      100       100         0         0
December 25, 2004.............       91        39        0         0         0        100      100         9         0         0
December 25, 2005.............       89        32        0         0         0        100      100         0         0         0
December 25, 2006.............       87        26        0         0         0        100      100         0         0         0
December 25, 2007.............       85        21        0         0         0        100      100         0         0         0
December 25, 2008.............       83        16        0         0         0        100      100         0         0         0
December 25, 2009.............       80        12        0         0         0        100      100         0         0         0
December 25, 2010.............       78         9        0         0         0        100      100         0         0         0
December 25, 2011.............       75         5        0         0         0        100      100         0         0         0
December 25, 2012.............       72         2        0         0         0        100      100         0         0         0
December 25, 2013.............       68         0        0         0         0        100       82         0         0         0
December 25, 2014.............       65         0        0         0         0        100        0         0         0         0
December 25, 2015.............       61         0        0         0         0        100        0         0         0         0
December 25, 2016.............       57         0        0         0         0        100        0         0         0         0
December 25, 2017.............       53         0        0         0         0        100        0         0         0         0
December 25, 2018.............       48         0        0         0         0        100        0         0         0         0
December 25, 2019.............       43         0        0         0         0        100        0         0         0         0
December 25, 2020.............       37         0        0         0         0        100        0         0         0         0
December 25, 2021.............       31         0        0         0         0        100        0         0         0         0
December 25, 2022.............       25         0        0         0         0        100        0         0         0         0
December 25, 2023.............       18         0        0         0         0        100        0         0         0         0
December 25, 2024.............       11         0        0         0         0        100        0         0         0         0
December 25, 2025.............        2         0        0         0         0        100        0         0         0         0
December 25, 2026.............        0         0        0         0         0          0        0         0         0         0
December 25, 2027.............        0         0        0         0         0          0        0         0         0         0
December 25, 2028.............        0         0        0         0         0          0        0         0         0         0
Weighted Average Life in
 Years**......................     17.9       5.5      2.4       1.9       1.4       27.5     15.4       5.9       4.4       3.2

                                                 CLASS NB-3
                                 -------------------------------------------
DISTRIBUTION DATE                 0%      50%       115%      150%      200%
------------------------------   ----     ----      ----      ----      ----
Initial Percentage............    100%    100%      100%      100%      100%
December 25, 1999.............    100     100       100       100       100
December 25, 2000.............    100     100       100       100       100
December 25, 2001.............    100     100       100       100       100
December 25, 2002.............    100     100       100       100         0
December 25, 2003.............    100     100       100         3         0
December 25, 2004.............    100     100       100         0         0
December 25, 2005.............    100     100         6         0         0
December 25, 2006.............    100     100         0         0         0
December 25, 2007.............    100     100         0         0         0
December 25, 2008.............    100     100         0         0         0
December 25, 2009.............    100     100         0         0         0
December 25, 2010.............    100     100         0         0         0
December 25, 2011.............    100     100         0         0         0
December 25, 2012.............    100     100         0         0         0
December 25, 2013.............    100     100         0         0         0
December 25, 2014.............    100      94         0         0         0
December 25, 2015.............    100      57         0         0         0
December 25, 2016.............    100      23         0         0         0
December 25, 2017.............    100       0         0         0         0
December 25, 2018.............    100       0         0         0         0
December 25, 2019.............    100       0         0         0         0
December 25, 2020.............    100       0         0         0         0
December 25, 2021.............    100       0         0         0         0
December 25, 2022.............    100       0         0         0         0
December 25, 2023.............    100       0         0         0         0
December 25, 2024.............    100       0         0         0         0
December 25, 2025.............    100       0         0         0         0
December 25, 2026.............     46       0         0         0         0
December 25, 2027.............      0       0         0         0         0
December 25, 2028.............      0       0         0         0         0
Weighted Average Life in
 Years**......................   28.0    17.3       6.6       4.8       3.5

------------

 * Indicates a number that is greater than zero but less than 0.5%.

 ** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page and continued on next page.)

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS NB-4                                        CLASS NB-5
                                   --------------------------------------------      --------------------------------------------
DISTRIBUTION DATE                   0%       50%       115%      150%      200%       0%       50%       115%      150%      200%
------------------------------     ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
Initial Percentage............      100%      100%     100%      100%      100%       100%     100%      100%      100%      100%
December 25, 1999.............      100       100      100       100       100        100      100       100       100       100
December 25, 2000.............      100       100      100       100       100        100      100       100       100       100
December 25, 2001.............      100       100      100       100       100        100      100       100       100       100
December 25, 2002.............      100       100      100       100        30        100      100       100       100       100
December 25, 2003.............      100       100      100       100         0        100      100       100       100         0
December 25, 2004.............      100       100      100         0         0        100      100       100        88         0
December 25, 2005.............      100       100      100         0         0        100      100       100         0         0
December 25, 2006.............      100       100       43         0         0        100      100       100         0         0
December 25, 2007.............      100       100        4         0         0        100      100       100         0         0
December 25, 2008.............      100       100        0         0         0        100      100        66         0         0
December 25, 2009.............      100       100        0         0         0        100      100        33         0         0
December 25, 2010.............      100       100        0         0         0        100      100         7         0         0
December 25, 2011.............      100       100        0         0         0        100      100         0         0         0
December 25, 2012.............      100       100        0         0         0        100      100         0         0         0
December 25, 2013.............      100       100        0         0         0        100      100         0         0         0
December 25, 2014.............      100       100        0         0         0        100      100         0         0         0
December 25, 2015.............      100       100        0         0         0        100      100         0         0         0
December 25, 2016.............      100       100        0         0         0        100      100         0         0         0
December 25, 2017.............      100        92        0         0         0        100      100         0         0         0
December 25, 2018.............      100        63        0         0         0        100      100         0         0         0
December 25, 2019.............      100        37        0         0         0        100      100         0         0         0
December 25, 2020.............      100        13        0         0         0        100      100         0         0         0
December 25, 2021.............      100         0        0         0         0        100       85         0         0         0
December 25, 2022.............      100         0        0         0         0        100       51         0         0         0
December 25, 2023.............      100         0        0         0         0        100       20         0         0         0
December 25, 2024.............      100         0        0         0         0        100        0         0         0         0
December 25, 2025.............      100         0        0         0         0        100        0         0         0         0
December 25, 2026.............      100         0        0         0         0        100        0         0         0         0
December 25, 2027.............        1         0        0         0         0        100        0         0         0         0
December 25, 2028.............        0         0        0         0         0          0        0         0         0         0
Weighted Average Life in
 Years**......................     28.7      20.6      8.0       5.5       3.9       29.2     24.1      10.6       6.3       4.3

                                                 CLASS NB-6
                                 -------------------------------------------
DISTRIBUTION DATE                 0%      50%       115%      150%      200%
------------------------------   ----     ----      ----      ----      ----
Initial Percentage............    100%    100%      100%      100%      100%
December 25, 1999.............    100     100       100       100       100
December 25, 2000.............    100     100       100       100       100
December 25, 2001.............    100     100       100       100       100
December 25, 2002.............    100     100       100       100       100
December 25, 2003.............    100     100       100       100         0
December 25, 2004.............    100     100       100       100         0
December 25, 2005.............    100     100       100        73         0
December 25, 2006.............    100     100       100        19         0
December 25, 2007.............    100     100       100         2         0
December 25, 2008.............    100     100       100         1         0
December 25, 2009.............    100     100       100         1         0
December 25, 2010.............    100     100       100         1         0
December 25, 2011.............    100     100        85         1         0
December 25, 2012.............    100     100        67         *         0
December 25, 2013.............    100     100        53         *         0
December 25, 2014.............    100     100        42         *         0
December 25, 2015.............    100     100        33         *         0
December 25, 2016.............    100     100        25         *         0
December 25, 2017.............    100     100        19         *         0
December 25, 2018.............    100     100        15         *         0
December 25, 2019.............    100     100        11         *         0
December 25, 2020.............    100     100         8         *         0
December 25, 2021.............    100     100         6         *         0
December 25, 2022.............    100     100         4         *         0
December 25, 2023.............    100     100         3         *         0
December 25, 2024.............    100      91         2         *         0
December 25, 2025.............    100      64         1         *         0
December 25, 2026.............    100      39         1         *         0
December 25, 2027.............    100      16         *         *         0
December 25, 2028.............      0       0         0         0         0
Weighted Average Life in
 Years**......................   29.6     27.6     16.3       7.6       4.7

------------

 * Indicates a number that is greater than zero but less than 0.5%.

 ** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page and continued on next page.)

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS NB-7                                        CLASS A-P
                                   --------------------------------------------      --------------------------------------------
DISTRIBUTION DATE                   0%       50%       115%      150%      200%       0%       50%       100%      150%      200%
------------------------------     ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
Initial Percentage............      100%     100%      100%      100%      100%       100%     100%      100%      100%      100%
December 25, 1999.............      100      100       100       100       100         99       93        87        81        76
December 25, 2000.............      100      100       100       100       100         98       85        72        61        51
December 25, 2001.............      100      100       100       100       100         97       77        60        46        34
December 25, 2002.............      100      100       100       100       100         95       70        50        34        23
December 25, 2003.............      100      100       100       100        91         94       63        41        26        15
December 25, 2004.............      100       97        93        90        46         92       57        34        19        10
December 25, 2005.............       99       93        84        77        20         91       52        28        14         7
December 25, 2006.............       98       87        72        62         7         89       47        23        11         5
December 25, 2007.............       96       80        60        48         3         87       42        19         8         3
December 25, 2008.............       94       72        48        35         2         85       38        16         6         2
December 25, 2009.............       92       65        38        26         1         83       34        13         4         1
December 25, 2010.............       90       58        30        20         1         81       30        10         3         1
December 25, 2011.............       87       52        24        14         *         78       27         9         2         1
December 25, 2012.............       85       46        19        11         *         76       24         7         2         *
December 25, 2013.............       82       41        15         8         *         73       21         6         1         *
December 25, 2014.............       79       37        12         6         *         70       19         5         1         *
December 25, 2015.............       75       32         9         4         *         67       17         4         1         *
December 25, 2016.............       72       28         7         3         *         63       14         3         *         *
December 25, 2017.............       68       24         5         2         *         60       13         2         *         *
December 25, 2018.............       64       21         4         2         *         56       11         2         *         *
December 25, 2019.............       59       18         3         1         *         52        9         1         *         *
December 25, 2020.............       54       15         2         1         *         47        8         1         *         *
December 25, 2021.............       49       13         2         1         *         43        6         1         *         *
December 25, 2022.............       43       10         1         *         *         38        5         1         *         *
December 25, 2023.............       37        8         1         *         *         32        4         *         *         *
December 25, 2024.............       30        6         1         *         *         26        3         *         *         *
December 25, 2025.............       23        4         *         *         *         20        2         *         *         *
December 25, 2026.............       15        3         *         *         *         14        1         *         *         *
December 25, 2027.............        7        1         *         *         *          6        1         *         *         *
December 25, 2028.............        0        0         0         0         0          0        0         0         0         0
Weighted Average Life in
 Years**......................     21.5     14.7      10.8       9.6       6.2       19.6      9.3       5.5       3.8       2.8

                                          CLASSES M-1, M-2 AND M-3
                                 -------------------------------------------
DISTRIBUTION DATE                 0%      50%       100%      150%      200%
------------------------------   ----     ----      ----      ----      ----
Initial Percentage............    100%    100%      100%      100%      100%
December 25, 1999.............     99      99        99        99        99
December 25, 2000.............     98      98        98        98        98
December 25, 2001.............     97      97        97        97        97
December 25, 2002.............     96      96        96        96        96
December 25, 2003.............     95      95        95        95        95
December 25, 2004.............     93      91        89        86        83
December 25, 2005.............     92      87        82        76        70
December 25, 2006.............     91      81        72        63        55
December 25, 2007.............     89      75        62        50        40
December 25, 2008.............     87      67        51        37        26
December 25, 2009.............     85      60        42        28        18
December 25, 2010.............     83      54        34        21        12
December 25, 2011.............     81      49        28        15         8
December 25, 2012.............     78      43        23        11         5
December 25, 2013.............     76      39        18         8         3
December 25, 2014.............     73      34        15         6         2
December 25, 2015.............     70      30        12         4         1
December 25, 2016.............     66      26        10         3         1
December 25, 2017.............     63      23         8         2         1
December 25, 2018.............     59      20         6         2         *
December 25, 2019.............     55      17         5         1         *
December 25, 2020.............     50      14         4         1         *
December 25, 2021.............     45      12         3         1         *
December 25, 2022.............     40      10         2         *         *
December 25, 2023.............     34       8         1         *         *
December 25, 2024.............     28       6         1         *         *
December 25, 2025.............     21       4         1         *         *
December 25, 2026.............     14       2         *         *         *
December 25, 2027.............      6       1         *         *         *
December 25, 2028.............      0       0         0         0         0
Weighted Average Life in
 Years**......................   20.2    13.9      11.0       9.5       8.6

------------

 * Indicates a number that is greater than zero but less than 0.5%.

 ** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page.)

PRINCIPAL ONLY CERTIFICATE AND VARIABLE STRIP CERTIFICATE YIELD CONSIDERATIONS

     The amounts payable with respect to the Principal Only Certificates derive only from principal payments on the Discount Mortgage Loans. As a result, the yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal (including prepayments, defaults and liquidations) on the Discount Mortgage Loans.

     The yield to maturity on the Variable Strip Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans, which rate may fluctuate significantly over time. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the Non-Discount Mortgage Loans could result in the failure of such investors to recover fully their investments. Because the Pool Strip Rates on the Discount Mortgage Loans equal 0.00%, the yield to investors on the Variable Strip Certificates will not be affected by prepayments on the Discount Mortgage Loans.

     The following tables indicate the sensitivity of the pre-tax yield to maturity on the Principal Only Certificates and Variable Strip Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Principal Only Certificates and Variable Strip Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Structuring Assumptions, including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices set forth below (which include accrued interest, if any). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Principal Only Certificates and Variable Strip Certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                PRE-TAX YIELDS TO MATURITY OF THE PRINCIPAL ONLY
      CERTIFICATES AT THE FOLLOWING PERCENTAGES THE PREPAYMENT ASSUMPTION

                           ASSUMED PURCHASE PRICE                               0%     50%     100%    150%    200%
-----------------------------------------------------------------------------   ---    ----    ----    ----    ----
40,964.......................................................................   2.0%   4.8 %   8.4 %   12.4%   16.7%

                PRE-TAX YIELDS TO MATURITY OF THE VARIABLE STRIP
      CERTIFICATES AT THE FOLLOWING PERCENTAGES THE PREPAYMENT ASSUMPTION

                           ASSUMED PURCHASE PRICE                               0%     50%     100%    150%    200%
----------------------------------------------------------------------------   ----    ----    ----    ----    ----
$17,491,696.................................................................   32.7%   24.0%   15.0%   5.6 %   (4.4)%

     Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Principal Only Certificates and Variable Strip Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the applicable table. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Principal Only Certificates and Variable Strip Certificates, and thus do not reflect the return on any investment in the Principal Only Certificates and Variable Strip Certificates when any reinvestment rates other than the discount rates are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Principal Only Certificates and Variable Strip Certificates are likely to differ from those shown in the tables, even if the average prepayment rate on all of the Mortgage Loans equal the constant percentages of the Prepayment Assumption indicated in the tables above over any given time period or over the entire life of the Certificates. A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the yield to maturity of the Principal Only Certificates. The rate and timing of principal prepayments on the Discount

Mortgage Loans may differ from the rate and timing of principal prepayments on the Mortgage Pool. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans, and because Mortgage Loans with lower Net Mortgage Rates are likely to have lower Mortgage Rates, the Discount Mortgage Loans are generally likely to prepay under most circumstances at a slower rate than the Non-Discount Mortgage Loans. Holders of the Variable Strip Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Variable Strip Certificates will be adversely affected to a greater extent than on the other Offered Certificates if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. Because Mortgage Loans having higher Pool Strip Rates generally have higher Mortgage Rates, such Mortgage Loans are generally more likely to be prepaid under most circumstances than are Mortgage Loans having lower Pool Strip Rates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Principal Only Certificates and Variable Strip Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to recover fully their investments.

     For additional considerations relating to the yield on the Certificates, see 'Yield Considerations' and 'Maturity and Prepayment Considerations' in the Prospectus.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

     If the aggregate Certificate Principal Balance of the Class B Certificates has been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by Subordination, because the entire amount of such losses will be allocated to the Class M-3 Certificates. The aggregate initial Certificate Principal Balance of the Class B Certificates is equal to approximately 1.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If the Certificate Principal Balances of the Class B Certificates and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by Subordination, because the entire amount of such losses will be allocated to the Class M-2 Certificates. The aggregate initial Certificate Principal Balance of the Class M-3 Certificates and Class B Certificates is equal to approximately 2.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default assumption ('SDA'), represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, '0% SDA' assumes default rates equal to 0% of SDA (no defaults). Correspondingly, '100% SDA' assumes default rates equal to 100% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

     The following tables indicate the sensitivity of the yield to maturity on the Class M-2 Certificates and Class M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on the Class M-2 Certificates and Class M-3 Certificates and computing the corresponding pre-tax yield to maturity on a corporate bond equivalent basis. The tables are based on the Structuring Assumptions (except assumption (iv)), including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof, and assuming further that (i) defaults and final liquidations on the Mortgage Loans occur on the last day of each month at the respective SDA percentages set forth in the tables, (ii) each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated (the 'LOSS SEVERITY PERCENTAGE') times the principal balances of the Mortgage Loans assumed to be liquidated, (iii) there are no delinquencies on the Mortgage Loans, and principal payments on the Mortgage Loans (other than those on Mortgage Loans assumed to be liquidated) will be timely received together with prepayments, if any, at the respective constant percentages of the Prepayment Assumption set forth in the table before giving effect to defaults in such periods, (iv) there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, (v) clauses (a)(i),
(b)(i) and (b)(ii) in the definition of Senior Accelerated Distribution Percentage are not applicable and (vi) the purchase prices of the Class M-2 Certificates and Class M-3 Certificates will be $6,816,497 and $5,340,201, respectively, including accrued interest. Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following table is based upon the assumption that the Class M-2 Certificates and Class M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yield on the Class M-2 Certificates and Class M-3 Certificates may increase due to such prepayments, even if losses occur. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

                SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
               CLASS M-2 CERTIFICATES AND CLASS M-3 CERTIFICATES
                       TO PREPAYMENTS AND REALIZED LOSSES

                             CLASS M-2 CERTIFICATES

                                                             PERCENTAGE OF THE PREPAYMENT ASSUMPTION
PERCENTAGE               LOSS SEVERITY               --------------------------------------------------------
  OF SDA                  PERCENTAGE                    0%            50%          100%        150%     200%
----------   -------------------------------------   ---------     ---------     ---------     -----    -----
     0%         N/A...............................     6.94%         7.03%         7.09%       7.14%    7.17%
   100%         30%...............................     6.94%         7.03%         7.09%       7.14%    7.17%
   200%         30%...............................     6.80%         7.04%         7.10%       7.14%    7.18%
   300%         30%...............................    (4.48)%        6.59%         7.10%       7.14%    7.18%
   400%         30%...............................   (25.99)%        0.91%         7.10%       7.14%    7.18%

                             CLASS M-3 CERTIFICATES

                                                             PERCENTAGE OF THE PREPAYMENT ASSUMPTION
PERCENTAGE               LOSS SEVERITY               --------------------------------------------------------
  OF SDA                  PERCENTAGE                    0%            50%          100%        150%     200%
----------   -------------------------------------   ---------     ---------     ---------     -----    -----
     0%         N/A...............................     7.65%         7.90%         8.08%       8.22%    8.32%
   100%         30%...............................     7.65%         7.92%         8.09%       8.22%    8.32%
   200%         30%...............................    (9.92)%        5.40%         8.09%       8.22%    8.33%
   300%         30%...............................   (33.88)%      (20.65)%        3.44%       8.22%    8.33%
   400%         30%...............................   (48.07)%      (38.22)%      (11.62)%      3.52%    8.34%

     Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M-2 Certificates or Class M-3 Certificates, as applicable, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price referred to above, and converting such rate to a corporate bond equivalent yield. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M-2 Certificates or

Class M-3 Certificates, and thus do not reflect the return on any investment in the Class M-2 Certificates or Class M-3 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Certificates in the aggregate under each of the scenarios in the preceding table, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date:

                           AGGREGATE REALIZED LOSSES

                                                             PERCENTAGE OF THE PREPAYMENT ASSUMPTION
PERCENTAGE               LOSS SEVERITY               --------------------------------------------------------
  OF SDA                  PERCENTAGE                    0%            50%          100%        150%     200%
----------   -------------------------------------   ---------     ---------     ---------     -----    -----
   100%         30%...............................     1.17%         0.81%         0.58%       0.43%    0.32%
   200%         30%...............................     2.30%         1.59%         1.15%       0.85%    0.63%
   300%         30%...............................     3.38%         2.36%         1.70%       1.26%    0.94%
   400%         30%...............................     4.43%         3.09%         2.24%       1.66%    1.24%

     Notwithstanding the assumed percentages of SDA, loss severity percentages and prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class M-2 Certificates and Class M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the Mortgage Loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yield on the Class M-2 Certificates or Class M-3 Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are as assumed.

     Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to recover fully their investments. For additional considerations relating to the yield on the Certificates, see 'Yield Considerations' and 'Maturity and Prepayment Considerations' in the Prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the Trust Fund's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

     The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

                        POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of December 1, 1998 among the Depositor, the Master Servicer, and Bankers Trust Company, as Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Trustee will appoint Norwest Bank Minnesota, National Association to serve as Custodian in connection with the Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the President, Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Pursuant to the Pooling and Servicing Agreement, transfers of Residual Certificates are prohibited to any non-United States person. Transfers of certain of the Certificates, including the Residual Certificates, are also subject to additional transfer restrictions as set forth in the Pooling and Servicing Agreement. See 'Certain Federal Income Tax Consequences' herein and 'Certain Federal Income Tax
Consequences -- REMICs -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations' and 'Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates' in the Prospectus. In addition to the circumstances described in the Prospectus, the Depositor may terminate the Trustee for cause under certain circumstances. See 'The Pooling and Servicing Agreement -- The Trustee' in the Prospectus.

THE MASTER SERVICER

     Residential Funding, an indirect wholly owned subsidiary of GMAC Mortgage and an affiliate of the Depositor, will act as master servicer for the Certificates pursuant to the Pooling and Servicing Agreement. For a general description of Residential Funding and its activities, see 'Residential Funding Corporation' in the Prospectus and 'The Mortgage Pool -- Residential Funding' herein.

     The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four-family residential mortgage loans that generally complied with Residential Funding's Expanded Criteria Mortgage Program at the time of purchase by Residential Funding and were being master serviced by Residential Funding on December 31, 1996, December 31, 1997 and September 30, 1998. As used herein, a loan is considered to be '30 to 59 days' or '30 or more days' delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented herein as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                  AT DECEMBER 31, 1996       AT DECEMBER 31, 1997       AT SEPTEMBER 30, 1998
                                 -----------------------    -----------------------    -----------------------
                                  BY NO.      BY DOLLAR      BY NO.      BY DOLLAR      BY NO.      BY DOLLAR
                                    OF          AMOUNT         OF          AMOUNT         OF          AMOUNT
                                   LOANS       OF LOANS       LOANS       OF LOANS       LOANS       OF LOANS
                                 ---------    ----------    ---------    ----------    ---------    ----------
                                   (DOLLAR AMOUNTS IN         (DOLLAR AMOUNTS IN         (DOLLAR AMOUNTS IN
                                       THOUSANDS)                 THOUSANDS)                 THOUSANDS)
Total Loan Portfolio..........     19,383     $2,049,296      51,266     $5,408,013      71,938     $7,948,879
Period of Delinquency
     30 to 59 days............        417         45,202       1,518        161,771       1,636        192,533
     60 to 89 days............         69          9,173         275         28,315         233         29,932
     90 days or more(2).......         27          5,357          59          7,332         116         16,097
Foreclosures Pending..........         58          9,114         203         30,125         217         29,374
                                 ---------    ----------    ---------    ----------    ---------    ----------
Total Delinquent Loans........        571     $   68,846       2,055     $  227,543       2,202     $  267,936
                                 ---------    ----------    ---------    ----------    ---------    ----------
                                 ---------    ----------    ---------    ----------    ---------    ----------
Percent of Loan Portfolio.....      2.946%         3.360%      4.009%         4.208%      3.061%         3.371%

------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

      EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY
                                 EXPERIENCE(1)

                                  AT DECEMBER 31, 1996      AT DECEMBER 31, 1997       AT SEPTEMBER 30, 1998
                                 ----------------------    -----------------------    -----------------------
                                  BY NO.      BY DOLLAR     BY NO.      BY DOLLAR      BY NO.      BY DOLLAR
                                    OF         AMOUNT         OF          AMOUNT         OF          AMOUNT
                                   LOANS      OF LOANS       LOANS       OF LOANS       LOANS       OF LOANS
                                 ---------    ---------    ---------    ----------    ---------    ----------
                                   (DOLLAR AMOUNTS IN        (DOLLAR AMOUNTS IN         (DOLLAR AMOUNTS IN
                                       THOUSANDS)                THOUSANDS)                 THOUSANDS)
Total Loan Portfolio..........     6,750      $889,427       18,247     $2,355,636      28,650     $3,803,016
Period of Delinquency
     30 to 59 days............       137        17,927          399         57,586         530         79,943
     60 to 89 days............        32         5,790           68          9,669          75         11,126
     90 days or more(2).......        10         2,877           18          2,874          47          8,471
Foreclosures Pending..........        22         4,062           89         17,222          80         13,707
                                 ---------    ---------    ---------    ----------    ---------    ----------
Total Delinquent Loans........       201      $ 30,656          574     $   87,351         732     $  113,248
                                 ---------    ---------    ---------    ----------    ---------    ----------
                                 ---------    ---------    ---------    ----------    ---------    ----------
Percent of Loan Portfolio.....     2.978%        3.447%       3.146%         3.708%      2.555%         2.978%

------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

     There can be no assurance that the delinquency and foreclosure experience set forth above will be representative of the results that may be experienced with respect to the Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Servicing Fees in respect of each Mortgage Loan will be at least 0.28% per annum and not more than 1.34% per annum of the outstanding principal balance of such Mortgage Loan with a weighted average Servicing Fee of approximately 0.3302%. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the Sub-Servicer (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Sub-Servicer). The primary compensation to be paid to the Master Servicer in respect of its master servicing activities will be at least 0.03% per annum and not more than 0.08% per annum of the outstanding principal balance of each Mortgage Loan, with a weighted average of approximately 0.0794%. As described in the Prospectus, a Sub-Servicer is entitled to servicing compensation in a minimum amount equal to 0.25% per annum of the outstanding principal balance of each Mortgage Loan serviced by it. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See 'Description of the Certificates -- Spread' and ' -- Servicing and Administration of the Mortgage Collateral -- Servicing Compensation and Payment of Expenses' in the Prospectus for information regarding other possible compensation to the Master Servicer and Sub-Servicers and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

     Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. 98% of all Voting Rights will be allocated among all holders of the Certificates (other than the Variable Strip Certificates and Residual Certificates) in proportion to their then outstanding Certificate Principal Balances, 1% of all Voting Rights will be allocated among the holders of the Variable Strip Certificates and 1% of all Voting Rights will be allocated among holders of the Residual Certificates, in proportion to the Percentage Interests evidenced by their respective Certificates. The Pooling and Servicing Agreement will be subject to amendment without the consent of the holders of the Residual Certificates in certain circumstances.

TERMINATION

     The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Offered Certificates are described in 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates' in the Prospectus. The Master Servicer or the Depositor will have the option, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, either (i) to purchase all remaining Mortgage Loans and other assets in the Trust Fund, thereby effecting early retirement of the Offered Certificates or (ii) to purchase, in whole but not in part, the Certificates. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (or the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to such Mortgaged Properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed. Distributions on the Certificates in respect of any such optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of Certificates if the purchase price is based in part on the fair market value of the underlying Mortgaged Property and such fair market value is less than 100% of the unpaid principal balance of the related Mortgage Loan. Any such purchase of the Certificates will be made at a price equal to 100% of the Certificate Principal Balance thereof plus (except with respect to the Principal Only Certificates) interest thereon (or with respect to the Variable Strip Certificates, on the Notional Amount thereof) for the immediately preceding Interest Accrual Period at the then-applicable Pass-Through Rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Loans may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor.

     Upon presentation and surrender of the Offered Certificates in connection with the termination of the Trust Fund or a purchase of Certificates under the circumstances described above, the holders of the Offered Certificates will receive an amount equal to the Certificate Principal Balance of such class plus interest thereon for the immediately preceding Interest Accrual Period at the then-applicable Pass-Through Rate (or, with respect to the Variable Strip Certificates, interest for the immediately preceding Interest Accrual Period on the Notional Amount thereof), plus any previously unpaid Accrued Certificate Interest (reduced, as described above, in the case of the termination of the Trust Fund resulting from a purchase of all the assets of the Trust Fund).

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust will qualify as a REMIC under the Code.

     For federal income tax purposes, (a) the Residual Certificates will constitute the sole class of 'residual interests' in the REMIC, and (b) each class of Senior Certificates (other than the Residual Certificates), the Class M Certificates and Class B Certificates will represent ownership of 'regular interests' in the REMIC and will generally be treated as debt instruments of the REMIC. See 'Certain Federal Income Tax Consequences -- REMICs' in the Prospectus.

     For federal income tax reporting purposes, the Class A-6, Class A-7, Variable Strip, Principal Only and Class M Certificates will be treated as having been issued with original issue discount. All other classes of Offered Certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 100% of the Prepayment Assumption in the case of the Class A, Class CB and Class M Certificates and 115% of the Prepayment Assumption for the Class NB Certificates. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See 'Certain Federal Income Tax Consequences -- General' and ' -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' in the Prospectus.

     The OID Regulations suggest that original issue discount with respect to securities such as the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Variable Strip Certificates will be reported to the IRS and the Certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates.

     In certain circumstances OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the REMIC Administrator in the Pooling and Servicing Agreement (the 'REMIC ADMINISTRATOR') in preparing reports to the Certificateholders and the IRS.

     Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates' and ' -- Premium' in the Prospectus.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and 'real estate assets' under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as 'interest on obligations secured by mortgages on real property' under
Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as 'real estate assets' under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates (other than the Residual Certificates) will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Offered Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a Certificate pursuant to the right of the Master Servicer or the Depositor to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See 'The Pooling and Servicing Agreement -- Termination' herein and 'Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates' in the Prospectus.

     For further information regarding federal income tax consequences of investing in the Offered Certificates, see 'Certain Federal Income Tax Consequences -- REMICs' in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued REMIC Regulations under the provisions of the Code that significantly affect holders of Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of 'noneconomic' residual interests to United States persons. The Pooling and Servicing Agreement includes certain other provisions regarding the transfer of Residual Certificates, including (i) the requirement that any transferee of a Residual Certificate provide an affidavit representing that such transferee (a) is not a 'disqualified organization,' (b) is not acquiring the Residual Certificate on behalf of a 'disqualified organization' and (c) will maintain such status and will obtain a similar affidavit from any person to whom such transferee shall subsequently transfer a Residual Certificate, (ii) a provision that any transfer of a

Residual Certificate to a 'disqualified person' shall be null and void and (iii) a grant to the Master Servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a 'disqualified organization' despite (i) and (ii) above. In addition, pursuant to the Pooling and Servicing Agreement, the Residual Certificates may not be transferred to non-United States persons.

     Excess inclusions are expected to be equal to all or virtually all of the taxable income includible by holders of the Residual Certificates. See 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions' in the Prospectus.

     The REMIC Regulations also provide that a transfer to a United States person of 'noneconomic' residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of 'noneconomic' residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless 'no significant purpose of the transfer was to impede the assessment or collection of tax.' Based on the REMIC Regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates Noneconomic -- REMIC Residual Certificates' in the Prospectus.

     The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by such Residual Certificateholders from the related REMIC with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Residual Certificateholders; should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the 'wash sale' rules of Section 1091 of the Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

     An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. See 'Certain Federal Income Tax
Consequences -- REMICs -- Taxation of Owners of REMIC Residual
Certificates -- Possible Pass-Through of Miscellaneous Itemized Deductions' in the Prospectus.

     Residential Funding will be designated as the 'tax matters person' with respect to the REMIC as defined in the REMIC Provisions, and in connection therewith will be required to hold not less than 0.0 1% of the Residual Certificates.

     Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in such Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see 'Certain Yield and Prepayment Considerations Additional Yield Considerations Applicable Solely to the Residual Certificates' herein and 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates' in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated December 23, 1998 (the 'NATIONSBANC UNDERWRITING AGREEMENT'), NationsBanc Montgomery Securities LLC ('NATIONSBANC') has agreed to purchase and the Depositor has agreed to sell the Class A (other than the Principal Only Certificates and Variable Strip Certificates), Class NB and Residual Certificates (the 'NATIONSBANC UNDERWRITTEN CERTIFICATES'), except that a de minimis portion of the Residual Certificates will be retained by Residential Funding, and such portion is not offered hereby. It is expected that delivery of the NationsBanc Underwritten Certificates (other than the Residual Certificates) will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the underwritten Residual Certificates will be made at the offices of NationsBanc, New York, New York, on or about December 30, 1998, against payment therefor in immediately available funds.

     In connection with the NationsBanc Underwritten Certificates, NationsBanc has agreed, subject to the terms and conditions set forth in the NationsBanc Underwriting Agreement, to purchase all of the NationsBanc Underwritten Certificates if any of the NationsBanc Underwritten Certificates are purchased thereby.

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated December 23, 1998 (the 'RFSC UNDERWRITING AGREEMENT'), Residential Funding Securities Corporation ('RFSC') has agreed to offer the Class CB Certificates (the 'RFSC UNDERWRITTEN CERTIFICATES') on a best efforts basis and the Depositor has agreed to sell to RFSC the Class CB Certificates when and if sold by RFSC. It is expected that delivery of the Class CB Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about December 30, 1998, against payment therefor in immediately available funds. The termination date of the offering of the Class CB Certificates is the earlier to occur of December 23, 1999 or the date on which all of the Class CB Certificates have been sold. Proceeds of the Class CB Certificates will not be placed in escrow, trust or similar arrangement.

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated December 23, 1998 (the 'BEAR STEARNS UNDERWRITING AGREEMENT'), Bear, Stearns & Co. Inc. ('BEAR STEARNS') has agreed to purchase and the Depositor has agreed to sell the Class M Certificates. It is expected that delivery of the Class M Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about December 30, 1998, against payment therefor in immediately available funds.

     The NationsBanc Underwriting Agreement, RFSC Underwriting Agreement and Bear Stearns Underwriting Agreement are collectively referred to herein as the 'UNDERWRITING AGREEMENTS' and NationsBanc, RFSC and Bear Stearns are referred to herein together as the 'UNDERWRITERS.' The NationsBanc Underwritten Certificates, RFSC Underwritten Certificates and Class M Certificates are collectively referred to herein as the 'UNDERWRITTEN CERTIFICATES.'

     The Underwriting Agreements provide that the respective obligations of the Underwriters to pay for and accept delivery of their respective Underwritten Certificates are subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Underwritten Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the NationsBanc Underwritten Certificates, before deducting expenses payable by the Depositor, will be approximately 99.19% of the aggregate Certificate Principal Balance of such Certificates plus accrued interest thereon from the Cut-off Date. The proceeds to the Depositor from the sale of any RFSC Underwritten Certificates will be equal to the purchase price paid by the purchaser thereof, net of any expenses payable by the Depositor and any compensation payable to RFSC and any dealer with respect to the Class CB Certificates. Proceeds to the Depositor from the sale of the Class M Certificates, before deducting expenses payable by the Depositor, will be approximately 93.79% of the aggregate Certificate Principal Balance of the Class M Certificates plus accrued interest thereon from the Cut-off Date. The Underwriters may effect such transactions by selling the Underwritten Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters for whom they act as agent. In connection with the sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriters in the distribution of the Underwritten Certificates may be deemed to be underwriters and any profit on the resale of the Underwritten Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     Each Underwriting Agreement provides that the Depositor will indemnify the related Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

     The Principal Only Certificates and Variable Strip Certificates may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from any sale of the Principal Only Certificates or Variable Strip Certificates will equal the purchase price paid by the purchaser thereof, net of any expenses payable by the Depositor and any compensation payable to any such underwriter or agent.

     There is currently no secondary market for the Offered Certificates. NationsBanc intends to make a secondary market in the NationsBanc Underwritten Certificates, but is not obligated to do so. Neither the Depositor nor RFSC intends to make a market in the Class CB Certificates. Bear Stearns intends to make a secondary market in the Class M Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

     The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under 'Description of the Certificates -- Reports to Certificateholders,' which will include information as to the outstanding principal balance of the Offered Certificates. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and RFSC by Orrick, Herrington & Sutcliffe LLP, New York, New York and for NationsBanc and Bear Stearns by Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the Senior Certificates (other than the Principal Only Certificates and Variable Strip Certificates) that they be rated 'AAA' by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ('Standard & Poor's') and Fitch IBCA, Inc. ('Fitch IBCA'). It is a condition to the issuance of the Principal Only Certificates and Variable Strip Certificates that they be rated 'AAAr' by Standard & Poor's and 'AAA' by Fitch IBCA. It is a condition to the issuance of the Class M-1, Class M-2 and Class M-3 Certificates that they be rated not lower than 'AA,' 'A' and 'BBB,' respectively, by Fitch IBCA.

     The ratings assigned by Standard & Poor's to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the Pooling and Servicing Agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Standard & Poor's rating on the Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See 'Certain Yield and Prepayment Considerations' herein. The 'r' of the 'AAAr' rating of the Principal Only Certificates and Variable Strip Certificates by Standard & Poor's is attached to highlight derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an 'r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

     The ratings assigned by Fitch IBCA to mortgage pass-through certificates also address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield or that the holders of the Variable Strip Certificates may fail to recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of the Certificate Principal Balance thereof. The rating on the Residual Certificates only addresses the return of the Certificate Principal Balance thereof and interest thereon at the Pass-Through Rate.

     The Depositor has not requested a rating on the Senior Certificates by any rating agency other than Standard & Poor's and Fitch IBCA or on the Class M Certificates by any rating agency other than Fitch IBCA. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates or Class M Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by Standard & Poor's and Fitch IBCA and the Class M Certificates by Fitch IBCA.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Variable Strip Certificates do not address the possibility that the holders of such Certificates may fail to recover fully their initial investments. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Certificates.

                                LEGAL INVESTMENT

     The Senior Certificates and Class M-1 Certificates will constitute 'mortgage related securities' for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates and Class M-3 Certificates will not constitute 'mortgage related securities' for purposes of SMMEA.

     The Office of Thrift Supervision (the 'OTS') has issued Thrift Bulletin 13a, entitled 'Management of Interest Rate Risk, Investment Securities, and Derivatives Activities' ('TB 13A'), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any 'complex security' or financial derivative. For the purposes of TB 13a, 'complex security' includes among other things any collateralized mortgage obligation or REMIC security, other than any 'plain vanilla' mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). One or more classes of the Offered Certificates may be viewed as 'complex securities.' The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See 'Legal Investment Matters' in the Prospectus.

                              ERISA CONSIDERATIONS

     A Plan, any insurance company (whether through its general or separate accounts) or any other person investing 'Plan Assets' of any Plan, as defined under 'ERISA Considerations -- Plan Asset Regulations' in the Prospectus, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates (other than the Class M Certificates or Residual Certificates) by or on behalf of, or with 'Plan Assets' of, a Plan may qualify for exemptive relief under the Exemption, as described under 'ERISA Considerations -- Prohibited Transaction Exemptions' in the Prospectus. However, the Exemption contains a number of conditions which must be met for the Exemption to apply, including the requirement that any such Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under 'ERISA Considerations-Insurance Company General Accounts' in the Prospectus. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Class M Certificates, no Class M Certificate (or any interest therein) may be acquired or held by any Plan, any trustee or other person acting on behalf of any Plan, or any other person using 'PLAN ASSETS' to effect such acquisition or holding (each, a 'Plan Investor') unless (i) such acquirer or holder is an insurance company, (ii) the source of funds used to acquire or hold such Certificate (or interest therein) is an 'insurance company general account' (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ('PTCE') 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied. Each Beneficial Owner of a Class M Certificate (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either
(i) it is not a Plan Investor or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold such Certificate (or interest therein) is an 'insurance company general account' (as such term is defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If any Class M Certificate (or any interest therein) is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted Beneficial Owner will be treated as the Beneficial Owner of such Class M Certificate, retroactive to the date of transfer to the purported holder. Any purported Beneficial Owner whose acquisition or holding of any such Certificate (or interest therein) was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any Sub-Servicer and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) also will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of such Certificates to any Plan Investor will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan Investor is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     Investors in the Class M Certificates are urged to obtain from a transferee of such Certificates a certification of such transferee's eligibility to purchase such Certificates in the form of the representation letter attached as Annex I hereto.

     Any fiduciary or other investor of Plan Assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment. See 'ERISA Considerations' in the Prospectus.

     The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                                                         ANNEX I

                          ERISA REPRESENTATION LETTER

                                                                          [date]

Residential Funding Corporation
8400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota 55437

Residential Accredit Loans, Inc.
9400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota 55437

Bankers Trust Company
3 Park Place, 16th Floor
Irvine, California 92614

     Re: Residential Accredit Loans, Inc.
       Mortgage Pass-Through Certificates, Series 1998-QS17, Class M-

Dear Sirs:

     I [                                    ] (the 'Purchaser') intend to
purchase from [                                    ] (the 'Seller')
$[           ] initial Certificate Principal Balance of the above-referenced certificates (the 'Certificates'), issued pursuant to the Pooling and Servicing Agreement (the 'Pooling and Servicing Agreement'), dated as of December 1, 1998, among Residential Accredit Loans, Inc., as seller (the 'Company'), Residential Funding Corporation, as master servicer (the 'Master Servicer') and Bankers Trust Company, as trustee (the 'Trustee'). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

     The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that, either:

          (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or Section 4975 of the Internal Revenue Code of 1986, as amended (a 'Plan'), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with 'plan assets' of any Plan within the meaning of the U.S. Department of Labor ('DOL') regulation at 29 C.F.R. 'SS'2510.3-101; or

          (b) The Purchaser is an insurance company, the source of funds to be used by which to purchase the Certificates is an 'insurance company general account' (as such term is defined in DOL Prohibited Transaction Class Exemption ('PTCE') 95-60), and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

          In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer the Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.

                                          Very truly yours,


                                          By:  .................................

PROSPECTUS (Subject to Completion dated October 22, 1998)

Mortgage and Manufactured Housing Contract Pass-Through Certificates

Residential Accredit Loans, Inc.

Depositor

The Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates") offered hereby may be sold from time to time in series, as described in the related Prospectus Supplement. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by Residential Accredit Loans, Inc. (the "Company") or any other entity specified in the related Prospectus Supplement, in a trust fund consisting primarily of a segregated pool of one- to four-family, residential first mortgage loans (the "Mortgage Loans"), manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") or interests therein (which may include Agency Securities, as defined herein) (collectively with the Mortgage Loans and Contracts, the "Mortgage Collateral"), acquired by the Company from one or more affiliated or unaffiliated institutions. See "The Trust Funds." See "Index of Principal Definitions" for the meanings of capitalized terms and acronyms.

The Mortgage Collateral and certain other assets described herein under "The Trust Funds" and in the related Prospectus Supplement will be held in trust (collectively, a "Trust Fund") for the benefit of the holders of the related series of Certificates and the Excess Spread, if any, pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") or a trust agreement (each, a "Trust Agreement") as described herein under "The Trust Funds" and in the related Prospectus Supplement. Each Trust Fund will consist of one or more types of the various types of Mortgage Collateral described under "The Trust Funds." Information regarding each class of Certificates of a series, and the general characteristics of the Mortgage Collateral to be evidenced by such Certificates, will be set forth in the related Prospectus Supplement.

Each series of Certificates will include one or more classes. Each class of Certificates of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the Certificates, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Collateral in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. See "Description of the Certificates--Distributions." A series may include one or more classes of Certificates entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Certificates which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The Company's only obligations with respect to a series of Certificates will be pursuant to certain limited representations and warranties made by the Company or as otherwise described in the related Prospectus Supplement. The related Prospectus Supplement may identify one or more entities as servicers (each, a "Servicer") for a series of Certificates secured by Mortgage Loans and/or Contracts or, if specified in the related Prospectus Supplement, an entity may act as master servicer with respect to the Certificates (the "Master Servicer"). If specified in the related Prospectus Supplement, a series of Certificates may have a certificate administrator (the "Certificate Administrator") in addition to, or in lieu of, a Servicer or a Master Servicer. The principal obligations of a Servicer or the Master Servicer, if any, will be its contractual servicing obligations (which may include its limited obligation to make certain advances in the event of delinquencies in payments on the Mortgage Loans or Contracts). The principal obligations of the Certificate Administrator, if any, will be to perform certain obligations with respect to the Certificates under the terms of the Pooling and Servicing Agreement or Trust Agreement, as applicable. See "Description of the Certificates."

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include any one or any combination of a mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, reserve fund, certificate insurance policy, surety bond or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination. See "Description of Credit Enhancement."

The rate of payment of principal of each class of Certificates entitled to a portion of principal payments on the Mortgage Collateral will depend on the priority of payment of such class and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Collateral. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Certificates in the manner described herein and in the related Prospectus Supplement. See "Yield Considerations."

For  a  discussion  of  significant   matters   affecting   investments  in  the
Certificates, see "Risk Factors" commencing herein on page 14.

One or more separate elections may be made to treat a Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Prospectus Supplement for a series of Certificates will specify which class or classes of the related series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC, if applicable. See "Certain Federal Income Tax Consequences."

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, THE CERTIFICATE ADMINISTRATOR, GMAC MORTGAGE GROUP, INC. ("GMAC MORTGAGE") OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE COLLATERAL WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY (EXCEPT IN THE CASE OF FHA LOANS, FHA CONTRACTS, VA LOANS, VA CONTRACTS AND GINNIE MAE SECURITIES) OR BY THE COMPANY, THE MASTER SERVICER, THE CERTIFICATE ADMINISTRATOR, GMAC MORTGAGE OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as described under "Methods of Distribution" and in the related Prospectus Supplement. There will be no secondary market for any series of Certificates prior to the offering thereof. There can be no assurance that a secondary market for any of the Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is October 22, 1998.

                            ADDITIONAL INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates (the "Registration Statement"). The Company is also subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, will file reports thereunder with the Commission. The Registration Statement and the exhibits thereto, and reports and other information filed by the Company pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web Site (http://www.sec.gov).

      Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and Urban Development, 451-7th Street S.W., Room 6210, Washington, D.C. 20410-9000 (202-708-3649). Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to such information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Relations
Department of Freddie Mac at Post Office Box 4112, Reston, Virginia 22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone 703- 759-8160). Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates and Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W.,

Washington, D.C. 20016 (202-537-7115). The Company does not, and will not, participate in the preparation of Ginnie Mae's information statements or annual reports, Freddie Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                        REPORTS TO CERTIFICATEHOLDERS

      Monthly reports which contain information concerning the Trust Fund for a series of Certificates will be sent by the Master Servicer or Certificate Administrator, as applicable, to each holder of record of the Certificates of the related series. See "Description of the Certificates--Reports to Certificateholders." Any reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The Company will file with the Commission such periodic reports with respect to the Trust Fund for a series of Certificates as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of Certificates offered hereby, there are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of Certificates, that relate specifically to such related series of Certificates. The Company will provide or cause to be provided without charge to each person to whom this Prospectus and related Prospectus Supplement is delivered in connection with the offering of one or more classes of such series of Certificates, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such series of Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

      No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                            SUMMARY OF PROSPECTUS

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities  Offered..................Mortgage  and Manufactured Housing Contract
     Pass- Through Certificates.

Company.............................Residential  Accredit  Loans,  Inc. See "The
     Company."

Servicer  or  Master  Servicer.........The  related  Prospectus  Supplement  may identify one or more entities as Servicers for a series of Certificates evidencing interests in Mortgage Loans or Contracts and/or an entity may act as Master Servicer. The Master Servicer may be Residential Funding Corporation, an affiliate of the Company ("Residential Funding"). See "Residential Funding Corporation" and "Description of the Certificates--Servicing and Administration of Mortgage Collateral."

Certificate  Administrator...........An  entity may be named as the  Certificate
     Administrator in the related Prospectus Supplement, if required in addition to or in lieu of the Master Servicer or Servicer for a series of Certificates. The Certificate Administrator may be Residential Funding. See "Residential Funding Corporation" and "Description of the Certificates--Servicing and Administration of Mortgage Collateral."

Trustee.............................The  Trustee for each series of Certificates will be specified in the related Prospectus Supplement.

Certificates........................Each  series of Certificates  will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the Company or any other entity specified in the related Prospectus Supplement, in a Trust Fund consisting primarily of the Mortgage Collateral acquired by the Company from one or more affiliated or unaffiliated institutions. Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement or a Trust
                                    Agreement among the Company, the Trustee and one or more of any Servicer, the Master Servicer and the Certificate Administrator.

 ....................................As   specified  in  the  related  Prospectus
     Supplement, each series of Certificates, or class of Certificates in the case of a series consisting of two or more classes, may have a stated principal balance, no stated principal balance or a notional amount and may be entitled to distributions of interest based on a specified interest rate
     or  rates  (each,  a  "Pass-Through   Rate").   Each  series  or  class  of
     Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more of such Pass-Through Rates. The related Prospectus Supplement will specify the Pass-Through Rate or Rates for each series or class of Certificates, or the initial Pass-Through Rate or Rates and the method for determining subsequent changes to the Pass-Through Rate or Rates.

 ....................................A  series may include one or more classes of
     Certificates (each, a "Strip Certificate") entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include classes of Certificates which differ as to timing, sequential order, priority of payment, Pass-Through Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Trust Fund. In addition, a series may include one or more classes of Certificates ("Accrual Certificates"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof in the manner described in the related Prospectus Supplement. One or more classes of Certificates in a series may be entitled to receive principal payments pursuant to an amortization schedule under the circumstances described in the related Prospectus Supplement.

 ....................................If  so specified  in the related  Prospectus
     Supplement, a series of Certificates may include one or more classes of Certificates (collectively, the "Senior Certificates") which are senior to one or more classes of Certificates (collectively, the "Subordinate Certificates") in respect of certain distributions of principal and interest and allocations of losses on the Mortgage Collateral. See "Subordination." If so specified in the related Prospectus Supplement, a series of Certificates may include one or more classes of Certificates
     (collectively,   the  "Mezzanine   Certificates")   which  are  Subordinate
     Certificates but which are senior to certain other classes of Subordinate Certificates in respect of such distributions or losses. In addition, certain classes of Senior Certificates may be senior to other classes of Senior Certificates in respect of such distributions or losses. The Certificates will be issued in fully- registered certificated or book-entry form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates."

     ....................................Neither   the   Certificates   nor  the
          underlying Mortgage Collateral will be guaranteed or insured by any governmental agency or instrumentality (except in the case of FHA
          Loans, FHA Contracts, VA Loans, VA Contracts and Ginnie Mae Securities) or by the Company, the Master Servicer, any Servicer, the Mortgage Collateral Seller, the Certificate Administrator, GMAC
          Mortgage or any of their affiliates. See "Risk Factors--Limited Obligations."

     Interest Distributions..............Except as otherwise specified herein or in the related Prospectus Supplement, interest on each class of Certificates of each series, other than Strip Certificates or Accrual Certificates (prior to the time when accrued interest becomes payable thereon), will be remitted at the applicable Pass-Through Rate on the outstanding principal balance of such class, on the 25th day (or, if such day is not a business day, the next business day) of each month, commencing with the month following the month in which the Cut-off Date (as defined in the applicable Prospectus Supplement) occurs (each, a "Distribution Date"). If the Prospectus Supplement so specifies, interest distributions on any class of Certificates may be reduced on account of negative amortization on the Mortgage Collateral, with the Deferred Interest (as defined herein) allocable to such class added to the principal balance thereof, which
     Deferred Interest will thereafter bear interest at the applicable Pass-Through Rate. Distributions, if any, with respect to interest on Strip Certificates will be made on each Distribution Date as described herein and in the related Prospectus Supplement. See "Description of the Certificates--Distributions." Strip Certificates that are entitled to distributions of principal only will not receive distributions in respect of interest. Interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance of such class on the related Distribution Date, and will thereafter bear interest at the applicable Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, distributions of interest with respect to any series of Certificates (or accruals thereof in the case of Accrual Certificates), or with respect to one or more classes included therein, may be reduced to the extent of interest shortfalls not covered by advances or the applicable form of credit support, including any Prepayment Interest Shortfalls. See "Description of the Certificates" and "Maturity and Prepayment Considerations."

Principal Distributions.............Except as otherwise specified in the related
     Prospectus Supplement, principal distributions on the Certificates of each series will be payable on each Distribution Date, commencing with the Distribution Date in the month following the month in which the Cut-off Date occurs, to the holders of the Certificates of such series, or of the class or classes of Certificates then entitled thereto, on a pro rata basis among all such Certificates or among the Certificates of any such class, in proportion to their respective outstanding principal balances or the percentage interests represented by such class, in the priority and manner specified in the related Prospectus Supplement. Strip Certificates with no principal balance will not receive distributions in respect of principal. Distributions of principal with respect to any class of Certificates may be reduced to the extent of certain delinquencies not covered by advances or losses not covered by the applicable form of credit enhancement. See "The Trust Funds," "Maturity and Prepayment Considerations" and "Description of the Certificates."

TrustFund..........................The  Trust Fund for a series of  Certificates will consist primarily of Mortgage Loans, Contracts, whole or partial participations in Mortgage Loans or Contracts and/or Agency Securities, together with certain accounts, reserve funds, insurance policies and related agreements specified in the related Prospectus Supplement. The Trust Fund for a series of Certificates will also include the Certificate Account and a Collection Account, if applicable, and may include various forms of credit enhancement, all as specified in the related Prospectus Supplement. See "The Trust Funds" and "Description of Credit Enhancement."

 ....................................The Mortgage Collateral will be purchased by the Company directly or indirectly (through Residential Funding or other affiliates) from affiliates, including HomeComings Financial Network, Inc. and GMAC Mortgage Corporation, or directly or indirectly from sellers unaffiliated with the Company (each, a "Mortgage Collateral Seller"). See "The Trust Funds--Mortgage Collateral Sellers."

Mortgage Loans......................The  Trust Fund for a series of Certificates may include a pool of Mortgage Loans, or whole or partial participations in Mortgage Loans (a "Mortgage Pool"), secured by first liens on one- to four-family residential properties and by contracts secured by Manufactured Homes (as defined below) (each, a "Mortgaged Property"). The Mortgaged Properties may be located in any of the 50 States, the District of Columbia or the Commonwealth of Puerto Rico.

     Such Mortgage Loans may, as specified in the related Prospectus Supplement, include conventional loans, FHA Loans, VA Loans, Balloon Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans or Mortgage Loans having other special payment features, as described herein and in the related Prospectus Supplement. See "The Trust Funds--The Mortgage Loans." The Mortgage Loans may have fixed or adjustable interest rates. A Mortgage Pool may include Mortgage Loans that have been modified prior to their inclusion in a Trust Fund. The Mortgage Loans may include either (i) Mortgage Loans secured by mortgages, deeds of trust or other security instruments creating a first lien on the Mortgaged Properties or (ii) loans secured by an assignment by the borrower of a security interest in shares issued by a private cooperative housing corporation and the related proprietary lease or occupancy agreement on a cooperative dwelling ("Cooperative Loans"). The Mortgaged Properties may be owner occupied or nonowner occupied and may include vacation and second homes and investment properties. The borrowers of the Mortgage Loans (the "Mortgagors") may include United States citizens employed abroad, non-permanent resident aliens employed in the United States and persons who are citizens and residents of a country other than the United States, including foreign corporations formed for the purpose of owning real estate (collectively, "International Borrowers"). Mortgage Loans secured by Mortgaged Properties located in Puerto Rico are sometimes referred to herein as "Puerto Rico Mortgage Loans." See "The Trust Funds--The Mortgage Loans."

Contracts...........................The  Trust Fund for a series of Certificates may include a pool of Contracts, or whole or partial participations in Contracts (a "Contract Pool") originated by one or more manufactured housing dealers, or such other entity or entities described in the related Prospectus Supplement. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a manufactured home (each, a "Manufactured

     Home," which shall also be included in the term Mortgaged Property). Generally, the Contracts will be fully-amortizing and will bear interest at a fixed rate unless otherwise specified in the related Prospectus Supplement. See "The Trust Funds--The Contracts."

Agency Securities...................The  Trust Fund for a series of Certificates may include a pool of Freddie Mac Securities, Fannie Mae Securities or Ginnie Mae Securities (collectively, the "Agency Securities"), or a combination of Agency Securities. Such Agency Securities may represent whole or partial interests in pools of (i) Mortgage Loans or Contracts or
     (ii) Agency Securities. Unless otherwise set forth in the related Prospectus Supplement, all Ginnie Mae Securities will be backed by the full faith and credit of the United States. None of the Freddie Mac Securities or Fannie Mae Securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate Mortgage Loans or other types of Mortgage Loans or Contracts specified in the related Prospectus Supplement. See "The Trust Funds--The Agency Securities."

Yieldand Prepayment Considerations.The Mortgage Collateral supporting a series of Certificates will have unique characteristics that will affect the yield to maturity and the rate of payment of principal on such Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein and in the related Prospectus Supplement.

Credit  Enhancement..................If  so specified in the related  Prospectus
     Supplement, the Trust Fund with respect to any series of Certificates may include any one or any combination of a letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, certificate insurance policy, surety bond or other type of credit support to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit support also may be provided in the form of subordination of one or more classes of Certificates in a series under which losses are first allocated to any Subordinate Certificates up to a specified limit or in the form of Overcollateralization. Any form of credit enhancement typically will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related Certificates (or certain classes thereof). To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Certificates. See "Description of Credit Enhancement" and "Subordination."

Advances............................Unless  otherwise  specified  in the related
     Prospectus Supplement, the Master Servicer (or, if there is no Master Servicer for such series, the related Servicer) will be obligated to make certain advances with respect to delinquent scheduled payments on the Mortgage Loans or Contracts, but only to the extent that the Master Servicer or Servicer believes that such amounts will be recoverable by it. Any advance made by the Master Servicer or a Servicer with respect to a Mortgage Loan or a Contract is recoverable by it as provided herein under "Description of the Certificates--Advances" either from recoveries on the specific Mortgage Loan or Contract or, with respect to any advance subsequently determined to be nonrecoverable, out of funds otherwise distributable to the holders of the related series of Certificates.

Optional   Termination................The   Master  Servicer,   the  Certificate
     Administrator, the Company, a Servicer or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates"
                    and in the related Prospectus Supplement.

Rating..............................At  the date of issuance, as to each series, each class of Certificates offered hereby will be rated, at the request of the Company, in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Ratings" in the related Prospectus Supplement.

LegalInvestment....................If  so  specified  in the related  Prospectus
     Supplement, certain classes of Certificates offered hereby and by the related Prospectus Supplement that are rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as such classes sustain such a rating. See "Legal Investment Matters."

ERISAConsiderations................A  fiduciary of an employee  benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds, insurance company general and separate accounts and certain other entities in which such plans, accounts, annuities or arrangements are invested, which is subject to the Employee Retirement Income Security Act, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (the "Code"), and any other person contemplating purchasing a Certificate with Plan Assets (as defined herein), should carefully review with its legal counsel whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Certain Federal Income Tax  Consequences....................Certificates of each series offered hereby will constitute "regular interests" or "residual interests" in a Trust Fund, or a portion thereof, treated as a REMIC under Sections 860A through 860G of the Code, unless otherwise specified in the related Prospectus

          Supplement. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

      Investors should consider, among other things, the following factors in connection with the purchase of the Certificates:

Special Features of the Mortgage Collateral

      The primary assets underlying a series of Certificates will be the Mortgage Loans or Contracts (or interests therein) in the related Trust Fund or the Mortgage Loans or Contracts that underlie the Agency Securities in a Trust Fund. Defaults on mortgage loans and contracts may occur because of changes in the economic status of the related borrower or because of increases in the monthly payment for such mortgage loan or contract or decreases in the related borrower's equity in the related Mortgaged Property. Losses upon the foreclosure of a mortgage loan or contract may occur because the value of the related Mortgaged Property is insufficient to recover the outstanding principal balance of the mortgage loan or contract. Factors which may affect the value of the related Mortgaged Property include declines in real estate values and adverse economic conditions either generally or in the particular geographic area in which the related Mortgaged Property is located. See "Yield Considerations." Losses may also result from fraud in the origination of a mortgage loan or contract.

      Mortgage Loans or Contracts may have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by the Company's affiliate, Residential Funding, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc. For example, Mortgage Loans or Contracts in a Trust Fund may present a greater risk of loss than such other lending programs due to the inclusion of Mortgage Loans with higher Loan-to-Value Ratios and Mortgage Loans with Loan-to-Value Ratios over 80% that do not require primary mortgage insurance. Mortgage Loans secured by investment properties may present a greater risk of loss because a borrower experiencing financial difficulties may be more likely to default on an investment property than a primary residence. Mortgage Loans made to Mortgagors who reside outside of the United States or are non-United States citizens may present a greater risk of loss because of the difficulty of verifying income, assets and employment and, in the case of a foreclosure, locating and serving the borrowers. Mortgage Loans that are secured by mortgaged properties, a higher percentage of the value of which is represented by land, may present a greater risk of loss because of delays in liquidation due to the narrower market for such properties, difficulties in disposing of such properties and wider fluctuations in the market value for such properties. See "The Trust Funds--The Mortgage Loans--Underwriting Policies" and "Certain Legal Aspects of the Mortgage Loans and Contracts."

      Mortgage Loans or Contracts may have been originated one or more years prior to the Closing Date for the related Certificates. Such seasoned Mortgage Collateral may have higher current loan-to-value ratios than at origination if the value of the related Mortgaged Property has declined. No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels existing on the dates of origination of the related Mortgage Loans or Contracts.



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



If a residential real estate market should experience an overall decline in property values, or if the Mortgagors on such seasoned Mortgage Collateral have lower incomes or poorer credit histories than at the time of origination of the related Mortgage Loan or Contract, the actual rates of delinquencies, foreclosures and losses could be higher than the rates otherwise expected by an investor in the Certificates.

      In addition, in the case of Mortgage Loans or Contracts that are subject to negative amortization due to the addition to the related principal balance of Deferred Interest, the principal balances of such Mortgage Loans or Contracts could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default by the Mortgagors which may result in losses on such Mortgage Loans or Contracts. Certain other Mortgage Loans or Contracts may provide for escalating or variable payments by the Mortgagor, as to which the Mortgagor is generally qualified on the basis of the initial payment amount. Some of the Mortgage Loans or Contracts may be Balloon Loans and the ability of a Mortgagor to pay the related Balloon Amount may depend on the Mortgagor's ability to refinance the Mortgage Loan or Contract. In some instances, the Mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase. A portion of the proceeds of certain Mortgage Loans may be held in escrow by the originator and used to reimburse the Mortgagor for certain costs of construction of or improvements to the related Mortgaged Property. The failure to complete such construction could adversely affect the value of the related Mortgaged Property and the actual loan-to-value ratio of the related Mortgage Loan.

      In addition to the foregoing, from time to time certain geographic regions will experience weaker regional economic conditions and housing markets and, consequently, may experience higher rates of loss and delinquency than will be experienced on mortgage loans or contracts generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans or Contracts in the Trust Fund for a series of Certificates may be concentrated in these regions, and such concentration may present risks in addition to those generally present for similar mortgage-backed securities without such concentration.

      To the extent that losses on any item of Mortgage Collateral are not covered by any credit enhancement, the Certificateholders of the related series (or specific classes thereof) will bear all risk of loss resulting from default by the Mortgagors, and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans or Contracts. Specific risks, if any, associated with the Mortgage Collateral underlying a particular series of Certificates will be discussed in the related Prospectus Supplement.
See "Risk Factors," if any, in the related Prospectus Supplement.

Yield and Prepayment Considerations

     The yield to maturity of the Certificates of each series will depend on the rate and timing of


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



principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of ARM Loans to fixed interest rate loans or breaches of representations and warranties) on the Mortgage Loans or Contracts and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Collateral. The yield to maturity on Strip Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Collateral. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate that fluctuates inversely with an index or certain other classes, may be relatively more sensitive to the rate of prepayment on the related Mortgage Collateral than other classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity and Prepayment Considerations."

Limited Representations and Warranties

      Certain Mortgage Collateral Sellers may make more limited representations and warranties with respect to the Mortgage Loans or Contracts that have been acquired by the Company than would be required by Fannie Mae or Freddie Mac in connection with their first mortgage loan purchase programs. In addition, any item of Mortgage Collateral for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Mortgage Collateral Seller is unable, or disputes its obligation, to repurchase such Mortgage Collateral and such a breach does not also constitute a breach of a representation made by Residential Funding, the Company or the Master Servicer. In either event, any resulting losses will be borne by the related form of credit enhancement, to the extent available, and otherwise by the holders of one or more classes of Certificates. See "The Trust Funds--Representations with Respect to Mortgage Collateral."

Limited Liquidity

      There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any series. The Prospectus Supplement for any series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates, however no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

Limited Obligations

      The Certificates will not represent an interest in or obligation of the Company, the Master Servicer, any Servicer, the Mortgage Collateral Seller, the Certificate Administrator, GMAC Mortgage or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or any Mortgage Collateral will be the obligations (if any) of the Company, the related Servicer, if applicable, the Mortgage Collateral Seller, and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Collateral, the Master Servicer's or the applicable Servicer's servicing obligations under the related Pooling and Servicing

Agreement (including such entity's limited obligation to make certain Advances) and pursuant to the terms of any Agency Securities, the Certificate Administrator's (if any) administrative obligations under the Pooling and Servicing Agreement or the Trust Agreement, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer or the related Servicer in connection with an agreement to purchase a Convertible Mortgage Loan upon conversion to a fixed rate. Neither the Certificates nor the underlying Mortgage Collateral will be guaranteed or insured by any governmental agency or instrumentality (except in the case of FHA Loans, FHA Contracts, VA Loans, VA Contracts or Ginnie Mae Securities), or by the Company, the Master Servicer, any Servicer, the Mortgage Collateral Seller, the Certificate Administrator, GMAC Mortgage or any of their affiliates. Proceeds of the assets included in the related Trust Fund (including the Mortgage Collateral and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Company, the Master Servicer, any Servicer, the Mortgage Collateral Seller, the Certificate Administrator, GMAC Mortgage or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

Limitations, Reduction and Substitution of Credit Enhancement

      With respect to each series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Collateral. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Certificates of the same series; a Letter of Credit; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Bankruptcy Bond; a Reserve Fund; a Certificate Insurance Policy; a Surety Bond; Overcollateralization; or any combination thereof. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancement may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain classes thereof). The Master Servicer or the Certificate Administrator, as applicable, will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if each Rating Agency maintaining a rating on such Certificates indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Collateral in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Company, the Master Servicer, any Servicer, the Mortgage Collateral Seller, the Certificate Administrator, GMAC Mortgage or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement."


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



                               THE TRUST FUNDS

General

      A Trust Fund for a series of Certificates may include Mortgage Collateral that consists of one or more of the following: (1) Mortgage Loans, or whole or partial participations in Mortgage Loans, which are one- to four-family residential mortgage loans, including loans secured by shares of cooperative housing corporations and proprietary leases for cooperative apartment units, (2) Contracts, or whole or partial participations in Contracts; (3) Agency Securities which are mortgage pass-through certificates (including those representing whole or partial interests in pools of Mortgage Loans, Contracts or Agency Securities (a) guaranteed and/or issued by the Government National Mortgage Association ("Ginnie Mae" and such securities, "Ginnie Mae Securities"), (b) issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac" and such securities, "Freddie Mac Securities") or (c) issued by the Federal National Mortgage Association ("Fannie Mae" and such securities, "Fannie Mae Securities"); and (4) certain other related property conveyed by the Company. The Mortgaged Properties may be located in any of the 50 States, the District of Columbia or the Commonwealth of Puerto Rico. Each Trust Fund may also include
(i) the amounts required to be held from time to time in a trust account (the "Certificate Account"), into which payments in respect of the Mortgage Collateral may be deposited, maintained by the Master Servicer, a Servicer, the Trustee or the Certificate Administrator, as the case may be, pursuant to the Pooling and Servicing Agreement or Trust Agreement, (ii) if so specified in the related Prospectus Supplement, a trust account (the "Custodial Account") into which amounts to be deposited in the Certificate Account may be deposited on a periodic basis prior to deposit in the Certificate Account, (iii) any Mortgaged Property which initially secured a Mortgage Loan or Contract and that is acquired by foreclosure or deed in lieu of foreclosure and (iv) if so specified in the related Prospectus Supplement, one or more other cash accounts, insurance policies or other forms of credit enhancement with respect to the Certificates, the Mortgage Collateral or all or any part of the Trust Fund, required to be maintained pursuant to the related Pooling and Servicing Agreement or Trust Agreement. See "Description of Credit Enhancement."

      Each  Certificate  will  evidence  the  interest  specified in the related
Prospectus Supplement in a Trust Fund, containing a Mortgage Pool, a Contract Pool or a pool of Agency Securities (an "Agency Securities Pool") or any combination thereof, having the aggregate principal balance as of the date (the "Cut-off Date") specified in the related Prospectus Supplement. Certificateholders of a series will have interests only in such Mortgage Pool, Contract Pool or Agency Securities Pool or combination thereof and will have no interest in the Mortgage Pool, Contract Pool or Agency Securities Pool created with respect to any other series of Certificates.

      The related Prospectus Supplement may identify one or more entities as Servicers for a series of Certificates evidencing interests in Mortgage Loans or Contracts or, if so provided in the related Prospectus Supplement, an entity may act as Master Servicer with respect to a series of Certificates. The Master Servicer or any Servicer, as applicable, may service the Mortgage Loans or Contracts through one or more Sub-Servicers. See "Description of the Certificates-Servicing and Administration of Mortgage Collateral." In addition to or in lieu of the Master Servicer or Servicer


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



for a series of Certificates, the related Prospectus Supplement may identify a Certificate Administrator for the Trust Fund. The related Prospectus Supplement will identify an entity that will serve as trustee (the "Trustee") for a series of Certificates. The Trustee will be authorized to appoint a custodian (a "Custodian") pursuant to a custodial agreement to maintain possession of and review documents relating to the Mortgage Collateral as the agent of the Trustee. The identity of such Custodian, if any, will be set forth in the related Prospectus Supplement.

      The following is a brief description of the Mortgage Collateral expected to be included in the Trust Funds. If specific information respecting the Mortgage Collateral is not known to the Company at the time Certificates are initially offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a Current Report on Form 8-K (a "Form 8-K") to be filed with the Commission within fifteen days after the initial issuance of such Certificates. A copy of the Pooling and Servicing Agreement or Trust Agreement, as applicable, with respect to each series will be an exhibit to the Form 8-K. A schedule of Mortgage Collateral will be an exhibit to the related Pooling and Servicing Agreement or Trust Agreement.

The Mortgage Loans

      Unless otherwise stated in the related Prospectus Supplement, the Mortgage Loans included in a Trust Fund for a series will have been originated by or on behalf of either (i) savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions which are supervised and/or examined by a federal or state authority, or (ii) HUD-approved mortgagees. If so specified in the related Prospectus Supplement, the Mortgage Collateral Sellers may include state or local government housing finance agencies. Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from those purchased by the Company from Affiliated Sellers or, either directly or through its affiliates, including HomeComings Financial
Network, Inc., GMAC Mortgage Corporation and Residential Funding, from Unaffiliated Sellers, all as described in the related Prospectus Supplement. If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans will be as described in the related Prospectus Supplement. The Mortgage Loans purchased by the Company from a Mortgage Collateral Seller will be selected by the Company. Other mortgage loans available for purchase by the Company may have had characteristics that would have made them eligible for inclusion in a Mortgage Pool, but were not selected by the Company for inclusion in such Mortgage Pool.

      If so stated in the related Prospectus Supplement, all or a portion of the Mortgage Loans that underlie a series of Certificates may have been purchased by the Company, either directly, or indirectly through Residential Funding or other affiliates, from Mortgage Collateral Sellers under Residential Funding's Expanded Criteria Loan Program (the "Program") as described below (such Mortgage Loans, the "Program Loans").

     The  Mortgage  Loans may  include  mortgage  loans  insured by the  Federal
Housing

Administration (the "FHA" and such loans, "FHA Loans"), a division of the United States Department of Housing and Urban Development ("HUD"), mortgage loans partially guaranteed by the Veterans Administration (the "VA" and such loans, "VA Loans") and mortgage loans not insured or guaranteed by the FHA or VA ("Conventional Loans"). The Mortgage Loans may have fixed interest rates or adjustable interest rates ("Mortgage Rates") and may provide for fixed level payments or may be Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ("GPM Loans"), Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans"), pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan, Mortgage Loans that provide for the reduction of the interest rate based on the payment performance of the Mortgage Loans, Mortgage Loans that provide for payment every other week during the term thereof ("Bi-Weekly Loans"), Mortgage Loans that experience negative amortization, Mortgage Loans that require a larger payment of principal upon maturity (a "Balloon Amount") that may be all or a portion of the principal thereof ("Balloon Loans"), or Mortgage Loans with other payment characteristics as described below or in the related Prospectus Supplement.

      The Mortgage Loans may be secured by mortgages, deeds of trust, deeds to secure debt or other similar security instruments (collectively, "Mortgages") creating a first lien on the related Mortgaged Properties. The Mortgage Loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within the apartment building owned by a Cooperative ("Cooperative Dwellings").

      If specified in the related Prospectus Supplement, a Mortgage Pool will contain Mortgage Loans that, in addition to being secured by the related
Mortgaged  Properties,  are  secured by other  collateral  owned by the  related
Mortgagors or are supported by third-party guarantees secured by collateral owned by the related guarantors. Such Mortgage Loans are collectively referred to herein as "Additional Collateral Loans," and such collateral is collectively referred to herein as "Additional Collateral." Additional Collateral may consist of marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate. Unless otherwise specified in the related Prospectus Supplement, the security agreements and other similar security instruments related to the Additional
Collateral for a Mortgage Pool will, in the case of Additional Collateral consisting of personal property, create first liens thereon, and, in the case of Additional Collateral consisting of real estate, create first or second liens thereon. Additional Collateral, or the liens thereon in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of such Additional Collateral Loans, the Appraised Values of the underlying Mortgaged Properties or the differences, if any, between such principal balances and such Appraised Values, and the requirements that Additional Collateral be maintained may be terminated upon the reduction of the Loan-to-Value Ratios or principal balances of the related Additional Collateral


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



Loans to certain pre-determined amounts. Additional Collateral (including any related third-party guarantees) may be provided either in addition to or in lieu of Primary Insurance Policies for the Additional Collateral Loans in a Mortgage Pool, as specified in the related Prospectus Supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a Mortgage Pool includes Additional Collateral Loans, the related Prospectus Supplement will specify the nature and extent of such Additional Collateral Loans and of the related Additional Collateral. If specified in such Prospectus Supplement, the Trustee, on behalf of the related Certificateholders, will have only the right to receive certain proceeds from the disposition of any such Additional Collateral consisting of personal property and the liens thereon will not be assigned to the Trustee. No assurance can be given that values of the Additional Collateral have remained or will remain at their levels on the Cutoff Date or as to the timing of collections thereunder from the disposition of such Additional Collateral. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See "Certain Legal Aspects of the Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

      If so specified in the related Prospectus Supplement, a Mortgage Pool may include Mortgage Loans that have been modified (each, a "Modified Mortgage Loan"). Such modifications may include conversions from an adjustable to a fixed Mortgage Rate (discussed below) or other changes in the related mortgage note. If a Mortgage Loan is a Modified Mortgage Loan, references to origination generally shall be deemed to be references to the date of modification.

      The Mortgaged Properties may consist of detached individual dwellings, cooperative dwellings, individual condominiums, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two- to four-unit dwellings in planned unit developments, two- to four-family dwellings and other attached dwelling units. Each Mortgaged Property (other than a Cooperative Dwelling) will be located on land owned in fee simple by the Mortgagor or, if specified in the related Prospectus Supplement, land leased by the Mortgagor. Attached dwellings may include structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder. See "Certain Legal Aspects of Mortgage Loans and Contracts."

      The percentage of Mortgage Loans that are owner-occupied will be disclosed in the related Prospectus Supplement. The basis for any statement that a given percentage of the Mortgage Loans are secured by Mortgaged Properties that are owner-occupied will be one or more of the following: (i) the making of a representation by the Mortgagor at origination of a Mortgage Loan that the Mortgagor intends to use the Mortgaged Property as a primary residence, (ii) a representation by the


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



originator of the Mortgage Loan (which representation may be based solely on (i) above) or (iii) the fact that the mailing address for the Mortgagor is the same as the address of the Mortgaged Property, and any representation and warranty in the related Pooling and Servicing Agreement to such effect may be qualified similarly. To the extent specified in the related Prospectus Supplement, the
Mortgaged Properties may include vacation homes, second homes and non-owner-occupied investment properties. Mortgage Loans secured by investment properties (including two- to four-unit dwellings) may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgage Loans. The percentage of Mortgage Loans made to International Borrowers will also be disclosed in the related Prospectus Supplement.

      Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination (unless otherwise specified in the related Prospectus Supplement) of the Mortgage Loans underlying each series of Certificates, will be supplied in the related Prospectus Supplement. In the case of purchase money Mortgage Loans, the Loan-to-Value Ratio is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan and (2) the sales price for the related Mortgaged Property, except that in the case of certain employee or preferred customer loans, the denominator of such ratio may be the sales price. In the case of certain non-purchase money Mortgage Loans including refinance, modified or converted Mortgage Loans, the Loan-to-Value Ratio at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of such Mortgage Loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no such appraisal has been obtained, the value of the related Mortgaged Property which value generally will be supported by either (i) a representation by the related Mortgage Collateral Seller (as described below) as to such value, (ii) a broker's price opinion, automated appraisal, drive-by appraisal or other certification of value, (iii) an appraisal obtained within twelve months prior to such refinancing, modification or conversion, (iv) the sales price, if the Mortgaged Property was purchased within the previous twelve months, or (v) with respect to a Contract made in connection with the Mortgagor's purchase of a Manufactured Home, generally the sales price of the Manufactured Home or the amount determined by a professional appraiser. The denominator of the ratio described in the preceding sentence or the second preceding sentence, as the case may be, is hereinafter referred to as the "Appraised Value." Certain Mortgage Loans that are subject to negative amortization will have Loan-to-Value Ratios that will increase after origination as a result of such negative amortization. In the case of seasoned Mortgage Loans, the appraisals upon which Loan-to-Value Ratios have been calculated may no longer be accurate valuations of the Mortgaged Properties. Certain Mortgaged Properties may be located in regions where property values have declined significantly since the time of origination. In addition, a Loan-to-Value calculation does not take into account any secondary financing. Under the Company's underwriting standards, a Mortgage Collateral Seller is generally permitted to provide secondary financing to a Mortgagor contemporaneously with the origination of a Mortgage Loan, provided that the combined Loan-to-Value Ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a Mortgagor from a lender including the Mortgage Collateral Seller at any time (including at origination).


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



      If so specified in the related Prospectus Supplement, a portion of the proceeds of a Mortgage Loan may be held by the originator and used to reimburse the Mortgagor for certain costs of construction of or improvements to the related Mortgaged Property. The Appraised Value of any such Mortgaged Property will be based on the assumption that such construction has been completed. If the construction is not completed, the actual value of the related Mortgaged Property could be adversely affected and, even if the escrowed proceeds are applied to reduce the principal balance of the Mortgage Loan, the actual loan-to-value ratio of the Mortgage Loan could be higher than that assumed at the time of origination of the Mortgage Loan. In addition, the application of any unused proceeds could cause the rate of payment of principal on such Mortgage Loan to be faster than that assumed.

      The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans that have been consolidated and/or have had various terms changed, mortgage loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter.

      Mortgage Loans that have adjustable Mortgage Rates ("ARM Loans") generally will provide for a fixed initial Mortgage Rate until the first date on which such Mortgage Rate is to be adjusted. Thereafter, the Mortgage Rate is subject to periodic adjustment as described in the related Prospectus Supplement, subject to the applicable limitations, based on changes in the relevant index (the "Index") described in the applicable Prospectus Supplement, to a rate equal to the Index plus a fixed percentage spread over the Index established contractually for each ARM Loan at the time of its origination (the "Gross Margin"). The initial Mortgage Rate on an ARM Loan may be lower than the sum of the then-applicable Index and the Gross Margin for such ARM Loan.

      ARM Loans have features that provide different investment considerations than fixed-rate mortgage loans. In particular, adjustable mortgage rates can cause payment increases that may exceed some Mortgagors' capacity to cover such payments. However, to the extent specified in the related Prospectus Supplement, an ARM Loan may provide that its Mortgage Rate may not be adjusted to a rate above the applicable maximum Mortgage Rate (the "Maximum Mortgage Rate") or below the applicable minimum Mortgage Rate (the "Minimum Mortgage Rate"), if any, for such ARM Loan. In addition, to the extent specified in the related Prospectus Supplement, certain of the ARM Loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Periodic Cap"). Some ARM Loans provide for limitations on the amount of scheduled payments of principal and interest.

     Certain ARM Loans may be subject to negative amortization from time to time prior to their


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



maturity (such ARM Loans, "Neg-Am ARM Loans"). Such negative amortization may result from either the adjustment of the Mortgage Rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the Mortgage Rate occurs prior to an adjustment of the scheduled payment on the related Mortgage Loan and such increase causes accrued monthly interest on the Mortgage Loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the Mortgage Rate causes accrued monthly interest on a Mortgage Loan to exceed the limit on the size of the scheduled payment on such Mortgage Loan. In the event that the scheduled payment is not sufficient to pay the accrued monthly interest on a Neg-Am ARM Loan, the amount of accrued monthly interest that exceeds the scheduled payment on such Mortgage Loans (the "Deferred Interest") is added to the principal balance of such ARM Loan and is to be repaid from future scheduled payments. Neg-Am ARM Loans do not provide for the extension of their original stated maturity to accommodate changes in their Mortgage Rate. The related Prospectus Supplement will specify whether the ARM Loans underlying a series are Neg-Am ARM Loans.

      A Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at one or more specified periods during the life of such Mortgage Loans (each, a "Convertible Mortgage Loan"), generally not later than ten years subsequent to the date of origination. If specified in the related Prospectus Supplement, upon any conversion, the Company will repurchase or Residential Funding, the applicable Servicer or Sub-Servicer or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or Residential Funding (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

      If specified in the related Prospectus Supplement, certain of the Mortgage Loans may be Buy-Down Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buy-Down Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buy-Down Funds") contributed by the seller of the Mortgaged Property or another source and placed in an escrow account, (ii) if the Buy-Down Funds are contributed on a present value basis, investment earnings on such Buy-Down Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source.

      The related Prospectus Supplement will provide material information concerning the types and characteristics of the Mortgage Loans included in a Trust Fund as of the related Cut-off Date.


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



In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement and prior to the Closing Date for the related series of Certificates, the final characteristics of the Mortgage Pool will be noted in the Form 8-K.

      Under the Pooling and Servicing Agreement for each series of Certificates, the Company will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee for such series of Certificates, for the benefit of the holders of all such Certificates. Such assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans."

      Underwriting Policies

      The Company generally expects that the originator of each of the Mortgage Loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. If so specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans constituting the Mortgage Pool for a series of Certificates may have been acquired either directly or indirectly by the Company through the Program. Any FHA Loans or VA Loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the Mortgage Loans included in a Mortgage Pool may vary significantly among Mortgage Collateral Sellers. The related Prospectus Supplement will describe generally certain aspects of the underwriting criteria, to the extent known by the Company, that were applied by the originators of such Mortgage Loans. The Company generally will have less detailed information concerning the origination of seasoned Mortgage Loans than it will have concerning newly-originated Mortgage Loans.

      General Standards. Generally, each Mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the Mortgagor. As part of the description of the Mortgagor's financial condition, such Mortgagor will have furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The Mortgagor may also have been required to authorize verifications of deposits at financial institutions where the Mortgagor had demand or savings accounts. In the case of investment properties and two-to four- unit dwellings, income derived from the Mortgaged Property may have been considered for underwriting purposes, in addition to the income of the Mortgagor from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      As described in the related Prospectus Supplement, certain Mortgage Loans may have been originated under "limited documentation" or "no documentation" programs which require less documentation and verification than do traditional "full documentation" programs. Generally, under such a program, minimal investigation into the Mortgagor's credit history and income profile is undertaken by the originator and such underwriting may be based primarily or entirely on an appraisal of the Mortgaged Property and the Loan-to-Value Ratio at origination.

      The adequacy of the Mortgaged Property as security for repayment of the related Mortgage Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      The underwriting standards applied by an originator generally require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, certain states where the Mortgaged Properties may be located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Mortgage Loans and Contracts." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the Mortgaged Properties are located. However, declining values of real estate, as experienced recently in certain regions, or increases in the principal balances of certain Mortgage Loans, such as GPM Loans and Neg-Am ARM Loans, could cause the principal balance of some or all of the Mortgage Loans to exceed the value of the Mortgaged Properties.

      Based on the data provided in the application, certain verifications (if required) and the appraisal or other valuation of the Mortgaged Property, a determination will have been made by the original lender that the Mortgagor's monthly income (if required to be stated) would be sufficient to enable the Mortgagor to meet its monthly obligations on the Mortgage Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative) and other fixed obligations other than housing expenses. The originator's guidelines for Mortgage Loans generally will specify that scheduled payments on a Mortgage Loan during the first year of its term plus taxes and insurance (including primary mortgage insurance) and all scheduled payments on obligations that extend beyond one year (including those mentioned above and other fixed obligations) would generally equal no more than specified percentages of the prospective Mortgagor's gross income. The originator may also consider the amount of liquid assets available to the Mortgagor after origination.


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



      The level of review by Residential Funding, if any, will vary depending on a number of factors. Residential Funding, on behalf of the Company, generally will review a portion of the Mortgage Loans constituting the Mortgage Pool for a series of Certificates for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the Mortgage Loan from the various sources for such repayment, including the Mortgagor, the Mortgaged Property, and primary mortgage insurance, if any. In reviewing seasoned Mortgage Loans (those which have been outstanding for more than 12 months), Residential Funding may also take into consideration the Mortgagor's actual payment history in assessing a Mortgagor's current ability to make payments on the Mortgage Loan. In addition, Residential Funding may conduct additional procedures to assess the current value of the Mortgaged Properties. Such procedures may consist of drive by appraisals or real estate broker's price opinions. The Company may also consider a specific area's housing value trends. These alternative valuation methods are not generally as reliable as the type of mortgagor financial information or appraisals that are generally obtained at origination. Residential Funding may also consider the applicable credit score of the related Mortgagor used in connection with the origination of the Mortgage Loan (as determined based on a credit scoring model acceptable to the Company.)
Generally, such credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated and reviewed may provide that qualification for the loan, or the availability of certain loan features (such as maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level) may depend on the borrower's credit score.

      With respect to the Company's underwriting standards, as well as any other underwriting standards that may be applicable to any Mortgage Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

      The Program. The underwriting standards with respect to Program Loans will generally conform to those published in Residential Funding's Seller Guide (as applicable to the Program Loans, the "Program Seller Guide"), as modified from time to time. The Program Seller Guide will set forth general underwriting standards relating to mortgage loans, which are generally less stringent than underwriting standards applicable to mortgage loans originated under other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by the Company's affiliate, Residential Funding, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc. For example, Program Loans may include mortgage loans with higher Loan-to-Value Ratios, larger principal balances, mortgage loans secured by smaller or larger parcels of land or by investment properties, mortgage loans with Loan-to-Value Ratios in excess of 80% that


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



do not require primary mortgage insurance, mortgage loans made to International Borrowers, and mortgage loans made to borrowers that are self-employed or are not required to state their income. The underwriting standards set forth in the Program Seller Guide are revised based on changing conditions in the residential mortgage market and the market for the Company's mortgage pass-through certificates and may also be waived by Residential Funding from time to time. The Prospectus Supplement for each series of Certificates secured by Program Loans will set forth the general underwriting criteria applicable to such Mortgage Loans.

      A portion of Program Loans generally will be reviewed by Residential Funding or by a designated third party for compliance with applicable underwriting criteria. Certain of the Program Loans may be purchased in negotiated transactions (which may be governed by agreements relating to ongoing purchases of Program Loans by Residential Funding) ("Master Commitments"), from Program Sellers who will represent that Program Loans have been originated in accordance with underwriting standards agreed to by Residential Funding. Certain other Program Loans will be purchased from Program Sellers who will represent that Program Loans were originated pursuant to underwriting standards determined by a mortgage insurance company or third party origination system acceptable to Residential Funding. Residential Funding may accept a certification from such insurance company as to a Program Loan's insurability in a mortgage pool as of the date of certification as evidence of a Program Loan conforming to applicable underwriting standards. Such certifications will likely have been issued before the purchase of the Program Loan by Residential Funding or the Company.

      FHA and VA Programs. With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each such Mortgage Loan will have generally been applied.

The Contracts

      General

      The Trust Fund for a series may include a Contract Pool evidencing interests in Contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the related Prospectus Supplement. The Contracts may be conventional Contracts or Contracts insured by the FHA ("FHA Contracts") or partially guaranteed by the VA ("VA Contracts"). Each Contract will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing.

      The Manufactured Homes securing the Contracts will consist of "manufactured homes" within the meaning of 42 U.S.C. ss. 5402(6) which are treated as "single family residences" for the purposes of the REMIC provisions of the Code. Accordingly, a Manufactured Home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 81/2 feet and is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.


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



      The related Prospectus Supplement will provide information concerning the types or characteristics of the Contracts included in a Trust Fund as of the related Cut-off Date. In the event that Contracts are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, the final characteristics of the Contract Pool will be noted in the Form 8-K.

      Underwriting Policies

      Conventional Contracts will comply with the underwriting policies of the applicable originator or Mortgage Collateral Seller, which will be described in the related Prospectus Supplement. With respect to FHA Contracts and VA Contracts, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each such Contract will generally have been applied.

      With respect to a Contract made in connection with the Mortgagor's purchase of a Manufactured Home, the Appraised Value is generally the sales price of the Manufactured Home or the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. The Loan-to-Value Ratio for a Contract generally will be equal to the original principal amount of the Contract divided by the lesser of the Appraised Value or the sales price for the Manufactured Home; however, unless otherwise specified in the related Prospectus Supplement, an appraisal of the Manufactured Home will not be required.

The Agency Securities

      Government National Mortgage Association

      Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages (i) insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or (ii) partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae Securities.

      Ginnie Mae Securities

     Unless otherwise specified in the related Prospectus Supplement, each Ginnie Mae Security


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



relating to a series (which may be a "Ginnie Mae I Certificate" or a "Ginnie Mae II Certificate" as referred to by Ginnie Mae) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae Securities included in the Trust Fund for a series of Certificates will be set forth in the related Prospectus Supplement.

      Federal Home Loan Mortgage Corporation

      Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac Securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac Securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac Securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

      Freddie Mac Securities

      Unless otherwise specified in the related Prospectus Supplement, each Freddie Mac Security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans (but may include FHA Loans and VA Loans) purchased by Freddie Mac, except with respect to any stripped mortgage backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans (i) substantially all of which are secured by one- to four-family residential properties or (ii) if specified in the related Prospectus Supplement, secured by five or more family residential properties. The characteristics of any Freddie Mac Securities included in the Trust Fund for a series of Certificates will be set forth in the related Prospectus Supplement.

      Federal National Mortgage Association

      Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by


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



purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting Fannie Mae and Fannie Mae Securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

      Fannie Mae Securities

      Unless otherwise specified in the related Prospectus Supplement, each Fannie Mae Security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae Securities will consist of (i) fixed, variable or adjustable rate conventional mortgage loans or (ii) fixed-rate FHA Loans or VA Loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae Securities included in the Trust Fund for a series of Certificates will be set forth in the related Prospectus Supplement.

Mortgage Collateral Sellers

      The Mortgage Collateral to be included in a Trust Fund will be purchased by the Company directly or indirectly (through Residential Funding or other affiliates) from Mortgage Collateral Sellers that may be (a) banks, savings and loan associations, mortgage bankers, investment banking firms, insurance companies, the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers not affiliated with the Company (each, an "Unaffiliated Seller") or (b) HomeComings Financial Network, Inc. and GMAC Mortgage Corporation and its affiliates (each, an "Affiliated Seller"). Such purchases may occur by one or more of the following methods: (i) one or more direct or indirect purchases from Unaffiliated Sellers, which may occur simultaneously with the issuance of the Certificates or which may occur over an extended period of time; (ii) one or more direct or indirect purchases through the Program; or (iii) one or more purchases from Affiliated Sellers. Certain of the Mortgage Loans may be purchased pursuant to Master Commitments. The Prospectus Supplement for a series of Certificates will disclose the method or methods used to acquire the Mortgage Collateral for such series. The Company may issue one or more classes of Certificates to a Mortgage Collateral Seller as consideration for the purchase of the Mortgage Collateral securing such series of Certificates, if so described in the related Prospectus Supplement.

      The Mortgage Collateral Sellers that participate in the Program (each, a "Program Seller") will have been selected by Residential Funding on the basis of criteria set forth in the Program Seller Guide. A Program Seller may be an affiliate of the Company and the Company presently anticipates that GMAC Mortgage Corporation and HomeComings Financial Network, Inc., each an affiliate of the Company, will be Program Sellers. Except in the case of the FDIC and investment banking firms, each Program Seller will have been approved by Residential Funding for participation in Residential Funding's loan purchase programs. In determining whether to approve a seller for


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



participation in the loan purchase program, Residential Funding generally will consider, among other things, the financial status (including the net worth) of the seller, the previous experience of the seller in originating mortgage loans, the prior delinquency and loss experience of the seller, the underwriting standards employed by the seller and the quality control and, if applicable, the servicing operations established by the seller. There can be no assurance that any Program Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the Trust Fund for a series of Certificates, or thereafter. If a Program Seller becomes subject to the direct or indirect control of the FDIC or if a Program Seller's net worth, financial performance or delinquency and foreclosure rates are adversely impacted, such institution may continue to be treated as a Program Seller. Any such event may adversely affect the ability of any such Program Seller to repurchase Mortgage Collateral in the event of a breach of a representation or warranty which has not been cured. See "--Repurchases of Mortgage Collateral" below.

Representations with Respect to Mortgage Collateral

      Mortgage Collateral Sellers generally will make certain limited representations and warranties with respect to the Mortgage Collateral that they sell. The Company will assign to the Trustee for the benefit of the related Certificateholders all of its right, title and interest in each agreement pursuant to which it purchased any item of Mortgage Collateral from a Mortgage Collateral Seller, to the extent such agreement relates to (i) the representations and warranties made by a Mortgage Collateral Seller or Residential Funding, as the case may be, in respect of such item of Mortgage Collateral and (ii) any remedies provided for any breach of such representations and warranties.

      With respect to any Mortgage Loan (including Program Loans) or Contract constituting a part of the Trust Fund, unless otherwise disclosed in the related Prospectus Supplement, Residential Funding generally will represent and warrant that: (i) as of the Cut-off Date, the information set forth in a listing of the related Mortgage Loan or Contract was true and correct in all material respects;
(ii) except in the case of Cooperative Loans, a policy of title insurance was effective or attorney's certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related Mortgage Loan or Contract to the Company; (iii) to the best of Residential Funding's knowledge, if required by applicable underwriting standards, the Mortgage Loan or Contract is the subject of a Primary Insurance Policy; (iv) Residential Funding had good title to the Mortgage Loan or Contract and the Mortgage Loan or Contract is not subject to offsets, defenses or counterclaims except as may be provided under the Relief Act and except with respect to any buydown agreement for a Buy-Down Loan; (v) each Mortgaged Property is free of material damage and in good repair; (vi) the Mortgage Loan or Contract was not one or more months delinquent in payment of principal and interest as of the related Cut-off Date and was not so delinquent more than once during the twelve-month period prior to the Cut-off Date; and (vii) there is no delinquent tax or assessment lien against the related Mortgaged Property.

      In the event of a breach of a representation or warranty made by Residential Funding that materially adversely affects the interests of the Certificateholders in the Mortgage Loan or Contract,


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



Residential Funding will be obligated to repurchase any such Mortgage Loan or Contract or substitute for such Mortgage Loan or Contract as described below. In addition, unless otherwise specified in the related Prospectus Supplement, Residential Funding will be obligated to repurchase or substitute for any Mortgage Loan as to which it is discovered that the related Mortgage does not create a valid first lien on, or in the case of a Contract a perfected security interest in, the related Mortgaged Property (or, with respect to a Cooperative Loan, the related shares of stock and proprietary lease), subject only to (a) liens of real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and certain other permissible title exceptions and (c) other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the Mortgaged Property. In addition, unless otherwise specified in the related Prospectus Supplement, with respect to any Mortgage Loan or Contract as to which the Company delivers to the Trustee an affidavit certifying that the original Mortgage Note or Contract has been lost or destroyed, if such Mortgage Loan or Contract subsequently is in default and the enforcement thereof or of the related Mortgage or Contract is materially adversely affected by the absence of the original Mortgage Note or Contract, Residential Funding will be obligated to repurchase or substitute for such Mortgage Loan or Contract in the manner described below. However, unless otherwise set forth in the related Prospectus Supplement, Residential Funding will not be required to repurchase or substitute for any Mortgage Loa or Contract if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Mortgage Loan or Contract. Furthermore, because the listing of the related Mortgage Collateral generally contains information with respect to the Mortgage Collateral as of the Cut-off Date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of Mortgage Collateral between the Cut-off Date and the Closing Date. Neither Residential Funding nor any Seller will be required to repurchase or substitute for any item of Mortgage Collateral as a result of any such prepayment or modification.

      All of the representations and warranties of a Mortgage Collateral Seller in respect of an item of Mortgage Collateral will have been made as of the date on which such Mortgage Collateral Seller sold the Mortgage Collateral to the Company or Residential Funding or one of their affiliates. The date as of which such representations and warranties were made generally will be a date prior to the date of issuance of the related series of Certificates. A substantial period of time may elapse between the date as of which the representations and warranties were made and the date of issuance of the related series of Certificates. The Mortgage Collateral Seller's repurchase obligation (or, if specified in the related Prospectus Supplement, limited substitution option) will not arise if, after the sale of the related Mortgage Collateral, an event occurs that would have given rise to such an obligation had the event occurred prior to such period.

Repurchases of Mortgage Collateral

      If a Mortgage Collateral Seller or Residential Funding, as the case may be, cannot cure a breach of any representation or warranty made by it in respect of an item of Mortgage Collateral within 90 days after notice from the Master Servicer, the Servicer, the Certificate Administrator or


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



the Trustee, and such breach materially and adversely affects the interests of the Certificateholders in such item of Mortgage Collateral, such Mortgage Collateral Seller or Residential Funding, as the case may be, will be obligated to purchase such item of Mortgage Collateral at a price set forth in the related Pooling and Servicing Agreement or Trust Agreement. Likewise, as described under "Description of the Certificates--Review of Mortgage Loan or Contract Documents," if the Company or the Mortgage Collateral Seller, as applicable, cannot cure certain documentary defects with respect to a Mortgage Loan or Contract, the Company or the Mortgage Collateral Seller, as applicable, will be required to repurchase such item of Mortgage Collateral. Unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" for any such item of Mortgage Collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase (less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Excluded Spread, if any). In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "--Limited Right of Substitution" below.

      The Master Servicer, the Servicer or the Certificate Administrator, as applicable, will be required under the applicable Pooling and Servicing Agreement or Trust Agreement to enforce this repurchase obligation, or the substitution right described below, for the benefit of the Trustee and the Certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the Seller or Residential Funding, as the case may be, fails to honor such obligation. The Master Servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing such a purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. If, as a result of a breach of representation or warranty, a Mortgage Collateral Seller is required, but fails, to repurchase the related Mortgage Collateral, the Company or Residential Funding will only be required to repurchase such Mortgage
Collateral   if  the  Company  or   Residential   Funding   has   assumed   such
representations and warranties. Consequently, such Mortgage Collateral will remain in the related Trust Fund and any related losses not borne by any applicable credit enhancement will be borne by Certificateholders. If the Mortgage Collateral Seller fails to honor its repurchase or substitution obligation, such obligation will not become an obligation of Residential Funding, the Master Servicer or Servicer (although Residential Funding, the Master Servicer or Servicer may have an independent obligation to repurchase or substitute for such Mortgage Collateral). In instances where a Mortgage
Collateral Seller is unable or disputes its obligation to repurchase affected Mortgage Collateral, the Master Servicer or Servicer, using practices it would employ in its good faith business judgment and which are normal and usual in its eneral mortgage servicing activities, may negotiate and enter into settlement agreements with such Mortgage Collateral Seller that could provide for, among other things, the repurchase of only a portion of the affected Mortgage Collateral. Any such settlement could lead to losses on the Mortgage Collateral which would be borne by the related Certificateholders. In accordance with the above described practices, the Master Servicer or Servicer will not be required to enforce any purchase obligation of a Mortgage Collateral Seller arising from any misrepresentation by the Mortgage Collateral Seller, if the Master Servicer or Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause


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



a loss on the related Mortgage Collateral. Unless otherwise specified in the related Prospectus Supplement, the foregoing repurchase obligations and the limited right of substitution (described below) will constitute the sole remedies available to Certificateholders or the Trustee for a breach of any representation by a Mortgage Collateral Seller in its capacity as a seller of Mortgage Collateral, or for any other event giving rise to such obligations as described above.

      The Company and Residential Funding generally monitor which Mortgage Collateral Sellers are under the control of the FDIC, or are insolvent, otherwise in receivership or conservatorship or financially distressed. Such Mortgage Collateral Sellers may not be able or permitted to repurchase Mortgage Collateral for which there has been a breach of representation or warranty. Moreover, any such Mortgage Collateral Seller may make no representations or warranties with respect to Mortgage Collateral sold by it. The FDIC (either in its corporate capacity or as receiver for a depository institution), may also be a Mortgage Collateral Seller, in which event neither the FDIC nor the related depository institution may make representations or warranties with respect to the Mortgage Collateral sold, or only limited representations or warranties may be made (for example, that the related legal documents are enforceable). The FDIC may have no obligation to repurchase any Mortgage Collateral for a breach of a representation or warranty.

Limited Right of Substitution

      In the case of a Mortgage Loan or Contract required to be repurchased from the Trust Fund (a "Repurchased Mortgage Loan" or a "Repurchased Contract," respectively) the related Mortgage Collateral Seller or Residential Funding, as applicable, may substitute a new Mortgage Loan or Contract (a "Qualified Substitute Mortgage Loan" or a "Qualified Substitute Contract," respectively) for the Repurchased Mortgage Loan or Contract that was removed from the Trust Fund, during the limited time period described below. Any such substitution must be effected within 120 days of the date of the issuance of the Certificates with respect to a Trust Fund for which no REMIC election is to be made. With respect to a Trust Fund for which a REMIC election is to be made, except as otherwise provided in the related Prospectus Supplement, such substitution must be effected within two years of the date of the issuance of the Certificates, and may not be made if such substitution would cause the Trust Fund to fail to qualify as a REMIC or result in a prohibited transaction tax under the Code.

      Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan or Qualified Substitute Contract generally will, on the date of substitution: (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Repurchased Mortgage Loan or Repurchased Contract; (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Repurchased Mortgage Loan or Repurchased Contract as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Repurchased Mortgage Loan or Repurchased Contract; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Repurchased Mortgage Loan or Repurchased Contract; (v) be secured by Mortgaged Property


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



located in the United States, unless the Repurchased Mortgage Loan was a Puerto Rico Mortgage Loan, in which case the Qualified Substitute Mortgage Loan may be a Puerto Rico Mortgage Loan; and (vi) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution. In the event the outstanding principal balance of a Qualified Substitute Mortgage Loan or Qualified Substitute Contract is less than the outstanding principal balance of the related Repurchased Mortgage Loan or Repurchased Contract, the amount of such shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related Certificateholders. The related Pooling and Servicing Agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans or Contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, a Mortgage Collateral Seller will have no option to substitute for a Mortgage Loan or Contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

                       DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling and Servicing Agreement or, in the case of Certificates backed by Agency Securities, a Trust Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling and Servicing Agreement or Trust Agreement will be filed with the Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under "The Pooling and Servicing Agreement" below) describe certain provisions relating to the Certificates common to each Pooling and Servicing Agreement or Trust Agreement. All references herein to a "Pooling and Servicing Agreement" and any discussion of the provisions thereof will also apply to Trust Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Trust Fund and the related Prospectus Supplement.

      Each series of Certificates may consist of any one or a combination of the following: (i) a single class of Certificates; (ii) two or more classes of Certificates, one or more classes of which may be Senior Certificates that are senior in right of payment to any class or classes of Mezzanine Certificates and to any other class or classes of Subordinate Certificates, and as to which certain classes of Senior (or Subordinate) Certificates may be senior to other classes of Senior (or Subordinate) Certificates, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) one or more classes of Strip Certificates which will be entitled to (a)
principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions; (iv) two or more classes of Certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a


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



schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool or Contract Pool, which series may include one or more classes of Accrual Certificates with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Certificates, as described in the related Prospectus Supplement. Credit support for each series of Certificates will be provided by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund, Certificate Insurance Policy, Overcollateralization, or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of Certificates as described under "Subordination" or by any combination of the foregoing.

Form of Certificates

      As specified in the related Prospectus Supplement, the Certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the Certificates will be in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the person appointed under the related Pooling and Servicing Agreement to register the Certificates (the "Certificate Registrar"). No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Certificateholder" as used herein refers to the entity whose name appears on the records of the Certificate Registrar (or, if applicable, a transfer agent) as the registered holder thereof, except as otherwise indicated in the related Prospectus Supplement.

      If issued in book-entry form, certain classes of a series of Certificates will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"), or Cedel Bank, SA ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems, or through such other depository or facility as may be specified in the related Prospectus Supplement. As to any such class of Certificates so issued ("Book-Entry Certificates"), the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and
Euroclear's names on the books of their respective depositaries (the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants," and together with the CEDEL and Euroclear participating organizations, "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.


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



      Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in any Book-Entry Certificate (each such person, a "Beneficial Owner") will be entitled to receive a Certificate representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or
(ii) the Company elects in its sole discretion to discontinue the registration of such Certificates through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the Master Servicer as holders of the related Certificates for purposes of the Pooling and Servicing Agreement, and Beneficial Owners will be able to exercise their rights as owners of such Certificates only indirectly through DTC, Participants and Indirect Participants. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in Book-Entry Certificates may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Indirect Participants. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any Book-Entry Certificates will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Certificates, may be limited because of the lack of physical certificates evidencing such Certificates and because DTC may act only on behalf of Participants.

      Because of time zone differences, the securities account of a CEDEL or Euroclear participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during a subsequent securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depositary for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositaries; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable


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



to  DTC.  CEDEL   Participants  and  Euroclear   Participants  may  not  deliver
instructions directly to the Depositaries.

      CEDEL, a professional depository, holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and
settlement  of  securities   transactions  between  CEDEL  Participants  through
electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear Participants.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

      Distributions in respect of the Book-Entry Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect
Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or


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reviewing any records relating to such beneficial ownership interests.

Assignment of Mortgage Loans

      At the time of issuance of a series of Certificates, the Company will cause the Mortgage Loans being included in the related Trust Fund to be assigned to the Trustee or its nominee (which may be the Custodian) together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date (other than principal and interest due on or before the Cut-off Date and any Excluded Spread). The Trustee will, concurrently with such assignment, deliver a series of Certificates to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

      In addition, the Company will, as to each Mortgage Loan other than a Mortgage Loan underlying any Agency Securities, deliver to the Trustee (or to the Custodian) the legal documents relating to such Mortgage Loan that are in possession of the Company, which may include: (i) the note evidencing such Mortgage Loan (the "Mortgage Note") (and any modification or amendment thereto) endorsed without recourse either in blank or to the order of the Trustee (or its nominee); (ii) the Mortgage (except for any Mortgage not returned from the public recording office) with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements; (iii) an assignment in recordable form of the Mortgage (or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements); and (iv) if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. If so provided in the related Prospectus Supplement, the Company may not be required to deliver one or more of such documents if such documents are missing from the files of the party from whom such Mortgage Loans were purchased. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the Custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Residential Funding will agree to repurchase or substitute for such a Mortgage Loan in certain circumstances (see "The Trust Funds--Representations with Respect to Mortgage Collateral").

      In the event that, with respect to any Mortgage Loan, the Company cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and


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



delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Company will deliver or cause to be delivered to the Trustee or the Custodian a true and correct photocopy of such Mortgage or assignment. The Company will deliver or cause to be delivered to the Trustee or the Custodian such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related Servicer or Sub-Servicer.

      With respect to any Puerto Rico Mortgage Loans, the Mortgages with respect to such Mortgage Loans either (i) secure a specific obligation for the benefit of a specified person (a "Direct Puerto Rico Mortgage") or (ii) secure an instrument transferable by endorsement (an "Endorsable Puerto Rico Mortgage"). Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of such mortgages follows an effective endorsement of the related Mortgage Note and, therefore, delivery of the assignment referred to in clause (iii) of the second preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded with respect to any transfer of the related lien and such assignment would be delivered to the Trustee (or the Custodian).

      Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement.

Assignment of Contracts

      The Company will cause the Contracts constituting the Contract Pool to be assigned to the Trustee or its nominee (which may be the Custodian), together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date or any Excluded Spread. Each Contract will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date; the Mortgage Rate; the current scheduled monthly level payment of principal and interest; and the maturity date of the Contract.

      In addition, the Company, the Servicer or the Master Servicer, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. The Company, the Master Servicer or the Servicer will cause a UCC-1 financing statement to be executed by the Company identifying the Trustee as the secured party and identifying all Contracts as collateral. However, unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trust Fund and no recordings or filings will be made in the jurisdictions in which the Manufactured Homes are located. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts."


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



Review of Mortgage Loan or Contract Documents

      The Trustee or the Custodian will hold such documents in trust for the benefit of the Certificateholders and, generally within 45 days after receipt thereof, will review such documents. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, the Trustee or such Custodian shall immediately notify the Master Servicer or the Servicer, if any, and the Company, and if so specified in the related Prospectus Supplement, the Master Servicer, the Servicer or the Trustee shall immediately notify the Mortgage Collateral Seller. If the Mortgage Collateral Seller (or, if so specified in the related Prospectus Supplement, the Company) cannot cure such defect within 60 days (or within such other period specified in the related Prospectus Supplement) after notice of the defect is given to the Mortgage Collateral Seller (or, if applicable, the Company), the Mortgage Collateral Seller (or, if applicable, the Company) will, not later than 90 days after such notice (or within such other period specified in the related Prospectus Supplement), either repurchase the related Mortgage Loan or Contract or any property acquired in respect thereof from the Trustee or substitute for such Mortgage Loan or Contract, a new Mortgage Loan or Contract in accordance with the standards set forth herein. See "The Trust Funds--Repurchases of Mortgage Collateral." Unless otherwise specified in the related Prospectus Supplement, the obligation to repurchase or substitute for a Mortgage Loan or Contract constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document.

Assignment of Agency Securities

      The Company will transfer, convey and assign to the Trustee or its nominee (which may be the Custodian) all right, title and interest of the Company in the Agency Securities and other property to be included in the Trust Fund for a series. Such assignment will include all principal and interest due on or with respect to the Agency Securities after the Cut-off Date specified in the related Prospectus Supplement (except for any Excluded Spread). The Company will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee will concurrently authenticate and deliver the Certificates. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for any Agency Security. Each Agency Security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cutoff Date; the annual pass-through rate or interest rate for each Agency Security conveyed to the Trustee.

Spread

      The Company, the Master Servicer or any of their affiliates, or such other entity as may be specified in the related Prospectus Supplement may retain or be paid a portion of interest due with respect to the related Mortgage Collateral. The payment of any such portion of interest will be disclosed in the related Prospectus Supplement. This payment may be in addition to any other payment (such as the Servicing Fee) that any such entity is otherwise entitled to receive with respect


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



to the Mortgage Collateral. Any such payment in respect of the Mortgage Collateral will represent a specified portion of the interest payable thereon and, as specified in the related Prospectus Supplement, will either be part of the assets transferred to the related Trust Fund (the "Excess Spread") or will be excluded from the assets transferred to the related Trust Fund (the "Excluded Spread"). The interest portion of a Realized Loss and any partial recovery of interest in respect of the Mortgage Collateral will be allocated between the owners of any Excess Spread or Excluded Spread and the Certificateholders entitled to payments of interest as provided in the applicable Pooling and Servicing Agreement.

Payments on Mortgage Collateral

      The Trustee or the Master Servicer, if any, will, as to each series of Certificates, establish and maintain in trust the Certificate Account which will be a separate account that may be interest bearing or non-interest bearing in the name of the Trustee, maintained with a depository institution and in a manner acceptable to each Rating Agency. If permitted by each such Rating Agency, a Certificate Account may contain funds relating to one or more series of Certificates.

      The Trustee, the Servicer or the Master Servicer, if any, will establish a Custodial Account which will be a separate trust account, into which payments on the Mortgage Collateral for such series may be transferred on a periodic basis and from which funds may be transferred to the Certificate Account in order to make payments to Certificateholders. The Custodial Account may contain funds relating to more than one series of Certificates as well as payments received on other mortgage loans serviced or master serviced by the Master Servicer or the Servicer, as applicable. Amounts held in the Certificate Account or a Custodial Account may be invested in Permitted Investments. See "--Collection of Payments on Mortgage Loans and Contracts" below. In addition, if so stated in such Prospectus Supplement, one or more other trust accounts, including any Reserve Funds, will be established into which cash, certificates of deposit or letters of credit, or a combination thereof, will be deposited by the Company, if such assets are required to make timely distributions with respect to the Certificates of a series, are required as a condition to the rating of such Certificates or are required in order to provide for certain contingencies as described in the related Prospectus Supplement.

      Collection of Payments on Mortgage Loans and Contracts

      Each Servicer or the Master Servicer, if any, will be required to deposit into the Custodial Account (unless otherwise specified in the related Prospectus Supplement) all amounts enumerated in the following paragraph in respect of the Mortgage Loans or Contracts serviced by it, less the Servicing Fee and Excluded Spread, if any.

      The Servicer or Master Servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account certain payments and collections received by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), as specifically set forth in the related Pooling and Servicing Agreement, which (except as otherwise provided therein) generally will include the following:


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



     (i) all payments on account of principal of the Mortgage Loans or Contracts comprising a Trust Fund;

      (ii) all payments on account of interest on the Mortgage Loans comprising such Trust Fund, net of the portion of each payment thereof retained by the Servicer or Sub-Servicer, if any, as Excluded Spread, its servicing or other compensation;

      (iii) all amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related
Servicer or Sub-Servicer) received and retained in connection with the liquidation of any defaulted Mortgage Loan or Contract, by foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any Special Hazard Insurance Policy, Bankruptcy Bond, Mortgage Pool Insurance Policy, Contract Pool Insurance Policy, Primary Insurance Policy and any title, hazard or other insurance policy covering any Mortgage Loan or Contract in such Trust Fund (together with any payments under any Letter of Credit, "Insurance Proceeds") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's or Servicer's normal servicing procedures;

      (iv) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be paid to Certificateholders, as described below;

      (v) all proceeds of any Mortgage Loan or Contract in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, Residential Funding, any Sub-Servicer or Mortgage Collateral Seller or any other person pursuant to the terms of the Pooling and Servicing Agreement. See "The Trust Funds--Representations with Respect to Mortgage Collateral" and "--Repurchases of Defective Mortgage Collateral" herein;

      (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Custodial Account, as described below; and

      (vii) any amounts required to be transferred from the Certificate Account to the Custodial Account.

      Both the Custodial Account and the Certificate Account must be either (i) maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any Rating Agency that rated any Certificates of the related series not less than a specified level comparable to the rating category of such Certificates, (ii) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iii) in the case of the Custodial Account, a trust account or accounts maintained in either the corporate


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



trust department or the corporate asset services department of a financial institution which has debt obligations that meet certain rating criteria, (iv) in the case of the Certificate Account, a trust account or accounts maintained with the Trustee or (v) such other account or accounts acceptable to any applicable Rating Agency (an "Eligible Account"). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related Pooling and Servicing Agreement ("Permitted Investments").

      Unless otherwise set forth in the related Prospectus Supplement, not later than the business day preceding each Distribution Date, the Master Servicer or Servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to Certificateholders on such Distribution Date. The Master Servicer, the Servicer or the Trustee, as applicable, will also deposit or cause to be deposited into the Certificate Account: (i) the amount of any advances made by the Master Servicer or the Servicer as described herein under "--Advances," (ii) any payments under any Letter of Credit, and any amounts required to be transferred to the Certificate Account from a Reserve Fund, as described under "Description of Credit Enhancement" below, (iii) any amounts required to be paid by the Master Servicer or Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer or Servicer to cover hazard losses on the Mortgage Loans as described under "Insurance Policies on Mortgage Loans or Contracts" below, (iv) any distributions received on any Agency Securities included in the Trust Fund and (v) any other amounts as set forth in the related Pooling and Servicing Agreement.

      The portion of any payment received by the Master Servicer or the Servicer in respect of a Mortgage Loan that is allocable to Excess Spread or Excluded Spread, as applicable, will generally be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Certificate Account for the related series of Certificates and will be distributed as provided in the related Pooling and Servicing Agreement.

      Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Distribution Date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Servicer or the Master Servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the Servicer or the Master Servicer out of its own funds upon realization of such loss.

      Collection of Payments on Agency Securities

      The Trustee or the Certificate Administrator, as specified in the related Prospectus Supplement, will deposit in the Certificate Account all payments on the Agency Securities as they


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



are received after the Cut-off Date. If the Trustee has not received a distribution with respect to any Agency Security by the second business day after the date on which such distribution was due and payable, the Trustee will request the issuer or guarantor, if any, of such Agency Security to make such payment as promptly as possible and legally permitted. The Trustee may take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to the Certificateholders of the affected series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to cover its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

Withdrawals from the Custodial Account

      The Servicer or the Master Servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which (except as otherwise provided therein) generally will include the following:

      (i) to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described above under "--Payments on Mortgage Collateral";

      (ii) to reimburse itself or any Sub-Servicer for Advances, or for amounts advanced in respect of taxes, insurance premiums or similar expenses incurred in connection with acquiring by foreclosure or deed in lieu of foreclosure property securing a Mortgage Loan, including, if the Master Servicer and any affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans, reasonable compensation for such services ("Servicing Advances") as to any such Mortgaged Property, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds in respect of any REO Mortgage Loan or collections on the Mortgage Loan or Contract with respect to which such Advances or Servicing Advances were made;

      (iii) to pay to itself or any Sub-Servicer unpaid Servicing Fees and subservicing fees, out of payments or collections of interest on each Mortgage Loan or Contract;

      (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by Sub-Servicers as interest in respect of partial prepayments on the Mortgage Loans or Contracts, and, if so provided in the Pooling and Servicing Agreement, any profits realized upon disposition of property securing a Mortgage Loan acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Pooling and Servicing Agreement;


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



      (v) to pay to itself, a Sub-Servicer, Residential Funding, the Company or the Mortgage Collateral Seller all amounts received with respect to each Mortgage Loan or Contract purchased, repurchased or removed pursuant to the terms of the Pooling and Servicing Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

      (vi) to pay the Company or its assignee, or any other party named in the related Prospectus Supplement, all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each Mortgage Loan or Contract (including any Mortgage Loan or Contract as to which title to the underlying Mortgaged Property was acquired);

      (vii) to reimburse itself or any Sub-Servicer for any Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise (a "Nonrecoverable Advance"), subject to any limitations set forth in the Pooling and Servicing Agreement as described in the related Prospectus Supplement;

      (viii) to reimburse itself or the Company for certain other expenses incurred for which it or the Company is entitled to reimbursement (including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller) or against which it or the Company is indemnified pursuant to the Pooling and Servicing Agreement; and

      (ix) to clear the Custodial Account of amounts relating to the corresponding Mortgage Loans or Contracts in connection with the termination of the Trust Fund pursuant to the Pooling and Servicing Agreement, as described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates".

Distributions

      Distributions of principal and interest (or, where applicable, of principal only or interest only) on each class of Certificates entitled thereto will be made on each Distribution Date either by the Trustee, the Master Servicer or the Certificate Administrator acting on behalf of the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"). Such distributions will be made to the persons who are registered as the holders of such Certificates at the close of business on the last business day of the preceding month (the "Record Date"). Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, the Master Servicer, the Certificate Administrator or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. The final distribution in retirement of the
Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders. Distributions will be made to each Certificateholder in accordance with such holder's Percentage Interest in a particular class. The "Percentage Interest" represented by a Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional balance of all the Certificates of such class.


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



      Principal and Interest on the Certificates

      The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Certificates will be described in the related Prospectus Supplement. Distributions of interest on each class of Certificates will be made prior to distributions of principal thereon. Each class of Certificates (other than certain classes of Strip Certificates) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more such Pass-Through Rates. The related Prospectus Supplement will specify the Pass-Through Rate or Rates for each class, or the initial Pass-Through Rate or Rates and the method for determining the Pass-Through Rate or Rates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will accrue during each calendar month and will be payable on the Distribution Date in the following calendar month. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      On each Distribution Date for a series of Certificates, the Trustee or the Master Servicer or the Certificate Administrator on behalf of the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Certificates, an amount equal to the Percentage Interest represented by the Certificate held by such holder multiplied by such class's Distribution Amount. The "Distribution Amount" for a class of Certificates for any Distribution Date will be the portion, if any, of the amount to be distributed to such class for such Distribution Date in respect of principal, plus, if such class is entitled to payments of interest on such Distribution Date, interest accrued during the related interest accrual period at the applicable Pass-Through Rate on the principal balance or notional amount of such class specified in the applicable Prospectus Supplement, less certain interest shortfalls, which generally will include (i) any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Certificates on the related Due Date, (ii) any other interest shortfalls (including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or the applicable credit enhancement and (iii) unless otherwise specified in the related Prospectus Supplement, Prepayment Interest Shortfalls, in each case in such amount that is allocated to such class on the basis set forth in the Prospectus Supplement.

      In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Certificates or Subordinate Certificates) shall be set forth in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class unless otherwise set forth in the related Prospectus Supplement.

      Except as otherwise provided in the related Pooling and Servicing Agreement, on or prior to the 20th day (or, if such day is not a business day, the next business day) of the month of distribution (the "Determination Date"), the Master Servicer or the Certificate Administrator, as


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applicable,  will  determine the amounts of principal and interest which will be passed through to Certificateholders on the succeeding Distribution Date. Prior to the close of business on the business day succeeding each Determination Date, the Master Servicer or the Certificate Administrator, as applicable, will furnish a statement to the Trustee (the information in such statement to be made available to Certificateholders by the Master Servicer or the Certificate Administrator, as applicable, on request) setting forth, among other things, the amount to be distributed on the next succeeding Distribution Date.

      Example of Distributions

      The following chart sets forth an example of the flow of funds as it would relate to a hypothetical series of Certificates issued, and with a Cut-off Date occurring, in March 1998:

         Date       Note                  Description

March 1             (A)   Cut-off Date.
March                     2-31   (B)   The   Servicers   or   the
                          Sub-Servicers,  as applicable,  receive
                          any Principal Prepayments.
March 31            (C)   Record Date.
March 2 - April 1   (D)   The due dates on which scheduled payments and
                          Mortgage Loans or Contracts are due (each, a
                          "Due Date" and collectively, the "Due Period").
April 17            (E)   The Master Servicer or the Servicer, as applicable,
                          receives scheduled payments of principal and
                          interest due during the related Due Period and
                          received or advanced by Servicers or Subservicers.
April 20            (F)   Determination Date.

April 27            (G)   Distribution Date.

      Succeeding months follow the pattern of (B) through (G), except that for succeeding months (B) will also include the first day of such month. Certain series of Certificates may have different prepayment periods, Cut-off Dates, Record Dates, Due Periods, remittance dates, Determination Dates and/or Distribution Dates than those set forth above.


(A) The initial principal balance of the Mortgage Pool or Contract Pool will be the aggregate principal balance of the Mortgage Loans or Contracts at the close of business on March 1, after deducting principal payments due on or before such date. Those principal payments due on or before March 1, and the accompanying interest payments, and any Principal Prepayments received as of the close of business on March 1 are not part of the Mortgage Pool or Contract Pool and will not be passed through to Certificateholders.

(B) Any principal payments received in advance of the scheduled Due Date for a Mortgage Loan and not accompanied by a payment of interest for any period following the date of payment


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



("Principal Prepayments") may be received at any time during this period and will be remitted to the Master Servicer or Servicer as described in (E) below for distribution to Certificateholders as described in (F) below. When a Mortgage Loan or Contract is prepaid in full, interest on the amount prepaid is collected from the Mortgagor only to the date of payment. Partial Principal Prepayments are applied so as to reduce the principal balances of the related Mortgage Loans or Contracts as of the first day of the month in which the payments are made; no interest will be paid to Certificateholders in respect of such prepaid amounts for the month in which such partial Principal Prepayments were received.

(C) Distributions on April 27 (because April 25, 1998 is not a business day) will be made to Certificateholders of record at the close of business on March 31.

(D) Scheduled principal and interest payments are due from Mortgagors.

(E) Payments due from Mortgagors during the related Due Period will be deposited by the Sub-Servicers in subservicing accounts or Servicers in collection accounts (or will be otherwise managed in a manner acceptable to the Rating Agencies) as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to such payments. Funds required to be remitted from the collection accounts or the subservicing accounts to the Master Servicer or the Servicer, as applicable, will be so remitted on April 17 (because April 18, 1998 is not a business day) together with any required Advances by the Servicer or the Sub-Servicers (except that Principal Prepayments in full and certain Principal Prepayments in part received by Sub-Servicers during the month of December will have been remitted to the Master Servicer or the Servicer, as applicable, within five business days of receipt).

(F) On March 20, the Master Servicer or the Certificate Administrator, if any, will determine the amounts of principal and interest which will be passed through on April 27 to the holders of each class of Certificates. The Master Servicer or the Certificate Administrator, if any, will be obligated to distribute those payments due during the related Due Period which have been received from Servicers or Sub-Servicers prior to and including April 17, as well as all Principal Prepayments received on Mortgage Loans in December (with interest adjusted to the Pass-Through Rates applicable to the respective classes of Certificates and reduced on account of Principal Prepayments as described above). Distributions to the holders of Senior Certificates, if any, on April 27 may include certain amounts otherwise distributable to the holders of the related Subordinate Certificates, amounts withdrawn from any Reserve Fund and amounts advanced by the Master Servicer or the Servicer under the circumstances described in "Subordination" and "--Advances."

(G) On April 27, the amounts determined on April 20 will be distributed to Certificateholders.

      If provided in the related Prospectus Supplement, the Distribution Date with respect to any series of Certificates as to which the Trust Fund includes Agency Securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on such Agency Securities.

Advances


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



      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the applicable Servicer will agree to advance (either out of its own funds, funds advanced to it by Servicers or Sub-Servicers, as applicable, or funds being held in the Custodial Account for future distribution), for the benefit of the related Certificateholders, on or before each Distribution Date, an amount equal to the aggregate of all scheduled payments of principal (other than any Balloon Amount in the case of a Balloon
Loan) and interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be (an "Advance"), which were delinquent as of the close of business on the business day preceding the related Determination Date on the related Mortgage Loans or Contracts, but only to the extent that such Advances would, in the judgment of the Master Servicer or the Servicer, be recoverable out of late payments by the Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. If a Trust Fund includes Agency Securities, any advancing obligations with respect to underlying Mortgage Loans or Contracts will be pursuant to the terms of such Agency Securities and may differ from the provisions relating to Advances described herein.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to related Certificateholders. Such Advances do not represent an obligation of the Master Servicer or the Servicer to guarantee or insure against losses. If Advances have been made by the Master Servicer or Servicer from cash being held for future distribution to Certificateholders, such funds will be required to be replaced on or before any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date would be less than payments required to be made to Certificateholders. Any Advances will be reimbursable to the Master Servicer or Servicer out of recoveries on the related Mortgage Loans or Contracts for which such amounts were advanced (e.g., late payments made by the related Mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement or proceeds of any Mortgage Collateral purchased by the Company, Residential Funding, a Sub-Servicer or a Mortgage Collateral Seller under the circumstances described above). Such Advances will also be reimbursable from cash otherwise distributable to Certificateholders to the extent that the Master Servicer or Servicer shall determine that any such Advances previously made are not ultimately recoverable as described above. With respect to any Senior/Subordinate Series, so long as the related Subordinate Certificates remain outstanding and subject to certain limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, such Advances may also be reimbursable out of amounts otherwise distributable to holders of the Subordinate Certificates, if any. The Master Servicer or the Servicer will also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced will be reimbursable to the Master Servicer or Servicer to the extent permitted by the Pooling and Servicing Agreement. The Master Servicer's or Servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related Pooling and Servicing Agreement. In the event that the short-term or long-term obligations of the provider of such support are downgraded by a Rating Agency rating the related Certificates or if any collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Certificates may also be downgraded.


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



Prepayment Interest Shortfalls

      When a Mortgagor prepays a Mortgage Loan or Contract in full between scheduled Due Dates for such Mortgage Loan or Contract, the Mortgagor pays interest on the amount prepaid only to but not including the date on which such Principal Prepayment is made. Similarly, Liquidation Proceeds from a Mortgaged Property will not include interest for any period after the date on which the liquidation took place. The shortfall between a full month's interest due with respect to a Mortgage Loan or Contract and the amount of interest paid or recovered with respect thereto in the event of a prepayment or liquidation is referred to as a "Prepayment Interest Shortfall." If so specified in the related Prospectus Supplement, to the extent funds are available from the Servicing Fee, the Servicer or Master Servicer may make an additional payment to Certificateholders with respect to any Mortgage Loan or Contract that was prepaid in full during the related prepayment period equal to the amount, if any, necessary to assure that, on the related Distribution Date, the Available Distribution Amount would include with respect to each such Mortgage Loan or Contract an amount equal to interest at the Mortgage Rate (less the Servicing Fee and Excluded Spread, if any) for such Mortgage Loan or Contract from the date of such prepayment to the related Due Date (such amount, "Compensating Interest"). Compensating Interest may be limited to the aggregate amount (or any portion thereof) of the Servicing Fee received by the Servicer or Master Servicer in that month in relation to the Mortgage Loans or Contracts, or in any other manner, and, if so limited, may not be sufficient to cover the Prepayment Interest Shortfall. If so disclosed in the related Prospectus Supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of Certificates of a series. See "Yield Considerations."

Reports to Certificateholders

      On each Distribution Date, the Master Servicer or the Certificate Administrator, as applicable, will forward or cause to be forwarded to each Certificateholder of record a statement or statements with respect to the related Trust Fund setting forth the information described in the related Pooling and Servicing Agreement. Except as otherwise provided in the related Pooling and Servicing Agreement, such information generally will include the following (as applicable):

      (i) the amount, if any, of such distribution allocable to principal;

      (ii) the amount, if any, of such distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

      (iii) the aggregate unpaid principal balance of the Mortgage Collateral after giving effect to the distribution of principal on such Distribution Date;

      (iv) the outstanding principal balance or notional amount of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

      (v) based on the most recent reports furnished by Servicers or Sub-Servicers, the number and aggregate principal balances of any items of Mortgage Collateral in the related Trust Fund that are delinquent (a) one month,
(b) two months and (c) three months, and that are in foreclosure;


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



      (vi) the book value of any property acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

      (vii) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

      (viii) the Senior Percentage, if applicable, after giving effect to the distributions on such Distribution Date;

      (ix) the amount of coverage under any Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

      (x) if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts;

      (xi) in the case of Certificates benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date; and

      (xii) with respect to any series of Certificates as to which the Trust Fund includes Agency Securities, certain additional information as required under the related Pooling and Servicing Agreement.

      Each amount set forth pursuant to clause (i) or (ii) above will be expressed as a dollar amount per Single Certificate. As to a particular class of Certificates, a "Single Certificate" generally will evidence a Percentage Interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the Certificates of such class, except as otherwise provided in the related Pooling and Servicing Agreement. In addition to the information described above, reports to Certificateholders will contain such other information as is set forth in the applicable Pooling and Servicing Agreement, which may include, without limitation, information as to Advances, reimbursements to Sub-Servicers, Servicers and the Master Servicer and losses borne by the related Trust Fund.

      In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Certificate Administrator, as applicable, will furnish a report to each person that was a holder of record of any class of Certificates at any time during such calendar year. Such report will include information as to the aggregate of amounts reported pursuant to clauses (i) and (ii) above for such calendar year or, in the event such person was a holder of record of a class of Certificates during a portion of such calendar year, for the applicable portion of such year.

Servicing and Administration of Mortgage Collateral

      General


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



      The Master Servicer, the Certificate Administrator or any Servicer, as applicable, that is a party to a Pooling and Servicing Agreement, will be required to perform the services and duties specified in the related Pooling and Servicing Agreement. The duties to be performed by the Master Servicer or each Servicer, subject to the general supervision by the Master Servicer or the Certificate Administrator, if any, will include the customary functions of a servicer, including collection of payments from Mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Collateral. Each Servicer or the Master Servicer, if any, may be obligated, under certain circumstances, to make Advances in respect of delinquent installments of principal of and interest on Mortgage Loans or Contracts and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors, as described under "--Advances" above. With respect to any series of Certificates for which the Trust Fund includes Agency Securities, the Master Servicer's or Certificate Administrator's servicing and administration obligations will be set forth in the related Prospectus Supplement.

      Pursuant to each Pooling and Servicing Agreement, each Servicer or the Master Servicer, if there are no Servicers for the related series, may enter into sub-servicing agreements (each, a "Sub-Servicing Agreement") with one or more sub-servicers (each, a "Sub-Servicer") who will agree to perform certain functions for the Servicer or Master Servicer relating to the servicing and administration of the Mortgage Loans or Contracts included in the Trust Fund relating to such Sub-Servicing Agreement. Under any Sub-Servicing Agreement, each Sub-Servicer, will agree, among other things, to perform some or all of the Servicer's or the Master Servicer's servicing obligations, including but not limited to, making Advances to the related Certificateholders. The Servicer or the Master Servicer, as applicable, will remain liable for its servicing obligations that are delegated to a Sub-Servicer as if such Servicer or the Master Servicer alone were servicing such Mortgage Loans or Contracts.

      Collection and Other Servicing Procedures

      Each Servicer or the Master Servicer, as applicable, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the related Pooling and Servicing Agreement and any applicable insurance policy or other credit enhancement, follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts. The Servicer or the Master Servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a Mortgage Loan or extend the due dates for payments due on a Mortgage Note or Contract, provided that the insurance coverage for such Mortgage Loan or Contract or any coverage provided by any alternative credit enhancement will not be adversely affected.

      In connection with any significant partial prepayment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be re-amortized such that the monthly payment is


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



recalculated as an amount that will fully amortize the remaining principal amount thereof by the original maturity date based on the original Mortgage Rate, provided that such re-amortization shall not be permitted if it would constitute a modification of the Mortgage Loan for federal income tax purposes.

      The Master Servicer, any Servicer or one or more Sub-Servicers with respect to a given Trust Fund may establish and maintain an escrow account (the "Escrow Account") in which Mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. Withdrawals from any such Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors amounts determined to be owed, to pay interest on balances in any such Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer or any Servicer or Sub-Servicer, as the case may be, will be responsible for the administration of each such Escrow Account and will be obligated to make advances to such accounts when a deficiency exists therein. The Master Servicer, Servicer or Sub-Servicer will be entitled to reimbursement for any such advances from the Collection Account.

      Other duties and responsibilities of each Servicer, the Master Servicer and the Certificate Administrator are described above under "--Payments on Mortgage Collateral."

      Servicing Compensation and Payment of Expenses

      Each Servicer, the Master Servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations, which compensation will be part of the servicing fee (the "Servicing Fee") specified in the related Prospectus Supplement. Any Sub-Servicer will be entitled to receive a portion of the Servicing Fee. Except as otherwise provided in the related Prospectus Supplement, the Servicer or the Master Servicer, if any, will deduct the Servicing Fee with respect to the Mortgage Loans or Contracts underlying the Certificates of a Series in an amount to be specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable. In addition to the Servicing Fee, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, any Servicer or the relevant Sub-Servicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payments charges or excess proceeds following disposition of property in connection with defaulted Mortgage Loans or Contracts and any earnings on investments held in the Certificate Account or any Custodial Account. Any Excluded Spread retained by a Mortgage Collateral Seller, the Master Servicer, or any Servicer or Sub-Servicer will not constitute part of the Servicing Fee. Notwithstanding the foregoing, with respect to a series of Certificates as to which the Trust Fund includes Agency Securities, the compensation payable to the Master Servicer or Certificate Administrator for servicing and administering such Agency Securities on behalf of the holders of such Certificates may be based on a percentage per annum described in the related Prospectus Supplement of the outstanding balance of such Agency Securities and may be retained from distributions of interest thereon, if so specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Master


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Servicer or the  Certificate  Administrator  will pay from the Servicing Fee (i)
the fees of any Sub-Servicers, (ii) certain expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of certain of the insurance policy premiums, fees or other amounts payable for any alternative credit enhancement, reimbursement of expenses incurred in connection with a foreclosure or deed in lieu of foreclosure upon a Mortgaged Property, payment of the fees and disbursements of the Trustee (and any Custodian selected by the Trustee), the Certificate Registrar, any Paying Agent, independent accountants and payment of expenses incurred in enforcing the obligations of Sub-Servicers, Servicers and Mortgage Collateral Sellers and
(iii) expenses related to the preparation of reports to Certificateholders. Certain of these expenses may be reimbursable from Liquidation Proceeds or insurance policies and, in the case of enforcement of the obligations of Sub-Servicers, from any recoveries in excess of amounts due with respect to the related Mortgage Loans or Contracts or from specific recoveries of costs. The related Pooling and Servicing Agreement may provide that the Certificate Administrator, the Master Servicer, and any Servicer and Sub-Servicer may obtain their respective fees by deducting them from amounts otherwise required to be deposited into the Collection Account.

      The related Trust Fund will suffer no loss by reason of the expenses of the Servicer or Master Servicer described above to the extent claims are fully paid from amounts in any Reserve Fund, any related insurance policies, the Liquidation Proceeds, any proceeds in respect of an REO Mortgage Loan (with respect to expenses incurred in connection with a foreclosure or deed in lieu of foreclosure) or any applicable alternative credit enhancement described in the related Prospectus Supplement. In the event, however, that claims are either not made or are not fully paid from such sources, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the expenses of the Master Servicer or any Servicer or Sub-Servicer, are less than the principal balance of and accrued interest on the related Mortgage Loan or Contract. In addition, the Master Servicer or any Servicer or Sub-Servicer, as applicable, will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property, such right of reimbursement being prior to the rights of the Certificateholders to receive any payments from any Reserve Fund or from any related Insurance Proceeds, Liquidation Proceeds or any proceeds of alternative credit enhancement.

      Evidence as to Compliance

      Each Pooling and Servicing Agreement will provide that the Master Servicer or Certificate Administrator, as appropriate, will, with respect to each series of Certificates, deliver to the Trustee, on or before the date in each year specified in the related Pooling and Servicing Agreement, an officer's certificate stating that (i) a review of the activities of the Master Servicer (or the Certificate Administrator) during the preceding calendar year relating to its servicing of mortgage loans and its performance under pooling and servicing agreements, including such Pooling and Servicing Agreement has been made under the supervision of such officer, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer (or the Certificate Administrator) has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all its obligations under such Pooling and Servicing Agreement throughout such year, or, if there has been material noncompliance


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with such servicing  standards or a material  default in the  fulfillment of any
such   obligation,   such   statement   shall  include  a  description  of  such
noncompliance or specify each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each Sub-Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage
Bankers  and  has   fulfilled  all  of  its  material   obligations   under  its
Sub-Servicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof. In addition, each Pooling and Servicing Agreement will provide that the Master Servicer or the Certificate Administrator, as the case may be, will cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, on comparable statements prepared in connection with examinations conducted in similar manners.

      Certain Other Matters Regarding Servicing

      Each Servicer, the Master Servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related Pooling and Servicing Agreement unless each Rating Agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the Certificates or upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer or administrator has assumed the Servicer's, the Master Servicer's or the
Certificate Administrator's obligations and duties under such Pooling and Servicing Agreement. A Servicer, the Master Servicer or the Certificate Administrator, as applicable, may be removed upon the occurrence of certain Events of Default described below under "The Pooling and Servicing Agreement--Events of Default" and "--Rights Upon Event of Default."

      Each Pooling and Servicing Agreement will also provide that neither the Servicer, the Master Servicer or the Certificate Administrator, nor any director, officer, employee or agent thereof, will be under any liability to the Trust Fund or the Certificateholders for any action taken or for restraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, neither the Servicer, the Master Servicer or the Certificate Administrator nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care set forth in the Pooling and Servicing Agreement. The Servicer, the Master Servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and


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duties  of the  parties  thereto  and  the  interest  of the  Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the
Trust  Fund  and  the  Servicer,   the  Master   Servicer  or  the   Certificate
Administrator will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

      The Master Servicer or Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract and (ii) extend the Due Date for payments due on a Mortgage Loan or Contract, if the Master Servicer or Servicer has determined that any such waiver or extension will not impair the coverage of any related insurance policy, materially adversely affect the lien of the related Mortgage or, if a REMIC election has been made with respect to the Trust Fund, adversely affect such REMIC status. The Master Servicer or Servicer may also waive or modify any term of a Mortgage Loan so long as the Master Servicer or Servicer has determined that such waiver or modification is not materially adverse to any Certificateholders, taking into account any estimated loss that may result absent such action.

      The Master Servicer will be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under the Pooling and Servicing Agreement.

      A Servicer, the Master Servicer or the Certificate Administrator may have other business relationships with the Company, any Mortgage Collateral Seller or their affiliates.

      Special Servicing

      If provided for in the related Prospectus Supplement, the Pooling and Servicing Agreement for a series of Certificates may name a special servicer (a "Special Servicer"). The Special Servicer will be responsible for the servicing of certain delinquent Mortgage Loans or Contracts as described in the Prospectus Supplement. The Special Servicer may have certain discretion to extend relief to Mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a Mortgagor or may enter into a liquidating plan providing for repayment by the Mortgagor, in each case without the prior approval of the Master Servicer or the Servicer, as applicable. Other types of forbearance generally will require the approval of the Master Servicer or Servicer, as applicable.

      Enforcement of "Due-on-Sale" Clauses

      Unless otherwise specified in the related Prospectus Supplement, when any Mortgaged Property relating to a Mortgage Loan or Contract (other than an ARM Loan described below) is about to be conveyed by the Mortgagor, the Master Servicer or the Servicer, as applicable, directly or through a Sub-Servicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the Trustee's rights to accelerate the maturity of such Mortgage Loan or Contract under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not


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adversely  affect or jeopardize  coverage under any Primary  Insurance Policy or applicable credit enhancement arrangements. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Enforceability of Certain
Provisions"  and  "--The   Contracts--'Due-on-Sale'   Clauses."  If  the  Master
Servicer, Servicer or Sub-Servicer is prevented from enforcing a due-on-sale clause under applicable law or if the Master Servicer, Servicer or Sub-Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer, Servicer or Sub-Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note or Contract subject to certain specified conditions. The original Mortgagor may be released from liability on a Mortgage Loan or Contract if the Master Servicer, Servicer or Sub-Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan or Contract. In the event of the sale of a Mortgaged Property subject to an ARM Loan, such ARM Loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the Master Servicer, Servicer or Sub-Servicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note or Contract may not be altered. Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer, Servicer or Sub-Servicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related Mortgage Loan or Contract. Any fee collected by the Master Servicer, Servicer or Sub-Servicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the Mortgaged Property generally will be retained by the Master Servicer, Servicer or Sub-Servicer as additional servicing compensation.

Realization Upon Defaulted Property

      In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (or, in the case of Contracts in certain states, by repossession of the related Manufactured Home), the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Contract, such Mortgage Loan (an "REO Mortgage Loan") or Contract (an "REO Contract") will be considered for most purposes to be an outstanding Mortgage Loan or Contract held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan") or Contract (a "Liquidated Contract"). For purposes of calculations of amounts distributable to Certificateholders in respect of an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have


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adjusted  in  accordance  with  any  interest  rate  changes  occurring  on  any adjustment date therefor) so long as such REO Mortgage Loan or REO Contract is considered to remain in the Trust Fund. If a REMIC election has been made, any Mortgaged Property so acquired by the Trust Fund must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the Trust Fund as a REMIC. To the extent provided in the related Pooling and Servicing Agreement, any income (net of expenses and other than gains described below) received by the Sub-Servicer, Servicer or Master Servicer on such Mortgaged Property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at such time for making payments to Certificateholders.

      With respect to a Mortgage Loan or Contract in default, the Master Servicer or Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer or Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. If such Mortgage Loan is an Additional Collateral Loan, the Master Servicer (or the related Subservicer) may proceed against the related Mortgaged Property or the related Additional Collateral first or may proceed against both concurrently (as permitted by applicable law and the terms under which such Additional Collateral is held, including any third-party guarantee). Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan or Contract will be removed from the related Trust Fund. The Master Servicer or Servicer may elect to treat a defaulted Mortgage Loan or Contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan or Contract thereafter incurred will be reimbursable to the Master Servicer or Servicer (or any Sub-Servicer) from any amounts otherwise distributable to the related Certificateholders, or may be offset by any subsequent recovery related to such Mortgage Loan or Contract. Alternatively, for purposes of determining the amount of related Liquidation
Proceeds to be distributed to Certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the Master Servicer or Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan or Contract.

      With respect to certain series of Certificates, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan or Contract or REO Mortgage Loan or REO Contract will be removed from the Trust Fund prior to the final liquidation thereof. In addition, the Master Servicer or Servicer may have the option to purchase from the Trust Fund any defaulted Mortgage Loan or Contract after a specified period of delinquency. Unless otherwise specified in the related Prospectus Supplement, if a final liquidation of a Mortgage Loan or Contract resulted in a Realized Loss and within two years thereafter the Master Servicer or Servicer receives a subsequent recovery specifically related to such Mortgage Loan or Contract (in connection with a related breach of a representation or warranty or otherwise), such subsequent recovery shall be distributed to the then-current Certificateholders of any outstanding class to which such Realized Loss was allocated (with


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the  amounts  to be  distributed  allocated  among  such  classes  in  the  same proportions as such Realized Loss was allocated), provided that no such distribution shall result in distributions on the Certificates of any such class in excess of the total amount of the Realized Loss that was allocated to such class. In the case of a series of Certificates other than a Senior/Subordinate Series, if so provided in the related Prospectus Supplement, the applicable form
of  credit  enhancement  may  provide  for  reinstatement   subject  to  certain
conditions in the event that, following the final liquidation of a Mortgage Loan or Contract and a draw under such credit enhancement, subsequent recoveries are received. If a defaulted Mortgage Loan or Contract or REO Mortgage Loan or REO Contract is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related Mortgagor, the Master Servicer or the Servicer will be entitled to retain such
gain  as  additional  servicing   compensation  unless  the  related  Prospectus
Supplement   provides   otherwise.   For  a  description   of  the   Certificate
Administrator's, the Master Servicer's or the Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans or Contracts, see "Description of Credit Enhancement" and "Insurance Policies on Mortgage Loans or Contracts."

      For a discussion of legal rights and limitations associated with the foreclosure of a Mortgage Loan or Contract, see "Certain Legal Aspects of Mortgage Loans and Contracts."

      The Master Servicer or the Certificate Administrator, as applicable, will deal with any defaulted Agency Securities in the manner set forth in the related Prospectus Supplement.

                                SUBORDINATION

      A Senior/Subordinate Series of Certificates will consist of one or more classes of Senior Certificates and one or more classes of Subordinate Certificates, as set forth in the related Prospectus Supplement. Subordination of the Subordinate Certificates of any Senior/Subordinate Series will be effected by the following method, unless an alternative method is specified in the related Prospectus Supplement. In addition, certain classes of Senior (or Subordinate) Certificates may be senior to other classes of Senior (or
Subordinate) Certificates, as specified in the related Prospectus Supplement. With respect to any Senior/Subordinate Series, the total amount available for distribution on each Distribution Date, as well as the method for allocating such amount among the various classes of Certificates included in such series, will be described in the related Prospectus Supplement. Generally, with respect to any such series, the amount available for distribution will be allocated first to interest on the Senior Certificates and then to principal of the Senior Certificates up to the amounts described in the related Prospectus Supplement, prior to allocation of any amounts to the Subordinate Certificates.

      With respect to any defaulted Mortgage Loan or Contract that is finally liquidated, the amount of loss realized, if any (as described in the related Pooling and Servicing Agreement, a "Realized Loss"), will equal the portion of the Stated Principal Balance remaining after application


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of all amounts recovered (net of amounts  reimbursable to the Master Servicer or
Servicer for related Advances and expenses) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan or Contract, the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss. If so provided in the Pooling and Servicing Agreement, the Master Servicer may be permitted, under certain circumstances, to purchase any Mortgage Loan that is three or more months delinquent in payments of principal and interest, at the Purchase Price. If so specified in the related Prospectus Supplement, any Realized Loss incurred in connection with any such Mortgage Loan will be passed through to the then outstanding Certificateholders of the related series in the same manner as Realized Losses on Mortgage Loans that have not been so purchased.

      In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the Subordinate Certificateholders to receive distributions will be subordinate to the rights of the Senior Certificateholders.

      Except as noted below, Realized Losses will be allocated to the Subordinate Certificates of the related series until the outstanding principal balance thereof has been reduced to zero. Additional Realized Losses, if any, will be allocated to the Senior Certificates. If such series includes more than one class of Senior Certificates, such additional Realized Losses will be allocated either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding principal balances or as otherwise provided in the related Prospectus Supplement.

      With respect to certain Realized Losses resulting from physical damage to Mortgaged Properties which are generally of the same type as are covered under a Special Hazard Insurance Policy, the amount thereof that may be allocated to the Subordinate Certificates of the related series may be limited to an amount (the "Special Hazard Amount") specified in the related Prospectus Supplement. See "Description of Credit Enhancement-Special Hazard Insurance Policies." If so, any Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of Certificates of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the related Prospectus Supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Certificates may be similarly limited to an amount (with respect to Fraud Losses, the "Fraud Loss Amount" and with respect to Bankruptcy Losses, the "Bankruptcy Amount"), and the Subordinate Certificates may provide no coverage with respect to certain other specified types of losses, as described in the related Prospectus Supplement, in which case such losses would be allocated on a pro rata basis among all outstanding classes of Certificates. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the Certificateholders, upon the written confirmation from each applicable Rating Agency that the then-current rating of the related series of Certificates will not be adversely affected thereby.

      Generally,  any allocation of a Realized Loss  (including a Special Hazard
Loss) to a Certificate will be made by reducing the outstanding principal balance thereof as of the Distribution Date following the calendar month in which such Realized Loss was incurred. At any given time,


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the percentage of the outstanding  principal balances of all of the Certificates evidenced by the Senior Certificates is the "Senior Percentage," determined in the manner set forth in the related Prospectus Supplement. The "Stated Principal Balance" of any item of Mortgage Collateral as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether received or not, reduced by all amounts allocable to principal that are distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to any Certificates on or before such date.

      As set forth above, the rights of holders of the various classes of Certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each such class (or, if applicable, the related notional amount). The outstanding principal balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any item of Mortgage Collateral, the respective rights of the holders of Certificates of any series to future distributions generally would not change. However, to the extent set forth in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received during certain specified periods, which will have the effect (absent offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), thereby preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, certain Realized Losses generally will be allocated first to Subordinate Certificates by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior Certificates in the related Trust Fund.

      If so provided in the related Prospectus Supplement, certain amounts otherwise payable on any Distribution Date to holders of Subordinate Certificates may be deposited into a Reserve Fund. Amounts held in any Reserve Fund may be applied as described under "Description of Credit Enhancement-Reserve Funds" and in the related Prospectus Supplement.

      With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above. Any such variation and any additional credit enhancement will be described in the related Prospectus Supplement.

Overcollateralization

      If so specified in the related Prospectus Supplement, interest collections on the Mortgage Collateral may exceed interest payments on the Certificates for the related Distribution Date. To the extent such excess interest is applied as principal payments on the Certificates, the effect will be to reduce the principal balance of the Certificates relative to the outstanding balance of the Mortgage Loans, thereby creating "Overcollateralization" and additional protection to the Certificateholders, as specified in the related Prospectus Supplement.


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                      DESCRIPTION OF CREDIT ENHANCEMENT

                                   General

      Credit support with respect to each series of Certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are
(i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note or Contract, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such losses, "Defaulted Mortgage Losses"); (ii) of a type generally covered by a Special Hazard Insurance Policy (any such losses, "Special Hazard Losses");
(iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or Contract or an extension of its maturity (any such losses, "Bankruptcy Losses"); and (iv) incurred on defaulted Mortgage Loans or Contracts as to which there was fraud in the origination of such Mortgage Loans or Contracts (any such losses, "Fraud Losses").

      Unless otherwise specified in the related Prospectus Supplement, credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit enhancement for any series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

      As set forth below and in the related Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by a Mortgage Pool Insurance Policy or Contract Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by a Special Hazard Insurance Policy,
(iii) coverage with respect to Bankruptcy Losses may be provided by a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by a Mortgage Pool Insurance Policy or mortgage repurchase bond. In addition, if so specified in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more classes of Certificates or Overcollateralization, each as described under "Subordination," or in the form of a Certificate Insurance Policy, a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the


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related Prospectus  Supplement.  Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations set forth in any such insurance policy. As set forth in the Pooling and Servicing Agreement, credit support may apply to all of the Mortgage Loans or to certain Mortgage Loans contained in a Mortgage Pool.

      Each Prospectus Supplement will include a description of (a) the amount payable under the credit enhancement arrangement, if any, provided with respect to a series, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, each such Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit enhancement.

      The descriptions of any insurance policies, bonds or other instruments described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which will be exhibits to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of Certificates.

Letters of Credit

      If any component of credit enhancement as to any series of Certificates is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Collateral. The Letter of Credit Bank, the amount available under the Letter of Credit with respect to each component of credit enhancement, the expiration date of the Letter of Credit, and a more detailed description of the Letter of Credit will be specified in the related Prospectus Supplement. On or before each Distribution Date, the Letter of Credit Bank will be required to make certain payments after notification from the Trustee, to be deposited in the related Certificate Account with respect to the coverage provided thereby. The Letter of Credit may also provide for the payment of Advances.

Mortgage Pool Insurance Policies

      Any pool-wide insurance policy covering losses on Mortgage Loans (each, a "Mortgage Pool Insurance Policy") obtained by the Company for a Trust Fund will be issued by the insurer named in the related Prospectus Supplement (the "Pool Insurer"). Each Mortgage Pool Insurance Policy, subject to the limitations described below and in the Prospectus Supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the applicable Prospectus Supplement. As set forth under "--Maintenance of Credit Enhancement" below, the Master Servicer, Servicer or Certificate Administrator, as applicable, will use its best reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular


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defaulted  Mortgage  Loans  and only upon  satisfaction  of  certain  conditions
precedent   described  below.   Unless  specified  in  the  related   Prospectus
Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

      Each Mortgage Pool Insurance Policy will provide that no claims may be validly presented thereunder unless, among other things, (i) any required
Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, Servicer or Sub-Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Servicer or Sub-Servicer on behalf of the Trustee and Certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Certificateholders will experience a shortfall in the amount of interest payable on the related
Certificates in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Certificateholders will also experience losses with respect to the related Certificates in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer, Servicer or Sub-Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master
Servicer, Servicer or Sub-Servicer from funds otherwise payable to the Certificateholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer, Servicer or Sub-Servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer, Servicer or Sub-Servicer for its expenses and (b) such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

      Unless otherwise specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason


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of a default  arising from,  among other things,  (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Mortgage Collateral Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Mortgage Collateral Seller may also have occurred. Such a breach, unless otherwise specified in the related Prospectus Supplement, would not give rise to a repurchase obligation on the part of the Company or Residential Funding.

      The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, Servicer or Sub-Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Mortgage Loans and Contracts--Foreclosure." Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the related Certificateholders. In addition, unless the Master Servicer or Servicer determines that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer or Servicer would not be obligated to make an Advance respecting any such delinquency since the Advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See "Description of the Certificates--Advances."

      Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Insurance Policies on Mortgage Loans or Contracts-Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Additionally, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by Certificateholders.

      Contract Pools may be covered by pool insurance policies (each, a "Contract Pool Insurance Policy") that are similar to the Mortgage Pool Insurance Policies described above.

Special Hazard Insurance Policies

      Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained for a Trust Fund will be issued by the insurer named in the related Prospectus Supplement (the "Special Hazard Insurer"). Each Special Hazard Insurance Policy, subject to limitations described below and in the related Prospectus Supplement, if any, will protect the related


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Certificateholders from Special Hazard Losses which are (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Insurance Policies on Mortgage Loans or Contracts." A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the Mortgagor. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as set forth in such related Pooling and Servicing Agreement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan or Contract has been kept in force and other protection and preservation expenses have been paid by the Master Servicer or Servicer.

      Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, Servicer or Sub-Servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan or Contract at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Servicer or Sub-Servicer with respect to such property. If the property is transferred to a third party in a sale approved by the Special Hazard Insurer, the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard
Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy or Contract Pool Insurance Policy that the property be restored before a claim under such policy may be validly presented with respect to the defaulted Mortgage Loan or Contract secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan or Contract under the related Mortgage Pool Insurance Policy or Contract Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy or Contract Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan or Contract plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy or Contract Pool Insurance Policy.

     To the extent set forth in the related Prospectus Supplement, coverage in respect of Special


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Hazard Losses for a series of Certificates may be provided, in whole or in part, by a type of special hazard coverage other than a Special Hazard Insurance Policy or by means of a representation of the Company or Residential Funding.

Bankruptcy Bonds

     In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor (and, if specified in the related Prospectus Supplement, any related Additional Collateral) at an amount less than the then outstanding principal balance of the Mortgage Loan or Contract secured by such Mortgaged Property (such difference, a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value and, thus, the holder of such Mortgage Loan or Contract would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan or Contract exceeds the value assigned to the Mortgaged Property (and any related Additional Collateral) by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan or Contract can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan, but not any permanent forgiveness of principal (a "Debt Service Reduction"). See "Certain Legal Aspects of Mortgage Loans and Contracts--Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a Trust Fund will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement.

Reserve Funds

      If so specified in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Certificates, from the Excess Spread, Excluded Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Certificates, Excess Spread, Excluded Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. With respect to any series of Certificates as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Certificateholders, or applied to reimburse the Master Servicer or Servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund. A Reserve Fund may provide coverage


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to more than one series of Certificates,  if set forth in the related Prospectus
Supplement.

      Unless otherwise specified in the related Prospectus Supplement, the Trustee will have a perfected security interest for the benefit of the Certificateholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and the corresponding payments to the Certificateholders. Such delays could adversely affect the yield to investors on the related Certificates.

      Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a Servicer, the Master Servicer, the Certificate Administrator or any other person named in the related Prospectus Supplement.

Certificate Insurance Policies

      If so specified in the related Prospectus Supplement, the Company may obtain one or more certificate insurance policies (each, a "Certificate Insurance Policy"), issued by insurers acceptable to the Rating Agency or Agencies rating the Certificates offered pursuant to such Prospectus Supplement, insuring the holders of one or more classes of Certificates the payment of amounts due in accordance with the terms of such class or classes of Certificates. Any Certificate Insurance Policy will have the characteristics described in and will be subject to such limitations and exceptions as set forth in the related Prospectus Supplement.

Surety Bonds

      If so specified in the related Prospectus Supplement, the Company may obtain one or more surety bonds (each, a "Surety Bond"), issued by insurers acceptable to the Rating Agency or Agencies rating the Certificates offered pursuant to such Prospectus Supplement, insuring the holders of one or more classes of Certificates the payment of amounts due in accordance with the terms of such class or classes of Certificates. Any surety bond will have the characteristics described in and will be subject to such limitations and exceptions as set forth in the related Prospectus Supplement.

Maintenance of Credit Enhancement

      If credit enhancement has been obtained for a series of Certificates, the Master Servicer, the Servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept such credit enhancement in full force and effect throughout the term of the applicable Pooling and Servicing Agreement or Trust Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer, the Servicer or the Certificate Administrator, as applicable, on behalf of itself, the Trustee and Certificateholders, will be required to provide information required for the Trustee to draw under any applicable credit enhancement.


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      Unless  otherwise  specified  in the related  Prospectus  Supplement,  the
Master Servicer, the Servicer or the Certificate Administrator will agree to pay the premiums for each Mortgage Pool Insurance Policy, Contract Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Certificate Insurance Policy or Surety Bond, as applicable, on a timely basis. In the event the related insurer ceases to be a "Qualified Insurer" because it ceases to be qualified under applicable law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer, the Servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of such policy or bond. If the cost of the replacement policy is greater than the cost of such policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on the original insurance policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae or any successor entity, the Master Servicer, the Servicer or the Certificate Administrator, as applicable, will review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy or Contract Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer, the Servicer or the Certificate Administrator determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses in market value of the Certificates associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the Certificateholders.

      If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, Mortgage Pool Insurance Policy, Contract Pool Insurance Policy or any related Primary Insurance Policy, the Master Servicer or the Servicer, as applicable, is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer or the Servicer, as applicable, for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit, Mortgage Pool Insurance Policy, Contract Pool Insurance Policy, other credit enhancement or any related Primary Insurance Policy is not available because the Master Servicer or the Servicer, as applicable, has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer or the Servicer, as applicable, is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

Reduction or Substitution of Credit Enhancement


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      Unless  otherwise  specified in the Prospectus  Supplement,  the amount of credit support provided with respect to any series of Certificates may be reduced under certain specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related Pooling and Servicing Agreement or Trust Agreement. Additionally, in most cases, such credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Certificateholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Certificates will not be adversely affected thereby. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related Certificates may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Servicer or the Certificate Administrator, as applicable, will not be obligated to obtain replacement credit support in order to restore the rating of the Certificates.
The  Master  Servicer,  the  Servicer  or  the  Certificate  Administrator,   as
applicable, will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of each class of the related series of Certificates is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

           OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

Swaps and Yield Supplement Agreements

      The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk of Certificateholders from adverse changes in interest rates (collectively, "Swaps"), and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts (collectively, "Yield Supplement Agreements").

      An interest rate Swap is an agreement between two parties ("Counterparties") to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the Counterparties to an interest rate Swap. In the typical Swap, one party agrees to pay a fixed rate on a notional principal amount, while the Counterparty pays a floating rate based on one or more reference interest rates such as the London Interbank Offered Rate ("LIBOR"), a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate Swaps also permit Counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).


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      The Swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized Swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other Swaps.

      Yield Supplement Agreements may be entered into to supplement the interest rate or rates on one or more classes of the Certificates of any series.

      There can be no assurance that the Trust will be able to enter into or offset Swaps or enter into Yield Supplement Agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Swaps and Yield Supplement Agreements may provide for termination under certain circumstances, there can be no assurance that the Trust will be able to terminate a Swap or Yield Supplement Agreement when it would be economically advantageous to the Trust Fund to do so.

Purchase Obligations

      Certain types of Mortgage Collateral and certain classes of Certificates of any series, as specified in the related Prospectus Supplement, may be subject to a purchase obligation (a "Purchase Obligation") that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable Certificateholders. A Purchase Obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each Purchase Obligation, including the purchase price, timing and payment procedure, will be described in the related Prospectus Supplement. A Purchase Obligation with respect to Mortgage Collateral may apply to that Mortgage Collateral or to the related Certificates. Each Purchase Obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each Purchase Obligation will be evidenced by an instrument delivered to the Trustee for the benefit of the applicable Certificateholders of the related series. Each Purchase Obligation with respect to Mortgage Collateral will be payable solely to the Trustee for the benefit of the Certificateholders of the related series. Other Purchase Obligations may be payable to the Trustee or directly to the holders of the Certificates to which such obligations relate.

              INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

      Each Mortgage Loan or Contract will be required to be covered by a hazard insurance policy (as described below) and, in certain cases, a Primary Insurance Policy. In addition, FHA Loans and VA Loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies set forth in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies.

Primary Mortgage Insurance Policies


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      Unless otherwise specified in the related Prospectus Supplement,  (i) each
Mortgage Loan having a Loan-to-Value Ratio at origination of over 80% (except in the case of certain borrowers with acceptable credit histories) will be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy") insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Appraised Value of the Mortgaged Property at origination of the Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than 80%, and (ii) the Company or the related Mortgage Collateral Seller will represent and warrant that, to the best of such entity's knowledge, such Mortgage Loans are so covered. Unless otherwise specified in the Prospectus Supplement, the Company will have the ability to cancel any Primary Insurance Policy if the Loan-to-Value Ratio of the Mortgage Loan is reduced below 80% (or a lesser specified percentage) based on an appraisal of the Mortgaged Property after the related Closing Date or as a result of principal payments that reduce the principal balance of the Mortgage Loan after such Closing Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination. Primary Insurance Policies may be required to be obtained and paid for by the Mortgagor, or may be paid for by the Servicer.

      While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy generally will pay either: (i) the insured percentage of the loss on the related Mortgaged Property; (ii) the entire amount of such loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds received by the insured in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

      As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and


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foreclosure and related costs;  (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear
and  tear  excepted);   and  (iii)  tender  to  the  Primary  Insurer  good  and
merchantable title to, and possession of, the Mortgaged Property.

      The Pooling and Servicing Agreement for a series generally will require that, to the extent that coverage is available and for so long as a Primary Insurance Policy is required to be maintained, the Master Servicer or Servicer shall maintain, or cause to be maintained, coverage under a Primary Insurance Policy to the extent such coverage was in place on the Cut-off Date and the Master Servicer had knowledge of such Primary Insurance Policy. In the event that the Company gains knowledge that, as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer or the Servicer is required to use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price.

      Any primary mortgage insurance or primary credit insurance policies relating to Contracts will be described in the related Prospectus Supplement.

Standard Hazard Insurance on Mortgaged Properties

      The terms of the Mortgage Loans (other than Cooperative Loans) require each Mortgagor to maintain a hazard insurance policy covering the related Mortgaged Property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located.

      Such coverage generally will be in an amount equal to the lesser of the principal balance of such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan. The Pooling and Servicing Agreement will provide that the Master Servicer or Servicer shall cause such hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the Mortgage Loans. The ability of the Master Servicer or Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer or the Servicer by Mortgagors or Sub-Servicers.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including


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earthquakes,  landslides  and  mudflows),  nuclear  reactions,  wet or dry  rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling and Servicing Agreement generally requires the Master Servicer or Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

      Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Subordination" above for a description of when subordination is provided, the protection (limited to the Special Hazard Amount as described in the related Prospectus Supplement) afforded by such subordination, and
"Description of Credit Enhancement-Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against.

Standard Hazard Insurance on Manufactured Homes

      The terms of the Pooling and Servicing Agreement will require the Servicer or the Master Servicer, as applicable, to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Mortgagor on the related Contract, whichever is less. Such coverage may be provided by one or more blanket insurance policies covering losses on the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. If a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Servicer or the Master Servicer also will be required to maintain flood insurance.

      If the Servicer or the Master Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer or the Master Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

FHA Mortgage Insurance

      The Housing Act authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or
Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the


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purchase of one- to four-family dwelling units.  Mortgage Loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

      Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

      The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

      When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to Contracts underlying a series of Certificates will be described in the related Prospectus Supplement.

VA Mortgage Guaranty

      The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount


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payable  on  the  guaranty   exceed  the  amount  of  the   original   guaranty.
Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the Company for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement. Any VA guaranty relating to Contracts underlying a series of Certificates will be described in the related Prospectus Supplement.

                                 THE COMPANY

      The Company is an indirect wholly-owned subsidiary of GMAC Mortgage which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The Company was incorporated in the State of Delaware in August 1995. The Company was organized for the purpose of acquiring mortgage loans and contracts and issuing securities backed by such mortgage loans or contracts. The Company anticipates that it will in many cases have acquired Mortgage Loans indirectly through Residential Funding, which is also an indirect wholly-owned subsidiary of GMAC Mortgage. The Company does not have, nor is it expected in the future to have, any significant assets.

      The Certificates do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Certificates will be pursuant to certain limited representations and warranties made by the Company or as otherwise provided in the related Prospectus Supplement.

      The Company maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

                       RESIDENTIAL FUNDING CORPORATION

      Unless  otherwise   specified  in  the  related   Prospectus   Supplement,
Residential Funding, an affiliate of the Company, will act as the Master Servicer or Certificate Administrator for each series of Certificates.

      Residential Funding buys conventional mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located in California, Florida, Georgia,


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Maryland  and New  York.  At June  30,  1998,  Residential  Funding  was  master servicing a first lien loan portfolio of approximately $49.6 billion and a second lien loan portfolio of approximately $2.9 billion.

                     THE POOLING AND SERVICING AGREEMENT

      As described above under "Description of the Certificates-General," each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement or, if the Trust Fund for a series of Certificates contains Agency Securities, a Trust Agreement. The discussion below covers Pooling and Servicing Agreements, but its terms are also generally applicable to Trust Agreements. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement and are qualified entirely by reference to the actual terms of the Pooling and Servicing Agreement for a series of Certificates.

Servicing and Administration

      The Pooling and Servicing Agreement for a series of Certificates will set forth the party responsible for performing servicing functions for such series which may be the Master Servicer or one or more Servicers. If there is more than one Servicer and there is no Master Servicer, a Certificate Administrator may be party to the Pooling and Servicing Agreement. The Certificate Administrator will not be responsible for servicing Mortgage Loans or Contracts and instead will perform certain specified administrative and reporting functions with regard to the Trust Fund. In addition, if the Trust Fund for a series of Certificates contains Agency Securities, generally the Certificate Administrator will perform collection, administrative and reporting functions pursuant to a Trust Agreement and no Master Servicer or Servicer will be appointed for such series.

      The Master Servicer or any Servicer for a series of Certificates generally
will   perform   the   functions   set   forth   under   "Description   of   the
Certificates-Servicing and Administration of Mortgage Collateral" above.

Events of Default

      Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include: (i) in the case of a Trust Fund including Mortgage Loans or Contracts, any failure by the Certificate Administrator, the Master Servicer or a Servicer (if such Servicer is a party to the Pooling and Servicing Agreement) to make a required deposit to the Certificate Account or, if the Certificate Administrator or the Master Servicer is the Paying Agent, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer or the Certificate Administrator, as applicable, by the Trustee or the Company, or to the Master Servicer, the Certificate Administrator, the Company and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (ii) any failure by the Master Servicer or the Certificate Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to


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such series of Certificates  which continues  unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer or the Certificate Administrator, as applicable, by the Trustee or the Company, or to the Master Servicer, the Certificate Administrator, the Company and the Trustee by the holders of any class of Certificates of such series evidencing not less than 25% (33% in the case of a Trust Fund including Agency Securities) of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilitie or
similar   proceedings   regarding  the  Master   Servicer  or  the   Certificate
Administrator, as applicable, and certain actions by the Master Servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations. A default pursuant to the terms of any Agency Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

Rights Upon Event of Default

      So long as an Event of Default remains unremedied, either the Company or the Trustee may, and, at the direction of the holders of Certificates evidencing not less than 51% of the aggregate voting rights in the related Trust Fund, the Trustee shall, by written notification to the Master Servicer or the Certificate Administrator, as applicable, and to the Company or the Trustee, terminate all of the rights and obligations of the Master Servicer or the Certificate Administrator under the Pooling and Servicing Agreement (other than any rights of the Master Servicer or the Certificate Administrator as Certificateholder) covering such Trust Fund and in and to the Mortgage Collateral and the proceeds thereof, whereupon the Trustee or, upon notice to the Company and with the Company's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer or the Certificate Administrator under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Collateral under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a Fannie Mae or Freddie Mac approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer or the Certificate Administrator under the Pooling and Servicing Agreement.

      No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to


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exercise any of the trusts or powers  vested in it by the Pooling and  Servicing
Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

      Each Pooling and Servicing Agreement may be amended by the Company, the Master Servicer, the Certificate Administrator or any Servicer, as applicable, and the Trustee, without the consent of the related Certificateholders: (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;
(iii) to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained (except that (a) deposits to the Certificate Account may not occur later than the related Distribution Date, (b) such change may not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (c) such change may not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency); (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any related Certificateholder or (b) to modify the provisions regarding the transferability of the REMIC Residual Certificates, provided that the Company has determined that such change would not adversely affect the applicable ratings of any classes of the Certificates, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee; or (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Certificateholder.

      The Pooling and Servicing Agreement may also be amended by the Company, the Master Servicer, the Certificate Administrator or any Servicer, as applicable, and the Trustee with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the related Certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Collateral which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the percentage of Certificates of any class the holders of which are required to consent to any such amendment unless the holders of all Certificates of such class have consented to the change in such percentage.


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      Notwithstanding  the  foregoing,  if a REMIC  election  has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Certificate Administrator, any Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

Termination; Retirement of Certificates

      The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than certain limited payment and notice obligations of the Trustee and the Company, respectively) will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer or any Servicer and required to be paid to Certificateholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last item of Mortgage Collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan or Contract and
(ii) the purchase by the Master Servicer, the Certificate Administrator, a Servicer or the Company or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) from the Trust Fund for such series of all remaining Mortgage Collateral and all property acquired in respect of such Mortgage Collateral. In addition to the foregoing, the Master Servicer, the Certificate Administrator or the Company may have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer, the Certificate Administrator or the Company, the Mortgage Collateral may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer, the Certificate Administrator or the Company. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer, the Certificate Administrator or a Servicer, as applicable, because of such termination.

      Any such purchase of Mortgage Collateral and property acquired in respect of Mortgage Collateral evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Certificate Administrator, a Servicer, the Company or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of any such entity to purchase the Mortgage Collateral and related property will be subject to the criteria, and will be at the price, set forth in the related Prospectus Supplement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made,


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the  termination  of the  related  Trust  Fund  will  be  effected  in a  manner consistent with applicable federal income tax regulations and its status as a REMIC.

The Trustee

      The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates, including Residential Funding.

      The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate voting rights in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                             YIELD CONSIDERATIONS

      The yield to maturity of a Certificate will depend on the price paid by the holder for such Certificate, the Pass-Through Rate on any such Certificate entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Collateral and the allocation thereof to reduce the principal balance of such Certificate (or notional amount thereof, if applicable).

      The rate of defaults on the Mortgage Loans or Contracts will affect the rate and timing of principal prepayments on such Mortgage Collateral and, thus, the yield on the Certificates. Defaults on the Mortgage Loans or Contracts may lead to Realized Losses upon foreclosure and liquidation. To the extent Realized Losses are not covered by any credit enhancement, they will be allocated to Certificates as described in the related Prospectus Supplement and, accordingly, will affect the yield on such Certificates. In general, defaults on mortgage loans or manufactured housing contracts are expected to occur with greater frequency in their early years. The rate of default on refinance, limited documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with higher Loan-to-Value Ratios, borrowers whose income is not required to be stated in the loan application, and mortgage loans with Loan-to-Value Ratios over 80% that do not require primary mortgage insurance, may be higher than on other mortgage loans or manufactured housing contracts. Likewise, the rate of default on mortgage loans or manufactured housing contracts that are secured by investment properties or mortgaged properties with smaller or larger parcels of land or mortgage loans that are made to International Borrowers may be higher than on other mortgage loans or manufactured housing contracts. See "Risk Factors--Special Features of the Mortgage Collateral." In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans or Contracts will be affected by the general economic condition of the region of the country or the locality in which the related Mortgaged Properties are located. The risk of


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delinquencies  and loss is greater  and  prepayments  are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans or contracts with Loan-to-Value Ratios or Combined Loan-to-Value Ratios greater than 80% and no Primary Insurance Policies. In addition, Manufactured Homes may decline in value even in areas where real estate values generally have not declined. Each Prospectus
Supplement  will  highlight  any  material   characteristics   of  the  Mortgage
Collateral in the related Trust Fund that may make such Mortgage Collateral more susceptible to default and loss.

      The risk of loss on Mortgage Loans made to International Borrowers and on Puerto Rico Mortgage Loans may be greater than Mortgage Loans that are made to Mortgagors who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of Mortgage Loans and Contracts."

      The amount of interest payments with respect to each item of Mortgage Collateral distributed (or accrued in the case of Deferred Interest or Accrual Certificates) monthly to holders of a class of Certificates entitled to payments of interest will be calculated on the basis of such class's specified percentage of each such payment of interest (or accrual in the case of Accrual
Certificates)  and  will  be  expressed  as  a  fixed,  adjustable  or  variable
Pass-Through Rate payable on the outstanding principal balance or notional amount of such Certificate, or any combination of such Pass-Through Rates, calculated as described herein and in the related Prospectus Supplement. See "Description of the Certificates--Distributions." Holders of Strip Certificates or a class of Certificates having a Pass-Through Rate that varies based on the weighted average interest rate of the underlying Mortgage Collateral will be affected by disproportionate prepayments and repurchases of Mortgage Collateral having higher net interest rates or higher rates applicable to the Strip Certificates, as applicable.

      The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest will accrue on each Mortgage Loan or Contract from the first day of each month, the distribution of such interest will be made on the 25th day (or, if such day is not a business day, the next succeeding business day) of the month following the month of accrual or, in the case of a Trust Fund including Agency Certificates, such other day that is specified in the related Prospectus Supplement.

      A class of Certificates may be entitled to payments of interest at a fixed, variable or adjustable Pass-Through Rate, or any combination of such Pass-Through Rates, as specified in the related Prospectus Supplement. A variable Pass-Through Rate may be calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Certificate Administrator fee, Excess Spread or Excluded Spread (each, a "Net Mortgage Rate")) of the related Mortgage Collateral for the month preceding the Distribution Date, by reference to an index or otherwise. The aggregate payments of interest on a class of Certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Certificates (or the rate of reduction in the notional amount of Certificates entitled to payments of interest only) and, in the case of Certificates evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See


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"Maturity and Prepayment  Considerations"  below.  The yield on the Certificates will also be affected by liquidations of Mortgage Loans or Contracts following Mortgagor defaults and by purchases of Mortgage Collateral in the event of breaches of representations made in respect of such Mortgage Collateral by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Trust Funds--Representations with Respect to Mortgage Collateral."

      In general, if a Certificate is purchased at a premium over its face amount and payments of principal on the related Mortgage Collateral occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Certificates is purchased at a discount from its face amount and payments of principal on the related Mortgage Collateral occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If Strip Certificates are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal prepayments on the Mortgage Collateral will negatively affect the total return to investors in any such Certificates. If Strip Certificates are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the Mortgage Collateral could negatively affect the anticipated yield on such Strip Certificates. If Certificates with either of the foregoing characteristics are issued, the total return to investors of such Certificates will be extremely sensitive to such prepayments. In addition, the total return to investors of Certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the Mortgage Collateral from time to time will be adversely affected by principal prepayments on Mortgage Collateral with Mortgage Rates higher than the weighted average Mortgage Rate on the Mortgage Collateral. In general, mortgage loans or manufactured housing contracts with higher Mortgage Rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower Mortgage Rates. The yield on a class of Strip Certificates that is entitled to receive a portion of principal or interest from each item of Mortgage Collateral in a Trust Fund will be affected by any losses on the Mortgage Collateral because of the affect on timing and amount of payments. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Collateral than other classes of Certificates.

      The timing of changes in the rate of principal payments on or repurchases of the Mortgage Collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Collateral or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.


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      Unless  otherwise   specified  in  the  related   Prospectus   Supplement,
prepayments in full or final liquidations will reduce the amount of interest distributed in the following month to holders of Certificates entitled to distributions of interest because the resulting Prepayment Interest Shortfall
will  not  be  covered  by  Compensating   Interest.  See  "Description  of  the
Certificates--Prepayment Interest Shortfalls." Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the first day of the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan or Contract will be to reduce the amount of interest distributed to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See "Description of the Certificates--Prepayment Interest Shortfalls." Neither full or partial principal prepayments nor Liquidation Proceeds will be distributed until the Distribution
Date  in  the  month   following   receipt.   See   "Maturity   and   Prepayment
Considerations."

      With respect to certain ARM Loans, the Mortgage Rate at origination may be below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate in effect at origination and not the higher rate that would be produced by the sum of the Index and Gross Margin. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the Mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buy-Down Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      If so specified in the related Prospectus Supplement, a Trust Fund may contain Neg-Am ARM Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to such Mortgage Loans or Contracts. During a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on Neg-Am ARM Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class of Certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof. In addition, with respect to certain Neg-Am ARM Loans, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Certificates, the weighted average life of such Certificates will be reduced and may adversely affect yield to holders thereof.


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      If so specified  in the related  Prospectus  Supplement,  a Trust Fund may contain GPM Loans or Buy-Down Loans which have monthly payments that increase during the first few years following origination. Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related Mortgagor's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

      If so specified in the related Prospectus Supplement, a Trust Fund may contain Balloon Loans which require a single payment of a Balloon Amount. The payment of Balloon Amounts may result in a lower yield on Certificates than would be the case if all such Mortgage Collateral was fully-amortizing because the maturity of a Balloon Loan occurs earlier than that for a fully-amortizing Mortgage Loan due to the payment of a Balloon Amount. Balloon Loans also pose a greater risk of default than fully-amortizing Mortgage Loans because Mortgagors are required to pay the Balloon Amount upon maturity. A Mortgagor's ability to pay a Balloon Amount may depend on its ability to refinance the related Mortgaged Property.

      If credit enhancement for a series of Certificates is provided by a Letter of Credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its Certificate. In the event of a default under the terms of such a Letter of Credit, insurance policy or bond, any Realized Losses on the Mortgage Collateral not covered by such credit enhancement will be applied to a series of Certificates in the manner described in the related Prospectus Supplement and may reduce an investor's anticipated yield to maturity.

      The related Prospectus Supplement may set forth other factors concerning the Mortgage Collateral securing a series of Certificates or the structure of such series that will affect the yield on such Certificates.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

      As indicated above under "The Trust Funds," the original terms to maturity of the Mortgage Collateral in a given Trust Fund will vary depending upon the type of Mortgage Collateral included in such Trust Fund. The Prospectus Supplement for a series of Certificates will contain information with respect to the types and maturities of the Mortgage Collateral in the related Trust Fund. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related Mortgage Loans or Contracts will affect the life and yield of the related series of Certificates.

      Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each series of Certificates may describe one or more such prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of Certificates or the weighted average life of each class of Certificates and the percentage of the original principal amount of each class of Certificates of such series that would be outstanding on specified payment dates for such series based on the assumptions stated in such Prospectus Supplement, including assumptions that


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prepayments  on the  Mortgage  Collateral  are  made at rates  corresponding  to various percentages of the prepayment standard or model specified in the related Prospectus Supplement.

      There is no assurance that prepayment of the Mortgage Collateral underlying a series of Certificates will conform to any level of the prepayment standard or model specified in the related Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgages, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, solicitations and the availability of mortgage funds, may affect prepayment experience. The rate of prepayment with respect to conventional fixed-rate mortgage loans and contracts has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans or Contracts underlying a series of Certificates, the prepayment rate of such Mortgage Loans or Contracts is likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans or Contracts. It should be noted that Certificates of a certain series may evidence an interest in Mortgage Loans or Contracts with different Mortgage Rates. Accordingly, the prepayment experience of these Certificates will to some extent be a function of the range of interest rates of such Mortgage Loans or Contracts. The Company is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans or Contracts may be prepaid without penalty in full or in part at any time. The terms of the related Pooling and Servicing Agreement generally will require the Servicer or Master Servicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See "Description of the Certificates--Servicing and Administration of Mortgage Collateral--Enforcement of 'Due-on-Sale' Clauses" and "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans-- Enforceability of Certain Provisions" and "--The Contracts" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal aspects that may affect the prepayment rate of Mortgage Loans or Contracts.

      Certain types of Mortgage Collateral included in a Trust Fund may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs. The Company anticipates including "limited documentation" and "no documentation" Mortgage Loans and Contracts, Puerto Rico Mortgage Loans and Mortgage Loans and Contracts that were made to International Borrowers, secured by investment properties and have other characteristics not present in such other programs. Such Mortgage Collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related Certificates. See "Yield Considerations."


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      A Sub-Servicer  may allow the  refinancing of a Mortgage Loan in any Trust
Fund by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the Sub-Servicer or the Master Servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs
designed  to  encourage   refinancing.   Such  programs  may  include,   without
limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the Mortgaged Property. In addition, Sub-Servicers or the Master Servicer may encourage assumptions of Mortgage Loans, including defaulted Mortgage Loans, under which creditworthy borrowers assume the outstanding indebtedness of such Mortgage Loans, which may be removed from the related Mortgage Pool. As a result of such programs, with respect to the Mortgage Pool underlying any Trust Fund
(i) the rate of principal prepayments of the Mortgage Loans in such Mortgage Pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the Mortgage Loans remaining in the Mortgage Pool may decline.

      There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on manufactured housing contracts may be influenced by a variety of economic, geographic, social and other facts, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of manufactured housing contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Certificates evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by any credit enhancement, holders of the Certificates of a series evidencing interests in such Contracts will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "The Trust Funds--The Contracts."

      While most manufactured housing contracts will contain "due-on-sale" provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the Mortgagor, the Master Servicer, Servicer or Sub-Servicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the Manufactured Home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the contract. FHA Loans, FHA Contracts, VA Loans and VA Contracts are not permitted to contain "due-on-sale" clauses, and are freely assumable.

      Although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date,
(ii) not increase such Mortgage Rates over a fixed


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percentage amount during the life of any ARM Loan and (iii) be based on an index
(which may not rise and fall consistently with mortgage interest rates) plus the related Gross Margin (which may be different from margins being used at the time for newly-originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans in a Trust Fund at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Collateral during any period or over the life of any series of Certificates.

      With respect to Balloon Loans, payment of the Balloon Amount (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such a Mortgage Loan or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, none of the Company, the Master Servicer, a Servicer, a Sub-Servicer, a Mortgage Collateral Seller nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

      An ARM Loan is assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Master Servicer or the related Sub-Servicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Certificates. See "Description of the Certificates" and "Certain Legal Aspects of Mortgage Loans and Contracts."

      No assurance can be given that the value of the Mortgaged Property securing a Mortgage Loan or Contract has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans or Contracts and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool or Contract Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of Mortgage Loans and Contracts."

      To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Mortgage Loans or Contracts included in a Trust Fund for a


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series of  Certificates  are not  covered by the  methods of credit  enhancement described herein under "Description of Credit Enhancement" or in the related Prospectus Supplement, such losses will be borne by holders of the Certificates of such series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Mortgage Collateral, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

      Under certain circumstances, the Master Servicer, a Servicer, the Company or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Certificates may have the option to purchase the Mortgage Loans in a Trust Fund. See "The Pooling and Servicing Agreement--Termination; Retirement of Certificates." Any such repurchase will shorten the weighted average lives of the related Certificates.

            CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

      The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts that are general in nature. Because such legal aspects are governed in part by state law (which laws may differ substantially from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans or Contracts.

The Mortgage Loans

      General

      The Mortgage Loans (other than Cooperative Loans) will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related Mortgaged Property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). It is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee.


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Under a deed of trust, the borrower grants the property,  irrevocably  until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in certain deed of trust, transactions, the directions of the beneficiary.

      Cooperative Loans

      If specified in the Prospectus Supplement relating to a series of Certificates, the Mortgage Loans may include Cooperative Loans. Each debt instrument (a "Cooperative Note") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a "Cooperative") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement (or the filing of the financing statements related thereto) in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

      Unless otherwise specified in the related Prospectus Supplement, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage


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that does not fully amortize,  with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      Each   Cooperative   is   owned   by   shareholders    (referred   to   as
tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative pursuant to the proprietary lease, which rental payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

      Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to


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qualify for one or more years, the value of the collateral  securing any related
Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

      Foreclosure on Mortgage Loans

      Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee or lender, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or lender, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

      Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as International Borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by International Borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the Certificateholders of the related series. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue may be time-consuming.

      In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

      In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common


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for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Certificates. See "Description of Credit Enhancement."

     Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

      Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the District where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

      There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth. Commonwealth law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of such actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

      Under Commonwealth law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of such property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of such property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of such property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after such sale. Such payment would reduce the amount of sales proceeds available to satisfy the Mortgage Loan and may increase the amount of the loss.


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      Foreclosure on Shares of Cooperatives

      The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.


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      Because of the nature of  Cooperative  Loans,  lenders do not  require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      Rights of Redemption

      In some states, after sale pursuant to a deed of trust, a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period (generally ranging from six months to two years) in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

      Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a deed to secure debt. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized


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upon the public sale of the real  property and the amount due to the lender.  In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. In addition, a deficiency judgment against a borrower who resides outside of the jurisdiction in which the property is located may be difficult to obtain because, unless a court orders otherwise, service of process must be effected by personal delivery. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action aganst the borrower.

      Finally, in certain other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

      Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on such debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.


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      Courts with federal  bankruptcy  jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

      Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan.

      In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

      Certain of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such Mortgage Loans, "High Cost Loans"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan, including any Trust Fund, could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

      Enforceability of Certain Provisions

      Unless the Prospectus Supplement indicates otherwise, the Mortgage Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does


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"encourage"  lenders  to  permit  assumption  of loans at the  original  rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

      Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

      Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.


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      Unless  otherwise  set forth in the related  Prospectus  Supplement,  each
Mortgage Collateral Seller, or another specified party, will have represented that each Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

      Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated  by  the  National  Credit  Union  Administration  with  respect  to origination  of  alternative  mortgage  instruments by federal credit unions and
(iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions.
Certain states have taken such action.

The Contracts

      General

      A Contract evidences both (a) the obligation of the Mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described below.

      Security Interests in Manufactured Homes

      The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The lender, the Servicer or the Master Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of


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the  certificate of title,  as appropriate  under the laws of the state in which any Manufactured Home securing a Contract is registered. In the event the Master Servicer, the Servicer or the lender fails to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Unless otherwise provided in the related Prospectus Supplement, substantially all of the Contracts will contain provisions prohibiting the Mortgagor from permanently attaching the Manufactured Home to its site. So long as the Mortgagor does not violate this agreement and a court does not hold that the Manufactured Home is real property, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notatin of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site or if a court determines that a Manufactured Home is real property, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Mortgage Collateral Seller and transferred to the Company. In certain cases, the Master Servicer or the Servicer, as applicable, may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Mortgage Collateral Seller pursuant to its repurchase obligation for breach of representations or warranties.

      The Company will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders. See "Description of the Certificates-Assignment of Contracts." Unless otherwise specified in the related Prospectus Supplement, if a Manufactured Home is governed by the applicable motor vehicle laws of the relevant state neither the Company nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party. Accordingly, the Company or such other entity as may be specified in the Prospectus Supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest may not be held effective against subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home or creditors of the assignor.

      If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered and if steps are not taken to re-perfect the Trustee's


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security  interest in such state, the security interest in the Manufactured Home will cease to be perfected. While in many circumstances the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation, there can be no assurance that the Trustee will be able to do so.

      When a Mortgagor under a Contract sells a Manufactured Home, the Trustee, or the Servicer or the Master Servicer on behalf of the Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

      Under the laws of most states, liens for repairs performed on a Manufactured Home take priority over a perfected security interest. The applicable Mortgage Collateral Seller generally will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises and such lien would not give rise to a repurchase obligation on the part of the party specified in the Pooling and Servicing Agreement.

      To the extent that Manufactured Homes are not treated as real property under applicable state law, contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Master Servicer or the Company, as the case may be, will transfer physical possession of the Contracts to the Trustee or its Custodian. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Company to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated. To the extent that Manufactured Homes are treated as real property under applicable state law, Contracts will be treated in a manner similar to that described above with regard to Mortgage Loans. See "--The Mortgage Loans" above.

      Enforcement of Security Interests in Manufactured Homes

      The Servicer or the Master Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and sale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to real estate law, a creditor generally can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The debtor may also


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have a right to redeem the Manufactured Home at or before resale.

      Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The Mortgage Loans-Anti-Deficiency Legislation and Other Limitations on Lenders" above.

      Consumer Protection Laws

      If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction (and, in certain cases, related lenders and assignees), the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of such transferor to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Mortgagor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such Mortgagor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

       "Due-on-Sale" Clauses

      The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Company, the Master Servicer or the Servicer and permit the acceleration of the maturity of the Contracts by the Company, the Master Servicer or the Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Company, the Master Servicer or the Servicer generally will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Mortgagor in order to avoid a repossession proceeding with respect to a Manufactured Home.

      In the case of a transfer of a Manufactured Home after which the Company desires to accelerate the maturity of the related Contract, the Company's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Company or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

      Applicability of Usury Laws

      Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. For a discussion


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of Title V, see "-The Mortgage  Loans-Applicability of Usury Laws" above. Unless otherwise specified in the related Pooling and Servicing Agreement, each Mortgage Collateral Seller, or another specified party, will represent that all of the Contracts comply with applicable usury laws.

Environmental Legislation

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Most environmental statutes create obligations for any party that can be classified as the "owner" or "operator" of a "facility" (referring to both operating facilities and to real property). Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs arising out of releases or threatened releases of hazardous substances that require remedy at a mortgaged property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower or, subsequent to a foreclosure, in the management of the property. Such liability may arise regardless of whether the environmental damage or threat was caused by a prior owner.

      Under federal and certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. Under federal law and in several states, such a lien has priority over the lien of an existing mortgage against such property. If a lender is or becomes directly liable following a foreclosure, it may be precluded from bringing an action for contribution against the owner or operator who created the environmental hazard. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the related Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Except as otherwise specified in the applicable Prospectus Supplement, at the time the


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Mortgage Loans or Contracts were originated,  no  environmental  assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan or contract (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan or contract, no information can be provided as to the number of Mortgage Loans or Contracts that may be affected by the Relief Act. With respect to Mortgage Loans or Contracts included in a Trust Fund, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer or the Master Servicer, as applicable, to collect full amounts of interest on such Mortgage Collateral. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans or Contracts, would result in a reduction of the amounts distributable to the holders of the related Certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer or the Master Servicer, as applicable, to foreclose on an affected Mortgage Loan or Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan or Contract which goes into default, there may be delays in payment and losses on the related Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans or Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders of the related series.

Default Interest and Limitations on Prepayments

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit


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the  imposition of a prepayment  penalty or equivalent  fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Negative Amortization Loans

      A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP and Thacher Proffitt & Wood, counsel to the Company. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Code and does


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not  purport  to  discuss  all  federal  income  tax  consequences  that  may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein or in a Prospectus Supplement. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

      The following discussion addresses certificates (the "REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, which the Master Servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

      The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and
Section 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICs

      Classification of REMICs

      Upon the issuance of each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP or Thacher Proffitt & Wood, counsel to the Company, will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement


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or Trust Agreement,  the related Trust Fund (or each applicable portion thereof)
will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement or Trust Agreement, with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

      Characterization of Investments in REMIC Certificates

      In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified
mortgages"  within  the  meaning  of  Section   860G(a)(3)(C)  of  the  Code  if
transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Certificate Administrator, as applicable, will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to Mortgage Collateral, payments on Mortgage Collateral held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Collateral, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the


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Mortgage Collateral for purposes of all of the foregoing sections.  In addition, in some instances Mortgage Collateral (including Additional Collateral Loans) may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the Mortgage Collateral not to qualify for one or more of such characterizations. If so, the related Prospectus Supplement will describe the Mortgage Collateral (including Additional Collateral Loans) that may not be so treated. The REMIC Regulations
do  provide,   however,  that  payments  on  Mortgage  Collateral  held  pending distribution  are  considered  part of the Mortgage  Collateral  for purposes of
Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures

      For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP or Thacher Proffitt & Wood, counsel to the Company, will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement or Trust Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section  856(c)(3)(B)  of the Code,  the  Tiered  REMICs  will be treated as one
REMIC.

      Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to Mortgage Collateral


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held by a REMIC in  computing  the accrual of original  issue  discount on REMIC
Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used by the Master Servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Company, the Master Servicer nor the Certificate Administrator will make any representation that the Mortgage Collateral will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).

      If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

      In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Master Servicer or the Certificate Administrator, as applicable, with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service ("IRS").

      Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined herein) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all


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interest  payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

      In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of such election under the OID Regulations.

      If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the


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case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

      As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Collateral being prepaid at a rate equal to the Prepayment Assumption and (2) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Collateral being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in its tated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

      The OID Regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related Pooling and Servicing Agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue of multiple uncertificated REMIC regular interests will be reported to the IRS and the Certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related Prospectus Supplement, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations, so long as the Pooling and Servicing Agreement requires that such uncertificated regular interests be transferred together.

      A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the


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ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day plus (ii) the daily portions of original issue discount for all days during such accrual period prior to such day minus (iii) any principal payments made during such accrual period prior to such day with respect to such Certificate.

      Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or aquires. See "--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount." Such treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described


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above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      In addition, under Section 1277 of the Code, a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt


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instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Certificate, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under
Section 171 of the Code.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more Realized Losses on the Mortgage Collateral. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Collateral or the Agency Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates

      General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Collateral or as debt instruments issued by the REMIC.

      A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per


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year"  convention   unless  otherwise   disclosed  in  the  related   Prospectus
Supplement. The daily amounts will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

      A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income or loss of a holder of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined herein) such REMIC Residual
Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

      The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income


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from the Mortgage Collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by the amortization of any premium received on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Collateral, bad debt deductions with respect to the Mortgage Collateral and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the Master Servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the Mortgage Collateral as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates. Such aggregate basis will be allocated among the Mortgage Collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Collateral and other property held by the REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Certificateholders (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires Mortgage Collateral at a market discount must include such discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to Mortgage Collateral with market discount that it holds.

      An item of Mortgage Collateral will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Collateral. Premium on any item of Mortgage Collateral to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

      A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular


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interests" in the REMIC not offered  hereby) equal to the deductions  that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates-Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

      If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the related Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such Certificateholder.

      A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of holders of REMIC Residual Certificates to deduct net losses may be subject to additional limitations under the


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Code, as to which such Certificateholders should consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the holders of REMIC Residual Certificates. To the extent such Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have had in the hands of the original holder, see "--General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

      In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined herein) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public


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(excluding bond houses,  brokers and underwriters) at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the Closing Date, the issue price of such class will be treated as the fair market value of such class on the Closing Date. The "long-term federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the


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transferee  will  receive  distributions  with  respect  to the  REMIC  Residual
Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement or Trust Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax,
including  certain   representations  as  to  the  financial  condition  of  the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

      The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations. Any such disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

      Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

      With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one


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or  more  individuals,   estates  or  trusts,   (i)  an  amount  equal  to  such
individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate  two percent of a  taxpayer's  adjusted  gross  income.  In  addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may
not  be  appropriate  investments  for  individuals,   estates,  or  trusts,  or
pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

      Sales of REMIC Certificates

      If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions" above. Except as described below, any such gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income to the extent of any


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accrued and  previously  unrecognized  market  discount that accrued  during the period the Certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

      REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the Certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) within six months of the date of such sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions and Other Possible REMIC Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of an item of Mortgage Collateral, the receipt of income from a source other than an item of Mortgage Collateral or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Collateral for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value


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of  the  contributed  property  (the  "Contributions  Tax").  Each  Pooling  and
Servicing Agreement or Trust Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, the Certificate Administrator or the Trustee in either case out of its own funds, provided that the Master Servicer, the Certificate Administrator or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's, the Certificate Administrator's or the Trustee's
obligations, as the case may be, under the related Pooling and Servicing Agreement or Trust Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer, the Certificate Administrator or the Trustee will be payable out of the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

      If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a


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disqualified  organization  and, as of the time of the transfer,  the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement or Trust Agreement, including provisions (a) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a "disqualified organization" and is not acquiring the REMIC Residual Certificate on behalf of a "disqualified organization," undertaking to maintain such status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate, (b) providing that any transfer of a REMIC Residual Certificate to a "disqualified person" shall be null and void and
(c) granting to the Master Servicer or the Certificate Administrator, as applicable, the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a "disqualified organization" despite (a) and (b) above.

      In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

      For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in
Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.


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      Termination

      A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the Certificateholder's adjusted basis in such Certificate, such Certificateholder should be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

      Reporting and Other Administrative Matters

      Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and holders of REMIC Residual Certificates will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Master Servicer or the Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will be designated as and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

      As the tax matters person, the Master Servicer or the Certificate Administrator, as applicable, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of REMIC Residual Certificates in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Holders of REMIC Residual Certificates generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer or the Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a holder of a REMIC Residual Certificate to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of such Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided


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by the later of 30 days after the end of the quarter  for which the  information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face certain information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the Master Servicer or the Certificate Administrator will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer or the Certificate Administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Such request should be directed to the Master Servicer or the Certificate Administrator, as applicable, at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.

      Backup Withholding with Respect to REMIC Certificates

      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates

      A REMIC Regular Certificateholder that is not a "United States person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such


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Certificateholder).  For these purposes,  "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries has the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

      Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement or Trust Agreement.

      New Withholding Regulations

      The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

                       STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered. State tax law may differ


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substantially  from the corresponding  federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Certificates offered hereby.

                             ERISA CONSIDERATIONS

      Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code (collectively, "Tax-Favored Plans").

      Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any such transaction.

Plan Asset Regulations

      An investment of Plan Assets in Certificates may cause the underlying Mortgage Loans, Contracts, Agency Securities or any other assets included in a Trust Fund to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. Section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust
Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules


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set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of an entity (such as a Trust Fund) or may be deemed merely to include a Plan's interest in the instrument evidencing such equity interest (such as a Certificate). Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this section, the term "plan assets" ("Plan Assets") or "assets of a Plan" has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests.

      The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Company, the Master Servicer, the Certificate Administrator, any Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, a Trust Fund, including the Mortgage Loans, Contracts, Agency Securities or any other assets held in such Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such Plan Assets, the Company, the Master Servicer, the Certificate Administrator, any Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of such Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

      Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such Plan Assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans, Contracts, Agency Securities or any other assets in a Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the Mortgage Loans, Contracts, Agency Securities or any other assets in a Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, or on behalf of a Plan or with Plan Assets, as well as the operation of such Trust Fund, may constitute or result in a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemption

     The DOL issued an individual exemption, Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14,674 (March 29, 1994), as amended by PTE 97-34, 62
Fed. Reg. 39021 (July 21, 1997) (the "Exemption"), to Residential Funding and certain of its affiliates, which generally


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exempts from the application of the prohibited transaction provisions of Section
406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of certain secured obligations, such as Mortgage Loans, Contracts or Agency Securities, which are held in a trust and the purchase, sale and holding of pass-through certificates issued by such a trust as to which (i) the Company or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Company or an affiliate is the underwriter or placement agent, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this section, the term "Underwriter" shall include
(a) the Company and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates, or (d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

      The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, at the time of acquisition by a Plan or with Plan Assets, the Certificates must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of any Underwriter, the Company, the Master Servicer, the Certificate Administrator, any Servicer, any Sub-Servicer, the Trustee and any mortgagor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Certificate Administrator, any Servicer or any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement or Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. In addition, except as otherwise specified in the related Prospectus Supplement, the exemptive relief afforded by the Exemption may not apply to any Certificates where the related Trust Fund contains a Swap.


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      The  Exemption  also  requires  that each  Trust  Fund meet the  following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

      A fiduciary of or other investor of Plan Assets contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Certificate by a Plan or with Plan Assets of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the Certificates, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the assets of a Trust Fund or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets and (3) the holding of Certificates by a Plan or with Plan Assets.

      Additionally, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pools and Contract Pools. The Company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code, for transactions in connection with the servicing, management and


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operation of the Mortgage  Pools and Contract  Pools,  provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan (or a Plan holding interests in the investing entity holding Plan Assets) by virtue of providing services to the Plan or such Plan Assets (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

      Before purchasing a Certificate, a fiduciary or other investor of Plan Assets should itself confirm that (a) the Certificates constitute "certificates" for purposes of the Exemption and (b) the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other investor of Plan Assets should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates with Plan Assets.

      Any fiduciary or other investor of Plan Assets that proposes to purchase Certificates on behalf of a Plan or with Plan Assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential first Mortgage Loans or Agency Certificates, such fiduciary or other Plan Asset investor should consider the availability of the Exemption or Prohibited Transaction Class Exemption ("PTCE") 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Certificates evidencing interests in Trust Funds that include Cooperative Loans or certain types of mortgage securities. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The related Prospectus Supplement may contain additional information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the Certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.

Insurance Company General Accounts

      In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job


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Protection  Act of 1996  added a new  Section  401(c) to ERISA,  which  provides certain  exemptive  relief from the provisions of Part 4 of Title I of ERISA and
Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued proposed regulations on December 22, 1997, but final regulations (the "401(c) Regulations") have not been issued as of the date hereof. The 401(c) Regulations are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.


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



Representation from Investing Plans

      The exemptive relief afforded by the Exemption will not apply to the purchase, sale or holding of any class of Subordinate Certificates or REMIC Residual Certificates. To the extent Certificates are Subordinate Certificates or the related Trust Fund contains a Swap, except as otherwise specified in the related Prospectus Supplement, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer that the purchase of such Certificates by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, except as otherwise specified in the related Prospectus Supplement, the transferee may provide a certification of facts substantially to the effect that the purchase of such Certificates by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-
60), and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

Tax-Exempt Investors

      A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

Consultation with Counsel

      There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all of the conditions specified therein were satisfied, that the exemption would apply to all transactions involving a Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates.

     Any fiduciary or other investor of Plan Assets that proposes to acquire or hold Certificates


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



on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment and the availability of exemptive relief under the Exemption, PTCE 83-1, Sections I and III of PTCE 95-60 or any other DOL class exemption.

                           LEGAL INVESTMENT MATTERS

      Each class of Certificates offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related Prospectus Supplement, certain classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

      The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision (the "OTS") with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed-rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will


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



be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates will be treated as high-risk under the Policy Statement.

      The  predecessor  to  the  OTS  issued  a  bulletin,   entitled  "Mortgage
Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

      Prospective investors in the Certificates, including in particular the classes of Certificates that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of certain investors either to purchase certain classes of Certificates or to purchase any class of Certificates representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                               USE OF PROCEEDS

      Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Collateral underlying the Certificates or will be used by the Company for general corporate purposes. The Company expects that it will make additional sales of securities similar to the Certificates from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the Company, prevailing interest rates, availability of funds and general market conditions.


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



                           METHODS OF DISTRIBUTION

      The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

      The Company intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      2. by placements by the Company with institutional investors through dealers; and

      3. by direct placements by the Company with institutional investors.

      In addition, if specified in the related Prospectus Supplement, a series of Certificates may be offered in whole or in part to the Seller of the related Mortgage Collateral that would comprise the Trust Fund for such Certificates.

      If underwriters are used in a sale of any Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

      In connection with the sale of the Certificates, underwriters may receive compensation from the Company or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

      The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Certificates of such series.

      The Company anticipates that the Certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL MATTERS

      Certain legal matters, including certain federal income tax matters, will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, New York, New York, or by Thacher Proffitt & Wood, New York, New York, as specified in the Prospectus Supplement.

                            FINANCIAL INFORMATION

      The Company has determined that its financial statements are not material to the offering made hereby. The Certificates do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Certificates will be to repurchase certain items of Mortgage
Collateral upon any breach of certain limited representations and warranties made by the Company, or as otherwise provided in the applicable Prospectus Supplement.




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


                        INDEX OF PRINCIPAL DEFINITIONS



401(c) Regulation .....................................134
Accrual Certificates ..................................6
Additional Collatera ..................................l21
Additional Collateral Loans ...........................21
Advance ...............................................51
Affiliated Seller .....................................32
Agency Securities .....................................11
Agency Securities Poo .................................l19
Appraised Value .......................................23
ARM Loans24 Balloon  Amount ...........................21
Balloon Loans .........................................21
Bankruptcy  Amount ....................................63
BankruptcyLosses ......................................64
Beneficial Owner ......................................38
Bi-Weekly Loans .......................................21
Book-Entry Certificates ...............................38
Buy-Down Funds ........................................25
Buy-Down Loans ........................................21
Buy-Down Period .......................................25
CEDEL .................................................38
CEDEL Participants ....................................39
CERCLA ................................................105
Certificate Account ...................................19
Certificate Insurance Policy ..........................70
Certificate Registrar .................................38
Certificateholder .....................................38
Certificates ..........................................1
Clearance Cooperative .................................40
Closing Date ..........................................111
Code ..................................................13
Commission ............................................3
Committee Report ......................................110
Company ...............................................1
Compensating Interest .................................53
Conservation Act ......................................105
Contract Poo ..........................................l10
Contract Pool Insurance Policy ........................68
Contracts .............................................1
Contributions Tax .....................................124
Conventional Loans ....................................20
Convertible Mortgage Loan .............................25
Cooperative ...........................................92
Cooperative Dwellings .................................21
Cooperative Loans .....................................10
Cooperative Note ......................................92
Cooperatives ..........................................21
Counterparties ........................................73
Crime Control Act .....................................107
Custodial Account .....................................19
Custodian .............................................19
Cut-off Date ..........................................19
Debt Service Reduction ................................69
Defaulted Mortgage Losses .............................64
Deferred Interest .....................................25
Deficient Valuation ...................................69
Depositaries ..........................................38
Determination Date ....................................49
DIDMC .................................................107
Direct Puerto Rico Mortgage ...........................41
Distribution Amount ...................................49
Distribution Date .....................................8
DOL1 ..................................................30
DOL Regulations .......................................130
DTC ...................................................38
DTC Participants ......................................38
Due Date ..............................................50
Due Period ............................................50
Eligible Account ......................................45
Endorsable Puerto Rico Mortgage .......................41
ERISA .................................................13
ERISA Plans ...........................................129
Escrow Account ........................................55
Euroclear .............................................38
Euroclear Operator ....................................40
Euroclear Participants ................................39
Excess Spread .........................................43
Exchange Act ..........................................3
Excluded Plan .........................................132
ExExemptionread43................... ..................131
Exemption Rating Agencies .............................132
Extraordinary Losses ..................................65
Fannie Mae ............................................19
Fannie Mae Securities .................................19
FDIC ..................................................32
FHA ...................................................20
FHA Contracts .........................................29
FHA Loans .............................................20
Form 8-K ..............................................20
Fraud Loss Amount .....................................63
Fraud Losses ..........................................64
Freddie Mac ...........................................19
Freddie Mac Act .......................................31
Freddie Mac Securities ................................19
Garn-St Germain Act ...................................99
Ginnie Mae ............................................19
Ginnie Mae Securities .................................19
GPM Loans .............................................21
Gross Margin ..........................................24
High Cost Loans .......................................99
Holder-in-Due-Course ..................................104
Housing Act ...........................................30
HUD ...................................................20
Index .................................................24
Indirect Participants .................................38
Insurance Proceeds ....................................45
International Borrowers ...............................10
IRS ...................................................111
Issue Premium .........................................118
Letter of Credit ......................................66
Letter of Credit Bank .................................66
LIBOR .................................................73
Liquidated Contract ...................................60
Liquidated Mortgage Loan ..............................60
Liquidation Proceeds ..................................44
Loan-to-Value Ratio ...................................23
Manufactured Home .....................................11
Mark-to-Market Regulations ............................122
Master Commitments ....................................29
Maximum Mortgage Rate .................................24
Mezzanine Certificates ................................7
Minimum Mortgage Rate .................................24
Modified Mortgage Loan ................................22
Mortgage Collatera ....................................l1
Mortgage Collateral Seller ............................9
Mortgage Loans ........................................1
Mortgage Note .........................................41
Mortgage Pool .........................................9
Mortgage Pool Insurance Policy ........................66
Mortgage Rates ........................................21
Mortgaged Property ....................................9
Mortgages .............................................21
Mortgagors ............................................10
Neg-Am ARM Loans ......................................24
Net Mortgage Rate .....................................85
New Regulations .......................................129
Nonrecoverable Advance ................................47
OID Regulations .......................................108
OTS ...................................................136
Overcollateralization .................................64
Participants ..........................................38
Parties in Interest ...................................130
Pass-Through Rate .....................................6
Paying Agent ..........................................48
Percentage Interest ...................................48
Periodic Cap ..........................................24
Permitted Investments .................................45
Plan Assets ...........................................130
Plans .................................................130
Policy Statement ......................................136
Pool Insurer ..........................................66
Pooling and Servicing Agreement .......................1
Prepayment Interest Shortfal ..........................52
Primary Insurance Policy ..............................74
Primary Insurer .......................................74
Principal Prepayments .................................50
Program ...............................................20
Program Loans .........................................20
Program Seller ........................................32
Program Seller Guide ..................................28
Prohibited Transactions Tax ...........................124
PTCE ..................................................134
PTCE 83-1 .............................................134
PTE ...................................................131
Purchase Obligation ...................................73
Purchase Price ........................................34
Qualified Substitute Contract .........................36
Qualified Substitute Mortgage Loan ....................36
Rating Agency .........................................13
Realized Loss .........................................62
Record Date ...........................................48
Registration Statement ................................3
REMIC .................................................2
REMIC Certificates ....................................108
REMIC Provisions ......................................108
REMIC Regular Certificates ............................108
REMIC Regulations .....................................108
REMIC Residual Certificates ...........................108
REREO Mortgage Loan................. ..................60
Repurchased Contract ..................................36
Repurchased Mortgage Loan .............................36
Reserve Fund ..........................................70
Residential Funding ...................................5
Restricted Group ......................................132
RICO ..................................................107
Senior Certificates ...................................7
Senior Percentage .....................................63
Senior/Subordinate Series .............................37
Servicing Advances ....................................47
Servicing Fee .........................................56
Single Certificate ....................................54
SMMEA .................................................13
Special Hazard Amount .................................63
Special Hazard Insurance Policy .......................68
Special Hazard Insurer ................................68

Special Hazard Losses .................................64
Special Servicer ......................................59
Stated Principal Balance ..............................63
Strip Certificate .....................................6
Subordinate Certificates ..............................7
Sub-Servicer ..........................................55
Sub-Servicing Agreement ...............................55
Surety Bond ...........................................71
Swaps .................................................73
Tax-Exempt  Investor ..................................135
Tax-Favored  Plans ....................................129
Terms  and  Conditions ................................40
Tiered REMICs .........................................110
Title V ...............................................100
Title  VIII ...........................................101
Trust  Agreement ......................................1
Trust  Fund ...........................................1
Trustee ...............................................19
UBTI ..................................................135
UCC ...................................................97
Unaffiliated Seller ...................................32
Underwriter ...........................................131
United States person ..................................128
VA ....................................................20
VA Contracts ..........................................29
VA Loans ..............................................20
Yield Supplement Agreements ...........................73

ADDITIONAL INFORMATION ................................3
REPORTS TO CERTIFICATEHOLDERS .........................4
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE......4
SUMMARY OF PROSPECTUS .................................5
RISK FACTORS ..........................................14
   Special Features of the Mortgage Collateral ........14
   Yield and Prepayment Considerations ................15
   Limited Representations and Warranties .............16
   Limited Liquidity ..................................16
   Limited Obligations ................................16
   Limitations, Reduction and Substitution of
     Credit Enhancement........... ....................17
THE TRUST FUNDS .......................................17
   General ............................................17
   The Mortgage Loans .................................19
   The Contracts ......................................28
   The Agency Securities ..............................29
   Mortgage Collateral Sellers ........................30
   Representations with Respect to Mortgage
     Collateral................... ....................31
   Repurchases of Mortgage Collateral .................33
   Limited Right of Substitution ......................34
DESCRIPTION OF THE CERTIFICATES .......................35
General ...............................................35
Form of Certificates ..................................36
Assignmentof Mortgage  Loans ..........................39
Assignment  of Contracts ..............................40
Review of Mortgage Loan or Contract Documents..........41
   Assignment of Agency Securities ....................41
   Spread .............................................42
   Payments on Mortgage Collateral ....................42
   Withdrawals from the Custodial Account .............45
   Distributions ......................................46
   Advances ...........................................50
   Prepayment Interest Shortfalls .....................51
   Reports to Certificateholders ......................51
   Servicing and Administration of Mortgage
     Collateral................... ....................53
   Realization Upon Defaulted Property ................58
SUBORDINATION .........................................60
   Overcollateralization ..............................62
DESCRIPTION OF CREDIT ENHANCEMENT .....................63
   General ............................................63
   Letters of Credit ..................................64
   Mortgage Pool Insurance Policies ...................64
   Special Hazard Insurance Policies ..................66
   Bankruptcy Bonds ...................................67
   Reserve Funds ......................................68
   Certificate Insurance Policies .....................69
   Surety Bonds .......................................69
   Maintenance of Credit Enhancement ..................69
   Reduction or Substitution of Credit
     Enhancement.................. ....................70
OTHER FINANCIAL OBLIGATIONS
   RELATED TO THE CERTIFICATES.... ....................71
   Swaps and Yield Supplement Agreements ..............71
   Purchase Obligations ...............................72
INSURANCE POLICIES ON MORTGAGE
   LOANS OR CONTRACTS............. ....................72
   Primary Mortgage Insurance Policies ................72
   Standard Hazard Insurance on Mortgaged
     Properties................... ....................74
   Standard Hazard Insurance on
     Manufactured Homes........... ....................75
   FHA Mortgage Insurance .............................75
   VA Mortgage Guaranty ...............................76
THE COMPANY ...........................................77
RESIDENTIAL FUNDING CORPORATION .......................77
THE POOLING AND SERVICING AGREEMENT....................77
   Servicing and Administration .......................78
   Events of Default ..................................78
   Rights Upon Event of Default .......................79
   Amendment ..........................................79
   Termination; Retirement of Certificates ............80
   The Trustee ........................................81
YIELD CONSIDERATIONS ..................................82
MATURITY AND PREPAYMENT
   CONSIDERATIONS................. ....................86
CERTAIN LEGAL ASPECTS OF MORTGAGE
   LOANS AND CONTRACTS............ ....................89
   The Mortgage Loans .................................90
   The Contracts ......................................99
   Environmental Legislation ..........................103
   Soldiers' and Sailors' Civil Relief Act of
     1940........................ .....................104
   Default Interest and Limitations on
     Prepayments................. .....................104
   Forfeitures in Drug and RICO Proceedings ...........105
   Negative Amortization Loans ........................105
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES.................. .....................105
   General ............................................105
REMICs ................................................106
STATE AND OTHER TAX CONSEQUENCES ......................127
ERISA CONSIDERATIONS ..................................127
   Plan Asset Regulations .............................128
   Prohibited Transaction Exemption ...................129
   Insurance Company General Accounts .................132
   Representation from Investing Plans ................133
   Tax-Exempt Investors ...............................133
   Consultation with Counsel ..........................133
LEGAL INVESTMENT MATTERS ..............................134
USE OF PROCEEDS .......................................135
METHODS OF DISTRIBUTION ...............................136
LEGAL MATTERS .........................................137
FINANCIAL INFORMATION .................................137
INDEX OF PRINCIPAL DEFINITIONS ........................138


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                        RESIDENTIAL ACCREDIT LOANS, INC.

                                  $557,561,341

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                SERIES 1998-QS17

                             PROSPECTUS SUPPLEMENT

                     NationsBanc Montgomery Securities LLC
                   Residential Funding Securities Corporation
                                  UNDERWRITERS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until March 23, 1999.


                          STATEMENT OF DIFFERENCES
                          ------------------------

 The section symbol shall be expressed as............................... 'SS'